Exhibit 99.18

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS

AND RELATED DISCLOSURES AT 30 SEPTEMBER 2015

TOGETHER WITH LIMITED REVIEW REPORT

(Convenience Translation of Publicly Announced Unconsolidated

Financial Statements and Limited Review Report

Originally Issued in Turkish,

See in Note I. of Section Three)

INTERIM REVIEW REPORT ON INTERIM FINANCIAL INFORMATION

(Convenience translation of the independent auditor’s report originally issued in Turkish, See Note I of Section Three)

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı;

Introduction

We have reviewed the unconsolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) at 30 September 2015 and the related unconsolidated income statement, unconsolidated statement of income and expense items under shareholders’ equity, unconsolidated statement of changes in shareholders’ equity, unconsolidated statement of cash flows and a summary of significant accounting policies and other explanatory notes to the unconsolidated financial statements for the nine-month-period then ended. The Bank Management is responsible for the preparation and fair presentation of interim financial statements in accordance with the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published in the Official Gazette no.26333 dated 1 November 2006, and other regulations on accounting records of Banks published by Banking Regulation and Supervision Agency and circulars and interpretations published by Banking Regulation and Supervision Authority, (together referred as “BRSA Accounting and Reporting Legislation”) and Turkish Accounting Standard 34 “Interim Financial Reporting” other than subjects regulated by BRSA Accounting and Reporting Legislation. Our responsibility is to express a conclusion on these interim financial statements based on our review.

Scope of Review

We conducted our review in accordance with the International Standard on Review Engagements (ISRE) 2410, “Limited Review of Interim Financial Information Performed by the Independent Auditor of the Entity”. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial reporting process, and applying analytical and other review procedures. A review of interim financial information is substantially less in scope than an independent audit performed in accordance with the Independent Auditing Standards and the objective of which is to express an opinion on the financial statements. Consequently, a review of the interim financial information does not provide assurance that the audit firm will be aware of all significant matters which would have been identified in an audit. Accordingly, we do not express an opinion.

Conclusion

Based on our review nothing has come to our attention that causes us to believe that the accompanying unconsolidated financial statements do not give a true view of the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı at 30 September 2015 and of the results of its operations and its cash flows for the nine-month-period then ended in all aspects in accordance with the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published in the Official Gazette no.26333 dated 1 November 2006, and other regulations on accounting records of Banks published by Banking Regulation and Supervision Agency and circulars and interpretations published by Banking Regulation and Supervision Authority, (together referred as “BRSA Accounting and Reporting Legislation”) and Turkish Accounting Standard 34 “Interim Financial Reporting” other than subjects regulated by BRSA Accounting and Reporting Legislation.

Additional Paragraph for Convenience Translation:

The effects of differences between accounting principles and standards explained in detail in Section Three and accounting principles generally accepted in countries in which the accompanying unconsolidated financial statements are to be distributed and International Financial Reporting Standards (“IFRS”) have not been quantified in the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position, results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 5 November 2015

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS AND LIMITED REVIEW REPORT

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

Address	: Sultan Selim Mahallesi, Eski Büyükdere Caddesi
No: 59, Kağıthane/ İstanbul

Telephone	: 0212 398 15 15 - 0212 398 10 00

Fax	: 0212 398 11 55

Electronic web site	: www.vakifbank.com.tr

Electronic mail address	: posta@vakifbank.com.tr

The unconsolidated interim financial report as at and for the nine-month period ended 30 September 2015, prepared in accordance with the communiqué of Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections:

•                                GENERAL INFORMATION ABOUT THE BANK

•                                UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS

•                                ACCOUNTING POLICIES

•                                INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK

•                                DISCLOSURES AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

•                                OTHER DISCLOSURES AND FOOTNOTES

•                                REVIEW REPORT

The unconsolidated interim financial statements and related disclosures and footnotes that were subject to limited review, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying unconsolidated interim financial report is presented in thousands of Turkish Lira (TL), and has been subjected to limited review.

5 November 2015

Ramazan GÜNDÜZ	Mehmet Emin ÖZCAN	Sabahattin BİRDAL
Chairman of the Board of	Deputy Chairman of the	Board member and
Directors	Board and Audit	Audit Committee Member
Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Murat KOYGUN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member		Financial Affairs

The authorized contact person for questions on this financial report:

Name-Surname/Title	: S. Buğra SÜRÜEL / Manager	Name-Surname/Title	: Burcu Sütcü AKDAĞ / Manager Ast.
Phone no	: +90 312 591 11 48	Phone no	: +90 312 591 11 93
Fax no	: +90 312 591 20 01	Fax no	: +90 312 591 20 01

		Page:
	SECTION ONE
	General Information
I.	History of the Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the period and information on Bank’s risk group	1
III.	Information on the chairman and members of the board of directors, audit committee members, general manager, assistant general managers and their shares in the Bank	2-3
IV.	Information on the Bank’s qualified shareholders	3
V.	Information about the services and nature of activities of the Bank	3
VI.	Current or likely actual or legal barriers to immediate transfer of equity or repayment of debts between Bank and its subsidiaries	3
	SECTION TWO
	Unconsolidated Interim Financial Statements
I.	Balance sheet — Assets	5
II.	Balance sheet - Liabilities and equity	6
III.	Off-balance sheet items	7
IV	Statement of income	8
V.	Statement of profit and loss items accounted under shareholders’ equity	9
VI.	Statement of changes in equity	10
VII.	Statement of cash flows	11
	SECTION THREE
	Accounting Policies
I.	Basis of presentation	12
II.	Strategy for the use of financial instruments and information on foreign currency transactions	12-13
III.	Information on forwards, options and other derivative transactions	13
IV.	Information on interest income and expenses	14
V.	Information on fees and commissions	14
VI.	Information on financial assets	14-15
VII.	Information on impairment of financial assets	15
VIII.	Information on offsetting of financial instruments	16
IX.	Information on sales and repurchase agreements and securities lending	16
X.	Information on assets held for sale and discontinued operations	16
XI.	Information on goodwill and other intangible assets	16
XII.	Information on tangible assets	17
XIII.	Information on leasing activities	18
XIV.	Information on provisions and contingent liabilities	18
XV.	Information on obligations of the Bank concerning employee rights	19-20
XVI.	Information on taxation	21
XVII.	Additional information on borrowings	22
XVIII.	Information on issuance of equity securities	22
XIX.	Information on confirmed bills of exchange and acceptances	22
XX.	Information on government incentives	22
XXI.	Information on segment reporting	22
XXII.	Other matters	22
	SECTION FOUR
	Information Related To Financial Position of the Bank
I.	Capital adequacy ratio	23-29
II.	Market risk	30
III.	Operational risk	30
IV.	Foreign currency exchange risk	31-33
V.	Interest rate risk	34-38
VI.	Liquidity risk	38-41
VII.	Segment reporting	41-43
	SECTION FIVE
	Disclosures and Footnotes on Unconsolidated Interim Financial Statements
I.	Information and disclosures related to assets	44-60
II.	Information and disclosures related to liabilities	61-71
III.	Information and disclosures related to off-balance sheet items	72-74
IV.	Information and disclosures related to the statement of income	74-79
V.	Information and disclosures related to the Bank’s risk group	80-81
	SECTION SIX
	Other Disclosures
I.	Other disclosures on the Bank’s activity	82
II.	Information on the Bank’s rating given by international credit rating institutions	82
III.	Significant events and matters subsequent to balance sheet date that are not resulted	83
	SECTION SEVEN
	Independent Auditors’ Review Report
I.	Information on Auditors’ Review Report	83

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION ONE

GENERAL INFORMATION

I.                                                 HISTORY OF THE BANK INCLUDING ITS INCORPORATION DATE, INITIAL LEGAL STATUS, AMENDMENTS TO LEGAL STATUS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“The Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                                            THE BANK’S SHAREHOLDERS STRUCTURE, MANAGEMENT AND INTERNAL AUDIT, DIRECT AND INDIRECT SHAREHOLDERS, CHANGE IN SHAREHOLDER STRUCTURE DURING THE PERIOD AND INFORMATION ON BANK’S RISK GROUP

The shareholder having control over the shares of the Bank is the General Directorate of the Foundations.

As at 30 September 2015 and 31 December 2014, the Bank’s paid-in capital is TL 2,500,000, divided into 250,000,000,000 shares with each has a nominal value of Kr 1.

The Bank’s shareholders structure as at 30 September 2015 and 31 December 2014 are stated below:

	30 September 2015			31 December 2014
Shareholders	Number of Shares (100 unit)	Nominal Value of the Shares — Thousands of TL	Share Percentage (%)	Number of Shares (100 unit)	Nominal Value of the Shares — Thousands of TL	Share Percentage (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10	402,552,666	402,553	16.10
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,224,785	386,225	15.45	386,224,784	386,225	15.45
Other appendant foundations (Group B)	3,099,924	3,100	0.13	3,096,742	3,097	0.13
Other registered foundations (Group B)	1,448,543	1,448	0.06	1,453,085	1,453	0.06
Other real persons and legal entities (Group C)	1,532,753	1,533	0.06	1,533,786	1,534	0.06
Publicly traded (Group D)	630,082,689	630,083	25.20	630,080,297	630,080	25.20

Total	2,500,000,000	2,500,000	100.00	2,500,000,000	2,500,000	100.00

1

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management
Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	37 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	32 years
Halil AYDOĞAN	Member — General Manager	29 March 2013	University	38 years
İsmail ALPTEKİN	Member	6 April 2009	University	17 years
Dr.Adnan ERTEM	Member	28 October 2010	PHD	27 years
Sabahattin BİRDAL	Member	31 March 2014	University	38 years
Öztürk ORAN	Member	30 April 2014	University	40 years
Şeref AKSAÇ	Member	30 April 2014	University	33 years
Audit Committee
Mehmet Emin ÖZCAN	Member	4 April 2014	University	32 years
Sabahattin BİRDAL	Member	4 April 2014	University	38 years
Auditors
Mehmet HALTAŞ	Auditor	19 March 2010	University	38 years
Yunus ARINCI	Auditor	19 March 2010	Master	18 years
Assistant Managers
Metin Recep ZAFER	Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant	13 June 2006	PHD	19 years
Hasan ECESOY	Treasury, International Relations and Investor Relations, Coordination of Foreign Branches	18 June 2010	PHD	21 years
Serdar SATOĞLU	Private Banking, Subsidiaries	2 July 2010	PHD	19 years
Ali Engin EROĞLU

Application Development Departments, System Management, IT Operations and Support, IT Services Planning Department, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate

		18 August 2010	Master	18 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	Master	24 years
Muhammet Lütfü ÇELEBİ	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Insurance Banking	23 October 2013	University	19 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels, Retail Banking, Payment Systems, Payment System Operations	28 October 2013	University	21 years
Mehmet Emin KARAAĞAÇ	Loans and Risk Follow-up, Legal Affairs	8 November 2013	University	25 years

2

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK (Continued)

At the resolution of the first Board of Directors after 61st Ordinary Meeting of the General Assembly dated 30 March 2015, the distribution of roles has remained the same.

İsmail Alptekin, Member of the Board, holds 59 unquoted shares of Group C of the Bank. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

IV.                                        INFORMATION ON THE BANK’S QUALIFIED SHAREHOLDERS

Shareholders	Nominal Value of Shares	Share Percentage	Paid Shares (Nominal)	Unpaid Shares
Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058	43.00	1,075,058	—
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,553	16.10	402,553	—
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,225	15.45	386,225	—

The shareholder holding control over the Bank is the General Directorate of the Foundations and Appendant foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

V.                                             INFORMATION ABOUT THE SERVICES AND NATURE OF ACTIVITIES OF THE BANK

The Bank was established under the authorization of special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                      Lending loans by granting securities and real estates as collateral,

•                      Establishing or participating in all kinds of insurance corporations already established,

•                      Trading real estates,

•                      Servicing all banking operations and services,

•                      Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•                      The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

As at 30 September 2015, the Bank has 906 domestic, 3 foreign, in total 909 branches (31 December 2014: 890 domestic, 3 foreign, in total 893 branches). As at 30 September 2015, the Bank has 15,387 employees (31 December 2014: 14,920 employees).

VI.                                        CURRENT OR LIKELY ACTUAL OR LEGAL BARRIERS TO IMMEDIATE TRANSFER OF EQUITY OR REPAYMENT OF DEBTS BETWEEN BANK AND ITS SUBSIDIARIES

None.

3

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION TWO

UNCONSOLIDATED INTERIM

FINANCIAL STATEMENTS

4

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION)

AS AT 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2015			Audited Prior Period 31 December 2014
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	2,553,355	22,573,676	25,127,031	4,126,328	17,758,651	21,884,979
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	903,432	145,018	1,048,450	343,094	37,101	380,195
2.1	Financial assets held for trading purpose		903,432	145,018	1,048,450	343,094	37,101	380,195
2.1.1	Debt securities issued by the governments		—	—	—	—	—	—
2.1.2	Equity securities		—	—	—	—	—	—
2.1.3	Derivative financial assets held for trading purpose	V-I-2	901,322	145,018	1,046,340	342,475	37,101	379,576
2.1.4	Other securities		2,110	—	2,110	619	—	619
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Loans		—	—	—	—	—	—
2.2.4	Other securities		—	—	—	—	—	—
III.	BANKS	V-I-3	6,009	6,836,557	6,842,566	14,733	2,555,887	2,570,620
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		—	—	—	—	—	—
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		—	—	—	—	—	—
4.3	Receivables from reverse repurchase agreements		—	—	—	—	—	—
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,159,180	4,435,135	16,594,315	12,629,821	3,693,476	16,323,297
5.1	Equity securities		15	—	15	15	—	15
5.2	Debt securities issued by the governments		12,159,165	4,435,135	16,594,300	12,629,806	3,693,476	16,323,282
5.3	Other securities		—	—	—	—	—	—
VI.	LOANS AND RECEIVABLES	V-I-5	86,852,287	38,188,382	125,040,669	76,682,669	27,900,848	104,583,517
6.1	Performing loans and receivables		86,037,614	38,188,382	124,225,996	76,442,594	27,900,848	104,343,442
6.1.1	Loans provided to risk group	V-V-1	91,354	66,150	157,504	57,996	22,347	80,343
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Other		85,946,260	38,122,232	124,068,492	76,384,598	27,878,501	104,263,099
6.2	Loans under follow-up		4,741,558	—	4,741,558	3,974,372	—	3,974,372
6.3	Specific provisions (-)		3,926,885	—	3,926,885	3,734,297	—	3,734,297
VII.	FACTORING RECEIVABLES		—	—	—	—	—	—
VIII.	HELD-TO-MATURITY INVESTMENT SECURITIES (Net)	V-I-6	7,200,912	232,143	7,433,055	6,761,749	92,844	6,854,593
8.1	Debt securities issued by the governments		7,200,912	—	7,200,912	6,761,749	—	6,761,749
8.2	Other securities		—	232,143	232,143	—	92,844	92,844
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	262,534	—	262,534	305,469	—	305,469
9.1	Associates, consolidated per equity method		—	—	—	—	—	—
9.2	Unconsolidated associates		262,534	—	262,534	305,469	—	305,469
9.2.1	Financial associates		251,134	—	251,134	294,069	—	294,069
9.2.2	Non-Financial associates		11,400	—	11,400	11,400	—	11,400
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	1,162,265	434,144	1,596,409	1,110,389	321,124	1,431,513
10.1	Unconsolidated financial subsidiaries		908,116	434,144	1,342,260	866,473	321,124	1,187,597
10.2	Unconsolidated non-financial subsidiaries		254,149	—	254,149	243,916	—	243,916
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-Financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	—	—	—	—	—	—
12.1	Finance lease receivables		—	—	—	—	—	—
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Other		—	—	—	—	—	—
12.4	Unearned income (-)		—	—	—	—	—	—
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)		1,328,897	2,825	1,331,722	707,628	1,372	709,000
XV.	INTANGIBLE ASSETS (Net)		164,950	142	165,092	140,639	111	140,750
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		164,950	142	165,092	140,639	111	140,750
XVI.	INVESTMENT PROPERTIES (Net)	V-I-12	—	—	—	—	—	—
XVII.	TAX ASSETS		11,070	—	11,070	72,437	—	72,437
17.1	Current tax assets		—	—	—	—	—	—
17.2	Deferred tax assets	V-I-13	11,070	—	11,070	72,437	—	72,437
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-14	833,296	—	833,296	745,883	—	745,883
18.1	Assets held for sale		833,296	—	833,296	745,883	—	745,883
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-15	1,591,983	942,071	2,534,054	1,556,242	659,231	2,215,473

	TOTAL ASSETS		115,030,170	73,790,093	188,820,263	105,197,081	53,020,645	158,217,726

The accompanying explanations and notes form an integral part of these financial statements.

5

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION)

AS AT 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2015			Audited Prior Period 31 December 2014
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	75,555,830	37,022,496	112,578,326	65,703,337	26,053,631	91,756,968
1.1	Deposits of the risk group	V-V-1	1,971,276	308,355	2,279,631	1,511,586	216,777	1,728,363
1.2	Other deposits		73,584,554	36,714,141	110,298,695	64,191,751	25,836,854	90,028,605
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	178,990	217,782	396,772	54,233	196,019	250,252
III.	FUNDS BORROWED	V-II-3	94,104	19,180,610	19,274,714	887,938	14,039,110	14,927,048
IV.	INTERBANK MONEY MARKET		9,987,443	4,255,959	14,243,402	9,793,634	6,591,668	16,385,302
4.1	Interbank money market takings		—	—	—	200,000	—	200,000
4.2	Istanbul Stock Exchange money market takings		—	—	—	—	—	—
4.3	Obligations under repurchase agreements		9,987,443	4,255,959	14,243,402	9,593,634	6,591,668	16,185,302
V.	SECURITIES ISSUED (Net)	V-II-3	2,712,940	9,596,678	12,309,618	2,913,190	7,544,567	10,457,757
5.1	Bills		2,712,940	—	2,712,940	2,913,190	—	2,913,190
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	9,596,678	9,596,678	—	7,544,567	7,544,567
VI.	FUNDS		4,635	—	4,635	20,089	—	20,089
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Other		4,635	—	4,635	20,089	—	20,089
VII.	MISCELLANEOUS PAYABLES		3,385,924	572,559	3,958,483	2,937,216	223,199	3,160,415
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	742,257	1,966,594	2,708,851	517,101	938,558	1,455,659
IX.	FACTORING PAYABLES		—	—	—	—	—	—
X.	LEASE PAYABLES	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Other		—	—	—	—	—	—
10.4	Deferred finance leasing expenses ( - )		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS	V-II-7	2,812,243	17,969	2,830,212	2,424,177	12,962	2,437,139
12.1	General provisions	V-II-7	1,930,985	14,010	1,944,995	1,591,002	12,240	1,603,242
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		617,414	—	617,414	603,083	—	603,083
12.4	Insurance technical provisions (Net)		—	—	—	—	—	—
12.5	Other provisions	V-II-7	263,844	3,959	267,803	230,092	722	230,814
XIII.	TAX LIABILITIES	V-II-8	292,601	2,699	295,300	456,288	1,029	457,317
13.1	Current tax liabilities		292,601	2,699	295,300	456,288	1,029	457,317
13.2	Deferred tax liabilities	V-I-13	—	—	—	—	—	—
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	4,342,920	4,342,920	—	2,138,030	2,138,030
XVI.	EQUITY		15,524,460	352,570	15,877,030	14,396,856	374,894	14,771,750
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		1,816,983	352,570	2,169,553	1,680,852	374,894	2,055,746
16.2.1	Share premium		723,918	—	723,918	723,918	—	723,918
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	247,752	352,570	600,322	842,075	374,894	1,216,969
16.2.4	Revaluation surplus on tangible assets		830,207	—	830,207	45,637	—	45,637
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		69,222	—	69,222	69,222	—	69,222
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		(54,116)	—	(54,116)	—	—	—
16.3	Profit reserves		9,933,998	—	9,933,998	8,462,731	—	8,462,731
16.3.1	Legal reserves		1,174,010	—	1,174,010	1,012,796	—	1,012,796
16.3.2	Status reserves		—	—	—	—	—	—
16.3.3.	Extraordinary reserves		8,329,529	—	8,329,529	7,214,708	—	7,214,708
16.3.4.	Other profit reserves		430,459	—	430,459	235,227	—	235,227
16.4	Profit or loss		1,273,479	—	1,273,479	1,753,273	—	1,753,273
16.4.1	Prior years’ profit/loss		—	—	—	—	—	—
16.4.2	Current period’s profit/loss		1,273,479	—	1,273,479	1,753,273	—	1,753,273

	TOTAL LIABILITIES AND EQUITY		111,291,427	77,528,836	188,820,263	100,104,059	58,113,667	158,217,726

The accompanying explanations and notes form an integral part of these financial statements.

6

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED OFF-BALANCE SHEET ITEMS AS AT 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2015			Audited Prior Period 31 December 2014
		Notes	TL	FC	Total	TL	FC	Total

A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		54,767,174	62,144,254	116,911,428	42,543,635	48,918,083	91,461,718
I.	GUARANTEES AND SURETIES	V-III-2,3	22,554,276	12,635,315	35,189,591	16,863,185	11,770,738	28,633,923
1.1	Letters of guarantee		22,469,667	5,371,052	27,840,719	16,842,349	4,610,122	21,452,471
1.1.1	Guarantees subject to State Tender Law		2,779,715	2,398,134	5,177,849	1,869,107	2,266,261	4,135,368
1.1.2	Guarantees given for foreign trade operations		1,066,798	—	1,066,798	913,389	—	913,389
1.1.3	Other letters of guarantee		18,623,154	2,972,918	21,596,072	14,059,853	2,343,861	16,403,714
1.2	Bank acceptances		72,530	2,039,713	2,112,243	20,836	1,943,257	1,964,093
1.2.1	Import letter of acceptance		1,590	167,151	168,741	2,190	78,990	81,180
1.2.2	Other bank acceptances		70,940	1,872,562	1,943,502	18,646	1,864,267	1,882,913
1.3	Letters of credit		12,079	5,212,436	5,224,515	—	5,212,911	5,212,911
1.3.1	Documentary letters of credit		12,079	5,212,436	5,224,515	—	5,212,911	5,212,911
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	2,402	2,402	—	1,845	1,845
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Republic of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		—	—	—	—	—	—
1.8	Other guarantees		—	9,712	9,712	—	2,603	2,603
1.9	Other sureties		—	—	—	—	—	—
II.	COMMITMENTS		20,685,994	7,148,970	27,834,964	19,162,556	7,458,391	26,620,947
2.1	Irrevocable commitments		18,532,667	535,821	19,068,488	17,652,664	2,640,634	20,293,298
2.1.1	Asset purchase commitments	V-III-1	439,553	535,821	975,374	46,228	2,640,634	2,686,862
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries		—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	7,897,516	—	7,897,516	8,053,342	—	8,053,342
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,753,225	—	1,753,225	1,638,976	—	1,638,976
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	7,152,914	—	7,152,914	7,641,987	—	7,641,987
2.1.10	Commitments for credit card and banking operations promotions		259,356	—	259,356	247,938	—	247,938
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments		1,030,103	—	1,030,103	24,193	—	24,193
2.2	Revocable commitments		2,153,327	6,613,149	8,766,476	1,509,892	4,817,757	6,327,649
2.2.1	Revocable loan granting commitments		2,153,327	6,613,149	8,766,476	1,509,892	4,817,757	6,327,649
2.2.2	Other revocable commitments		—	—	—	—	—	—
III.	DERIVATIVE FINANCIAL INSTRUMENTS		11,526,904	42,359,969	53,886,873	6,517,894	29,688,954	36,206,848
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		11,526,904	42,359,969	53,886,873	6,517,894	29,688,954	36,206,848
3.2.1	Forward foreign currency purchases/sales		453,509	590,741	1,044,250	242,929	312,275	555,204
3.2.1.1	Forward foreign currency purchases		227,244	295,456	522,700	121,619	156,202	277,821
3.2.2.2	Forward foreign currency sales		226,265	295,285	521,550	121,310	156,073	277,383
3.2.2	Currency and interest rate swaps		10,435,946	34,495,907	44,931,853	5,631,655	22,183,274	27,814,929
3.2.2.1	Currency swaps-purchases		4,996,872	12,920,105	17,916,977	1,659,308	10,977,077	12,636,385
3.2.2.2	Currency swaps-sales		4,539,074	8,451,366	12,990,440	3,772,347	3,927,959	7,700,306
3.2.2.3	Interest rate swaps-purchases		450,000	6,562,218	7,012,218	100,000	3,639,119	3,739,119
3.2.2.4	Interest rate swaps-sales		450,000	6,562,218	7,012,218	100,000	3,639,119	3,739,119
3.2.3	Currency, interest rate and security options		215,886	320,548	536,434	385,290	671,258	1,056,548
3.2.3.1	Currency call options		175,630	89,828	265,458	192,645	335,629	528,274
3.2.3.2	Currency put options		40,256	230,720	270,976	192,645	335,629	528,274
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		—	—	—	—	—	—
3.2.3.6	Security put options		—	—	—	—	—	—
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Other		421,563	6,952,773	7,374,336	258,020	6,522,147	6,780,167
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		861,164,783	510,947,993	1,372,112,776	706,821,902	298,845,575	1,005,667,477
IV.	ITEMS HELD IN CUSTODY		69,536,715	4,013,491	73,550,206	58,297,898	2,105,489	60,403,387
4.1	Customers’ securities held		—	29,376	29,376	—	22,567	22,567
4.2	Investment securities held in custody		58,382,643	117,146	58,499,789	48,295,375	94,082	48,389,457
4.3	Checks received for collection		9,014,746	2,343,150	11,357,896	8,300,087	1,452,398	9,752,485
4.4	Commercial notes received for collection		1,141,163	374,742	1,515,905	1,129,279	182,687	1,311,966
4.5	Other assets received for collection		2,152	121	2,273	2,152	93	2,245
4.6	Assets received through public offering		—	—	—	—	6,818	6,818
4.7	Other items under custody		309	49,251	49,560	309	77,724	78,033
4.8	Custodians		995,702	1,099,705	2,095,407	570,696	269,120	839,816
V.	PLEDGED ITEMS		228,962,217	162,190,423	391,152,640	180,351,054	59,408,743	239,759,797
5.1	Securities		380,145	19,663	399,808	241,614	18,614	260,228
5.2	Guarantee notes		922,389	472,758	1,395,147	943,912	232,965	1,176,877
5.3	Commodities		27,606,158	728,962	28,335,120	25,696,626	590,812	26,287,438
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		185,840,313	145,953,334	331,793,647	142,283,678	47,319,679	189,603,357
5.6	Other pledged items		13,524,618	14,824,708	28,349,326	10,332,202	11,114,594	21,446,796
5.7	Pledged items-depository		688,594	190,998	879,592	853,022	132,079	985,101
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		562,665,851	344,744,079	907,409,930	468,172,950	237,331,343	705,504,293

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		915,931,957	573,092,247	1,489,024,204	749,365,537	347,763,658	1,097,129,195

The accompanying explanations and notes form an integral part of these financial statements.

7

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF INCOME

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Reviewed Current Period 1 January 2015- 30 September 2015	Reviewed Prior Period 1 January 2014- 30 September 2014	Reviewed Current Period 1 July 2015- 30 September 2015	Reviewed Prior Period 1 July 2014- 30 September 2014

I.	INTEREST INCOME		9,875,205	8,326,420	3,426,558	2,788,705
1.1	Interest income from loans	V-IV-1	8,408,428	6,797,391	3,024,583	2,355,871
1.2	Interest income from reserve deposits		20,223	—	12,079	—
1.3	Interest income from banks	V-IV-1	7,080	4,944	2,756	1,554
1.4	Interest income from money market transactions		—	288	—	54
1.5	Interest income from securities portfolio	V-IV-1	1,438,210	1,521,991	387,017	430,794
1.5.1	Trading financial assets		—	—	—	—
1.5.2	Financial assets designated at fair value through profit or loss		—	—	—	—
1.5.3	Available-for-sale financial assets		999,084	1,126,494	285,600	308,590
1.5.4	Held-to-maturity investments		439,126	395,497	101,417	122,204
1.6	Finance lease income		—	—	—	—
1.7	Other interest income		1,264	1,806	123	432
II.	INTEREST EXPENSE		5,935,618	5,021,096	2,159,747	1,588,822
2.1	Interest expense on deposits	V-IV-2	4,411,455	3,767,697	1,587,716	1,197,858
2.2	Interest expense on funds borrowed	V-IV-2	195,486	114,256	68,985	38,943
2.3	Interest expense on money market transactions		683,543	714,388	266,326	200,413
2.4	Interest expense on securities issued	V-IV-2	439,899	319,555	161,305	120,048
2.5	Other interest expenses		205,235	105,200	75,415	31,560
III.	NET INTEREST INCOME (I — II)		3,939,587	3,305,324	1,266,811	1,199,883
IV.	NET FEES AND COMMISSIONS INCOME		673,575	518,234	224,150	201,767
4.1	Fees and commissions received		1,031,571	840,572	349,975	309,290
4.1.1	Non-cash loans		131,023	120,591	42,989	39,945
4.1.2	Other		900,548	719,981	306,986	269,345
4.2	Fees and commissions paid		357,996	322,338	125,825	107,523
4.2.1	Non-cash loans		89	134	22	42
4.2.2	Other		357,907	322,204	125,803	107,481
V.	DIVIDEND INCOME		62,130	65,966	—	358
VI.	TRADING PROFIT/LOSS (Net)	V-IV-3	95,568	185,711	2,382	33,289
6.1	Profit/loss from capital market operations	V-IV-3	58,330	134,791	2,337	25,493
6.2	Profit/losses on derivative financial instruments	V-IV-3	8,349	(17,652)	1,807	12,611
6.3	Profit/loss from foreign exchanges	V-IV-3	28,889	68,572	(1,762)	(4,815)
VII.	OTHER OPERATING INCOME	V-IV-4	753,507	811,021	209,637	200,349
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		5,524,367	4,886,256	1,702,980	1,635,646
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-5	1,191,393	1,223,058	201,322	416,304
X.	OTHER OPERATING EXPENSES (-)	V-IV-6	2,679,324	2,289,438	918,707	763,457
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		1,653,650	1,373,760	582,951	455,885
XII.	INCOME RESULTED FROM MERGERS		—	—	—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		—	—	—	—
XIV.	PROFIT/LOSS ON NET MONETARY POSITION		—	—	—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)		1,653,650	1,373,760	582,951	455,885
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-7	(380,171)	(303,277)	(130,409)	(108,209)
16.1	Current tax charges		(179,258)	(361,535)	(57,438)	(91,243)
16.2	Deferred tax credits		(200,913)	58,258	(72,971)	(16,966)
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV-XVI)	V-IV-8	1,273,479	1,070,483	452,542	347,676
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—	—	—
18.1	Income from investment properties		—	—	—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—	—	—
18.3	Other income from discontinued activities		—	—	—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS		—	—	—	—
19.1	Investment property expenses		—	—	—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—	—	—
19.3	Other expenses from discontinued activities		—	—	—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES		—	—	—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES		—	—	—	—
21.1	Current tax charge		—	—	—	—
21.2	Deferred tax charge		—	—	—	—
XXII.	NET INCOME/LOSS AFTER TAXES FROM DISCONTINUED OPERATIONS		—	—	—	—
XXIII.	NET PROFIT/LOSS (XVII+XXII)	V-IV-8	1,273,479	1,070,483	452,542	347,676

	Profit/Loss per 100 shares (full TL)		0.5094	0.4282	0.1810	0.1391

8

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF PROFIT AND LOSS ITEMS ACCOUNTED UNDER SHAREHOLDERS’ EQUITY

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	STATEMENT OF PROFIT AND LOSS ITEMS ACCOUNTED UNDER SHAREHOLDERS’ EQUITY	Reviewed Current Period 1 January 2015- 30 September 2015	Reviewed Prior Period 1 January 2014- 30 September 2014	Reviewed Current Period 1 July 2015- 30 September 2015	Reviewed Prior Period 1 July 2014- 30 September 2014

I.	VALUATION DIFFERRENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABEL SECURITIES	(880,962)	450,257	(399,602)	(185,661)
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS	577,314	—	577,314	—
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS	—	—	—	—
IV.	CURRENCY TRANSLATION DIFFERENCES	—	—	—	—
V.	PROFIT/LOSS FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)	—	—	—	—
VI.	PROFIT/LOSS FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)	—	—	—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS	—	—	—	—
VIII	OTHER PROFIT/LOSS ITEMS ACCOUNTED IN EQUITY IN ACCORDANCE WITH TAS	95,903	(279,548)	153,910	(14,165)
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	139,546	(75,849)	41,669	37,671
X.	NET PROFIT/LOSS ACCOUNTED DIRECTLY IN EQUITY (I+II+…+IX)	(68,199)	94,860	373,291	(162,155)
XI.	CURRENT PERIOD’S PROFIT/(LOSS)	1,273,479	1,070,483	452,542	347,676
11.1	Change in fair value of securities (transfers to the statement of income)	50,337	129,940	97	(203,652)
11.2	Profit/Loss accounted in the statement of income due to reclassification of cash flow hedges	—	—	—	—
11.3	Profit/Loss accounted in the statement of income due to reclassification of net foreign investment hedges	—	—	—	—
11.4	Other	1,223,142	940,543	452,445	551,328

XII.	TOTAL PROFIT/LOSS ITEMS ACCOUNTED DURING THE PERIOD (X+XI)	1,205,280	1,165,343	825,833	185,521

The accompanying explanations and notes form an integral part of these financial statements.

9

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI UNCONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	CHANGES IN EQUITY	Notes	Paid-in Capital	Capital Reserves from Inflation Adjustments to Paid-in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Reserves	Current Period Net Profit/ (Loss)	Prior Period Net Profit/ (Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Interest	Minority Interest	Total Shareholders’ Equity

PRIOR PERIOD — 30 September 2014
I.	Balances at the beginning of the period		2,500,000	—	723,918	—	854,240	—	5,889,226	266,115	—	1,585,539	681,326	44,136	71,821	—	—	12,616,321	—	12,616,321
	Changes during the period		—
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	97,459	—	—	—	—	97,459	—	97,459
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	(2,599)	—	—	(2,599)	—	(2,599)
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,070,483	—	—	—	—	—	—	1,070,483	—	1,070,483
XVIII.	Profit distribution		—	—	—	—	158,556	—	1,325,482	—	—	(1,585,539)	—	1,501	—	—	—	(100,000)	—	(100,000)
18.1	Dividends	VI-1	—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	—	(100,000)
18.2	Transferred to reserves	VI-1	—	—	—	—	158,556	—	1,325,482	—		(1,485,539)	—	1,501	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	723,918	—	1,012,796	—	7,214,708	266,115	1,070,483	—	778,785	45,637	69,222	—	—	13,681,664	—	13,681,664

CURRENT PERIOD — 30 September 2015
I.	Balances at the beginning of the period		2,500,000	—	723,918	—	1,012,796	—	7,214,708	235,227	—	1,753,273	1,216,969	45,637	69,222	—	—	14,771,750	—	14,771,750
	Changes during the period		—
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	(616,647)	—	—	—	—	(616,647)	—	(616,647)
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	548,448	—	—	—	548,448	—	548,448
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,273,479	—	—	—	—	—	—	1,273,479	—	1,273,479
XVIII.	Profit distribution		—	—	—	—	161,214	—	1,114,821	141,116	—	(1,753,273)	—	236,122	—	—	—	(100,000)	—	(100,000)
18.1	Dividends	VI-1	—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	—	(100,000)
18.2	Transferred to reserves	VI-1	—	—	—	—	161,214	—	1,114,821	141,116	—	(1,653,273)	—	236,122	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	723,918	—	1,174,010	—	8,329,529	376,343	1,273,479	—	600,322	830,207	69,222	—	—	15,877,030	—	15,877,030

The accompanying explanations and notes form an integral part of these financial statements.

10

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Reviewed Current Period 30 September 2015	Reviewed Prior Period 30 September 2014

A.	CASH FLOWS FROM BANKING OPERATIONS
1.1	Operating profit before changes in operating assets and liabilities	1,441,826	1,588,404
1.1.1	Interests received	8,932,944	7,531,604
1.1.2	Interests paid	(5,672,581)	(4,910,130)
1.1.3	Dividends received	36,072	43,381
1.1.4	Fee and commissions received	1,031,571	840,572
1.1.5	Other income	67,849	80,438
1.1.6	Collections from previously written-off loans and other receivables	619,699	556,806
1.1.7	Payments to personnel and service suppliers	(1,166,846)	(1,026,878)
1.1.8	Taxes paid	(463,037)	(428,042)
1.1.9	Other	(1,943,845)	(1,099,347)

1.2	Changes in operating assets and liabilities	(2,160,755)	(4,887,470)
1.2.1	Net (increase) decrease in financial assets held for trading purpose	(1,491)	—
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss	—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions	(5,928,935)	2,000
1.2.4	Net (increase) decrease in loans	(20,527,126)	(12,344,844)
1.2.5	Net (increase) decrease in other assets	(153,065)	244,185
1.2.6	Net increase (decrease) in bank deposits	1,899,166	(267,071)
1.2.7	Net increase (decrease) in other deposits	18,819,198	7,895,900
1.2.8	Net increase (decrease) in funds borrowed	4,333,832	(240,597)
1.2.9	Net increase (decrease) in matured payables	—	—
1.2.10	Net increase (decrease) in other liabilities	(602,334)	(177,043)

I.	Net cash flow from banking operations	(718,929)	(3,299,066)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities	(1,511,464)	45,132

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures	—	(178,034)
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures	—	—
2.3	Purchases of tangible assets	(420,553)	(117,111)
2.4	Proceeds from disposal of tangible assets	454,472	284,588
2.5	Cash paid for purchase of available-for-sale financial assets	(3,810,566)	(4,278,193)
2.6	Proceeds from disposal of available-for-sale financial assets	2,680,840	5,316,014
2.7	Cash paid for purchase of held-to-maturity investments	(955,213)	(2,330,616)
2.8	Proceeds from disposal of held-to-maturity investments	576,755	1,387,040
2.9	Other	(37,199)	(38,556)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities	3,815,218	2,784,242

3.1	Cash obtained from funds borrowed and securities issued	9,393,901	6,579,086
3.2	Cash used for repayment of funds borrowed and securities issued	(5,478,683)	(3,694,844)
3.3	Equity instruments issued	—	—
3.4	Dividends paid	(100,000)	(100,000)
3.5	Repayments for finance leases	—	—
3.6	Other	—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	6,719	(17,062)

V.	Net increase in cash and cash equivalents	1,591,544	(486,754)

VI.	Cash and cash equivalents at the beginning of the period	8,182,469	5,677,984

VII.	Cash and cash equivalents at the end of the period	9,774,013	5,191,230

The accompanying explanations and notes form an integral part of these financial statements.

11

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION THREE

ACCOUNTING POLICIES

I.                                                 BASIS OF PRESENTATION

The unconsolidated financial statements are prepared within the scope of the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” related with Banking Act numbered 5411 published in the Official Gazette no.26333 dated 1 November 2006 and other regulations related to reporting principles on accounting records of Banks published by Banking Regulation and Supervision Agency and circulars and interpretations published by Banking Regulation and Supervision Authority (together referred as BRSA Accounting and Reporting Legislation) and in case where a specific regulation is not made by BRSA, Turkish Accounting Standards, within the scope of interim reporting Turkish Accounting Standards 34 and Turkish Financial Reporting Standards (“TFRS”) and related appendices and interpretations (referred as “Turkish Accounting Standards” or “TAS”) put into effect by Public Oversight Accounting and Auditing Standards Authority (“POA”).

The format and content of the publicly announced unconsolidated financial statements and notes to these statements have been prepared in accordance with the “Communiqué on Publicly Announced Financial Statements, Explanations and Notes to These Financial Statements”, published in Official Gazette no. 28337, dated 28 June 2012, and amendments to this Communiqué.

The accompanying unconsolidated financial statements are prepared in accordance with the historical cost basis as modified in accordance with inflation adjustments applied until 31 December 2004, except for the financial assets at fair value through profit or loss, derivative financial assets and liabilities held for trading purpose, properties classified under tangible fixed assets, available-for-sale financial assets and unconsolidated investments in associates and subsidiaries whose fair value can be reliably measured and assets available for sale, which are presented on a fair value basis.

The preparation of financial statements requires the use of certain critical estimates on assets and liabilities reported as of balance sheet date or amount of contingent assets and liabilities explained and amount of income and expenses occurred in related period. Although these estimates rely on the management’s best judgment, actual results can vary from these estimates. Judgments and estimates are explained in related notes.

The accounting policies and valuation principles applied in the preparation of these financial statements are defined and applied in accordance with TAS. Those accounting policies and valuation principles are explained in Notes II. to XXII. below.

Additional paragraph for convenience translation to English

The differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying unconsolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), may have significant influence on the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles generally accepted in such countries and IFRS.

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS

Strategy for the use of financial instruments

The Bank’s core operations are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking. As a result of the nature of its operations, the Bank intensively utilizes financial instruments. The Bank funds itself through deposits with different maturities as the main funding resources that are invested in assets earning higher returns.

The most important fund sources of the Bank other than the deposits are its equity and medium and long-term borrowings obtained from foreign financial institutions. The Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Bank attaches great significance to long-term placements bearing higher interest rates.

12

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS (Continued)

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep the liquidity risk, interest rate risk, exchange rate risk, and credit risk within reasonable limits; while enhancing profitability and strengthening the shareholders’ equity.

Investments in marketable securities and lending loans generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management but earn lower return. The Bank takes position against short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Within the legal limitations and the regulations of the bank’s internal control, the foreign currency position is being followed, the foreign currency position is established according to the basket equilibrium that is determined by taking into account current market conditions.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration.

Information on foreign currency transactions

Foreign currency transactions are recorded in TL, the functional currency of the Bank. Foreign currency transactions are recorded using the foreign exchange rates effective at the transaction date. Non-monetary foreign currency items which are recorded at fair value are valued at historical foreign exchange rates. Foreign exchange gain/loss amounts due to conversion of monetary items or collection or payments foreign currency denominated transactions are recognized in income statement.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, net foreign operations are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

III.                                       INFORMATION ON FORWARDS, OPTIONS AND OTHER DERIVATIVE TRANSACTIONS

The derivative transactions mainly consist of currency and interest rate swaps, precious metals swaps, foreign currency forward contracts and currency options. The Bank has classified its derivative transactions, mentioned above, as “trading purpose” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their purchase costs. The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts.

Subsequently, the derivative transactions are measured at their fair values and the changes in fair values are recorded in the balance sheet under “Derivative financial assets held for trading purpose” or “Derivative financial liabilities held for trading purpose”. The subsequent fair value changes of derivative transactions are recognized in the statement of income.

13

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

IV.                                        INFORMATION ON INTEREST INCOME AND EXPENSES

Interest income and expense are recognized according to the effective interest method based on accrual basis. Effective interest rate is the rate that discounts the expected cash flows of financial assets or liabilities during their lifetimes to their carrying values. Effective interest rate is calculated when a financial asset or a liability is initially recorded and is not modified thereafter.

The computation of effective interest rate comprises discounts and premiums, fees and commissions paid or received and transaction costs. Transaction costs are additional costs that are directly related to the acquisition, issuance or disposal of financial assets or liabilities.

In accordance with the related regulation, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

V.                                             INFORMATION ON FEES AND COMMISSIONS

Fees and commission received and paid are recognized according to either accrual basis of accounting or effective interest method depending on nature of fees and commission; incomes derived from agreements and asset purchases for third parties are recognized as income when realized.

VI.                                        INFORMATION ON FINANCIAL ASSETS

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favorable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset. Purchase and sale transactions of securities are accounted at settlement dates.

Financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

Financial assets, which are classified as “financial assets at fair value through profit or loss”, are trading financial assets and are either acquired for generating profit from short-term fluctuations in the price or dealer’s margin, or are the financial assets included in a portfolio in which a pattern of short-term profit making exists independent from the acquisition purpose.

Such assets are measured at their fair values and gain/loss arising is recorded in the statement of income. Interest income earned on financial assets and the difference between their acquisition costs and fair values are recorded as interest income in the statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the statement of income.

Held to maturity investments, available-for-sale financial assets and loans and receivables

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Bank has the intent and ability to hold until maturity, excluding loans and receivables. Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any.

There are no financial assets that are not allowed to be classified as held-to-maturity investments for two years due to the tainting rules applied for the breach of classification rules.

Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any. Interest earned on held-to-maturity investments is recognized as interest income.

Available-for-sale financial assets are the financial assets other than loans and receivables, held-to-maturity investments and assets held for trading purposes.

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UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VI.                                        INFORMATION ON FINANCIAL ASSETS (Continued)

Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. However, assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses derived from the difference between their fair values and the discounted values are recorded in “Valuation differences of the marketable securities” under the shareholders’ equity. In case of disposal of such assets, the realized gain or losses are recognized directly in the statement of income.

Purchase and sales of investment securities are recognized at the date of delivery. The changes in fair value of assets during the period between trade date and settlement date are accounted for in financial assets at fair value through profit or loss, available-for-sale financial assets and financial assets held for trading in the settlement date-accounting policy.

Loans and receivables are the financial assets raised by the Bank providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments and not quoted in an active market.

Loans and receivables are recorded at cost and measured at amortized cost by using effective interest method. The duties paid, transaction expenditures and other similar expenses on assets received against such risks are considered as a part of transaction cost and charged to customers.

Associates and subsidiaries

Subsidiaries are the entities that the Bank has the power to govern the financial and operating policies of those so as to obtain benefits from its activities. Subsidiaries are accounted in accordance with   TAS 39 — Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Subsidiaries, which are traded in an active market or whose fair value can be reliably measured, are recorded at fair value.

Associates are accounted in accordance with TAS 39 - Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Associates, which are traded in an active market or whose fair value can be reliably measured, are recorded at their fair values. Associates which are not traded in an active market and whose fair values cannot be reliably set are reflected in financial statements with their costs after deducting impairment losses, if any.

VII.                                   INFORMATION ON IMPAIRMENT OF FINANCIAL ASSETS

Financial assets or group of financial assets are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such indication exists, the Bank estimates the amount of impairment.

Impairment loss incurs if, and only if, there is objective evidence that the expected future cash flows of financial asset or group of financial assets are adversely affected by an event(s) (“loss event(s)”) incurred subsequent to recognition. The losses expected to incur due to future events are not recognized even if the probability of loss is high.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation. 20% specific provision for non performing loans for Third Group  and 100% specific provision for non performing loans for Fourth and Fifth Group used to be reserved on condition of not being less than the minimum required rates specified within the related Regulation, 50% specific provision is reserved for the non performing loans that are transferred to Fourth  Group according to changes in accounting policy about specific provisions of non performing loans that are transferred to Fourth Group as of 30 September 2015. In this scope, the specific provision of TL 17,864  that was reserved within the previous periods is transferred to “ Other Operating Income” account and the specific provision of TL 303,807 that was reserved in current period is transferred to “Provision for Losses on Loans and Other Receivables” account.

15

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VIII.                              INFORMATION ON OFFSETTING OF FINANCIAL INSTRUMENTS

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

IX.                                       INFORMATION ON SALES AND REPURCHASE AGREEMENTS AND SECURITIES LENDING

Securities sold under repurchase agreements (“repo”) are recorded on the balance sheet. Government bonds and treasury bills sold to customers under repurchase agreements are classified as “Securities Subject to Repurchase Agreements” and classified under “held for trading”, “available for sale” and/or “held-to-maturity” portfolios and they are valued based on the revaluation principles of the related portfolios. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis.

Securities purchased under resale agreements (“reverse repo”) are classified under “Interbank Money Markets” separately. An income accrual is accounted for the positive difference between the purchase and resale prices earned during the period.

X.                                            INFORMATION ON ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Tangible assets acquired in consideration of receivables are accounted for in accordance with the requirements of the Communiqué on “Methods, Principles for Purchase and Sale of Precious Metal and Sale of Goods and Immovables obtained in Return of Receivables” published in the Official Gazette numbered 26333 and dated 1 November 2006 and these assets are subject to revaluation by no means.

A discontinued operation is a part of the Bank’s business classified as sold or held-for-sale. The operating results of the discontinued operations are disclosed separately in the income statement.

The Bank has no discontinued operations.

XI.                                       INFORMATION ON GOODWILL AND OTHER INTANGIBLE ASSETS

As at the balance sheet date, the Bank has no goodwill.

The Bank’s intangible assets consist of software. Intangible assets are initially recorded at their costs in compliance with the TAS 38 — Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized based on straight line amortization.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

Estimated useful lives of the Bank’s intangible assets are 3-15 years, and amortisation rates are between 6.66% and 33.33%

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XII.                                  INFORMATION ON TANGIBLE ASSETS

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. In subsequent periods no inflation adjustment is made for tangible assets, and costs which are restated as of 31 December 2004 are considered as their historical costs. Tangible assets purchased after 1 January 2005 were recorded at their historical costs after foreign exchange differences and financial expenses are deducted if any. The Bank decided to pursue the properties for use according to their fair values in terms of separating the land and buildings within the context of TAS 16 “Turkish Accounting Standard on Property, Plant and Equipment” after the change in the accounting policy as of 30 September 2015. As a result of the valuation from the independent appraisal company, revaluation difference of TL 548,449 after deferred tax effect is followed under the revaluation surplus on tangible assets under shareholders’ equity. As of 30 September 2015, the conformity between net book value that was calculated based on the cost of properties for use and revaluated values are as follows;

30 September 2015

Fair value	907,938
Net book value calculated on cost value	330,624

Before tax revaluation differences	577,314

Calculated deferred tax liability (-)	(28,866)

Revaluation differences-net	548,449

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and recognized in the income statement of the period.

Maintenance and repair costs incurred for tangible assets are recorded as expense.

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets.

Depreciation rates and estimated useful lives are:

Tangible assets	Estimated useful life (Years)	Depreciation Rate (%)

Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting date, the Bank evaluates whether there is objective evidence of impairment on its assets. If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIII.                             INFORMATION ON LEASING ACTIVITIES

Finance leasing activities as the lessee

Tangible assets acquired by way of finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the financial statements. In the determination of the related assets and liabilities, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs of leasing agreements are expanded in lease periods at a fixed interest rate.

If there is impairment in the value of the assets obtained through financial lease and in the expected future benefits, the leased assets are valued with net realizable value. Depreciation for assets obtained through financial lease is calculated in the same manner as tangible assets.

Operational leases

Transactions regarding operational lease agreements are accounted on an accrual basis in accordance with the terms of the related contracts.

XIV.                              INFORMATION ON PROVISIONS AND CONTINGENT LIABILITIES

Provisions other than the specific and general provisions set for loans and other receivables and provisory liabilities are accounted in accordance with TAS 37 “Turkish Accounting Standard on Provisions, Contingent Liabilities and Contingent Assets Corresponding”.

In the financial statements, a provision is made for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Bank to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognized in financial statements since this may result in the recognition of income that may never be realized. Contingent assets are assessed continually to ensure that developments are appropriately reflected in the financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Bank discloses the contingent asset.

18

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XV.                                   INFORMATION ON OBLIGATIONS OF THE BANK CONCERNING EMPLOYEE RIGHTS

Reserve for employee termination benefits

In accordance with existing Turkish Labor Law, the Bank is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Bank and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 30 September 2015 is TL 3,828 (full TL) (31 December 2014: TL 3,438 (full TL)).

The Bank reserved for employee severance indemnities in the accompanying unconsolidated financial statements using actuarial method in compliance with the TAS 19 — Employee Benefits.

As at 30 September 2015 and 31 December 2014, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Period	Prior Period
Discount Rate	8.60%	8.60%
Estimated Inflation Rate	6.50%	6.50%
Increase in Real Wage Rate	7.50%	7.50%

Other benefits to employees

The Bank has provided provision for undiscounted short-term employee benefits earned during the financial period as per services rendered in compliance with TAS 19 in the accompanying unconsolidated financial statements.

The accounting of actuarial gains and losses due to the changes in actuarial assumptions or the differences between assumption and realized has been changed to be applied after the account periods starting from 1 January 2013 by “The communique (No: 9) about Employee Benefits (“TAS 19”)” published by the Official Gazette No. 28585 dated 12 March 2013 issued by Public Oversight Accounting and Auditing Standards Authority. “Transition and Validity Date” in the standard permits retrospective application. Thus, actuarial gains and losses have been accounted in “Other Capital Reserves” shown under “Equity” associated with “The Statement of Gains and Losses Recognized in Equity” for the respective reporting periods.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

Pension fund

The employees of the Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

The first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the issue date of the Banking Law no.5411, issued in the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below:

a)                 The technical interest rate to be used for the actuarial calculation is 9.80%

b)                 Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transferring banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 published in Official Gazette dated 30 April 2014 extended for one year. The Council of Ministers has been lastly authorized to determine the transfer date in accordance with the last amendment in the first paragraph of the 20th provisional article of Law No.5510 implemented by the Law No. 6645 on Amendment of the Occupational Health and Safety Law and Other Laws and Decree Laws published in the Official Gazette dated 23 April 2015 numbered 29335.

The employer of pension fund participants (the Banks) will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Foundation.

The technical financial statements of the Fund are audited by the certified actuary according to the  “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated February 2015 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against as at 31 December 2014.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVI.                              INFORMATION ON TAXATION

Corporate tax

Corporate tax rate is 20% in Turkey. This rate is applied to total income of the Bank adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the nonresident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

The prepaid taxes are calculated and paid at the rates valid for the earnings of the related years. The payments can be deducted from the annual corporate tax calculated for the whole year earnings.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

In Turkey, there is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of 25th of the fourth month following the close of the accounting period to which they relate. Tax returns are open for five years from the beginning of the year that follows the date of filing during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings.

Deferred taxes

According to the TAS 12 - Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

The deferred tax assets and liabilities are reported as net in the financial statements only if the Bank has legal right to present the net value of current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities are income taxes of the same taxable entity.

In case valuation differences resulting from the subsequent measurement of the items are recognized in the statement of income, then the related current and or deferred tax effects are also recognized in the statement of income. On the other hand, if valuation differences are recognized in shareholders’ equity, then the related current or deferred tax effects are also recognized directly in the shareholders’ equity.

Transfer Pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

Pursuant to the relevant Communiqué, if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

21

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                         ADDITIONAL INFORMATION ON BORROWINGS

The Bank provides funding resources such as syndication and securitization transactions in case of need. In the current period, the Bank has started to obtain funds through domestic and international bonds.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

XVIII.                    INFORMATION ON ISSUANCE OF EQUITY SECURITIES

The shares of the Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XIX.                             INFORMATION ON CONFIRMED BILLS OF EXCHANGE AND ACCEPTANCES

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XX.                                  INFORMATION ON GOVERNMENT INCENTIVES

As at 30 September 2015 and 31 December 2014, the Bank does not have any government incentives.

XXI.                             INFORMATION ON SEGMENT REPORTING

Operational segments are determined based the structure of the Bank’s risks and benefits and presented in Section 4 Note VII.

XXII.                        OTHER MATTERS

Earnings per shares

Earnings per share has been calculated by dividing the net profit for the year to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the nine-month period ended 30 September 2015, earnings per 100 shares are full TL 0.5094 (30 September 2014: full TL 0.4282).

Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section 5 Note V.

Cash and cash equivalents

Cash and cash equivalents which is a base for preparation of cash flow statement includes cash in TL, cash in FC, cheques, demand deposits for both Central Bank of Republic of Turkey (“CBRT”) and other banks, money market placements and time deposits at banks and marketable securities whose original maturity is less than three months.

Classifications

None.

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UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FOUR

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK

I.                                                 CAPITAL ADEQUACY RATIO

The Bank’s unconsolidated capital adequacy ratio is 13.72% (31 December 2014: 13.96%).

Risk measurement methods in calculation of capital adequacy ratio

Capital adequacy ratio is calculated within the scope of the “Regulation on the Measurement and Assessment of Capital Adequacy Ratios of Banks (Regulation)”, “Regulation on Credit Risk Mitigation Techniques” and “Communiqué on Risk Weighted Amounts for Securitization Exposures” published ficial Gazette no. 28337 dated 28 June 2012 and “Regulation on the Equity of Banks” published in Official Gazette no. 26333 dated 1 November 2006.

The data used in calculation of capital adequacy ratio is organized in accordance with the accounting records prepared in compliance with the current legislation. Besides, the Bank classifies these data as “Trading Book” and “Banking Book”; and takes into account in the calculation of market risk and credit risk accordingly. Operational risks are also included in the calculation of capital adequacy ratio.

In the calculation of risk-based amounts, the Bank classifies its receivables into risk groups described in 6th article of the Regulation and considers the ratings and risk mitigating elements. The amounts are evaluated in the related risk weight group, accordingly. The Bank applies “basic financial guarantee method” in the consideration of risk mitigating elements for banking book accounts.

Trading book accounts and the items deducted from the capital base are not included in the calculation of credit risk. In calculation of risk weighted assets, impairments, depreciation and amortization, and provisions are considered as deduction items.

In the calculation of their risk-based values, non-cash loans are weighted after netting with specific provisions that are classified under liabilities and calculated based on the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables”. The net amounts are multiplied by the rates stated in the Article 5 of “Regulation regarding Measurement and Assessment of Capital Adequacy Ratios of Banks”, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weight of the group in accordance with the Appendix 1 of the Regulation.

In the calculation of their risk-based values, Derivative Financial Instruments and Credit Derivative Contracts which are accounted in banking book, the receivable amounts due to counter parties are  multiplied by the rates stated in the Appendix 2 of the Regulation, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with  the risk weight of the group in accordance with the Appendix 1 of the same Regulation. In compliance with Article 5 of the Regulation, repo transactions, investment securities and commodity lending transactions are accounted for “Counterparty Credit Risk”. The Bank applies “Fair Value Measurement” in the calculation of “Counterparty Credit Risk”.

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UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Information on unconsolidated capital adequacy ratio

	30 September 2015 Risk Weights
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%

Surplus credit risk weighted	63,928,733	—	6,551,702	44,649,000	27,358,619	73,026,598	3,148,518	7,954,052	38,478	—
Risk classifications:
Claims on sovereigns and Central Banks	58,391,000	—	—	5,764,467	—	—	—	—	—	—
Claims on regional governments or local authorities	11,612	—	2,701,957	769,484	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	25,153	—	282	—	—	955,656	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	3,470,825	—	2,983,236	2,968,779	—	1,740	—	—	—	—
Claims on corporate	343,118	—	650,218	1,114,133	—	60,615,490	—	—	—	—
Claims included in the regulatory retail portfolios	128,587	—	51,118	—	27,358,619	944,118	—	—	—	—
Claims secured by residential property	—	—	—	34,032,137	—	4,471,691	—	—	—	—
Past due loans	—	—	—	—	—	814,673	—	—	—	—
Higher risk categories decided by the Agency	10,518	—	2,711	—	—	—	3,148,518	7,954,052	38,478	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	2,110	—	—	—	—
Other claims	1,547,920	—	162,180	—	—	5,221,120	—	—	—	—

24

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                                                 CAPITAL ADEQUACY RATIO (Continued)

Information on unconsolidated capital adequacy ratio

	31 December 2014 Risk Weights
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%

Surplus credit risk weighted	54,978,227	—	10,597,030	37,813,961	23,371,738	56,480,407	2,986,884	9,434,959	97,738	—
Risk classifications:
Claims on sovereigns and Central Banks	46,173,249	—	—	5,454,530	—	—	—	—	—	—
Claims on regional governments or local authorities	16,257	—	2,439,440	507,007	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	34,810	—	979	—	—	1,017,536	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	7,031,344	—	6,911,054	1,475,539	—	2,127	—	—	—	—
Claims on corporate	207,239	—	1,137,923	910,484	—	45,989,999	—	—	—	—
Claims included in the regulatory retail portfolios	121,740	—	41,820	—	23,371,738	1,185,664	—	—	—	—
Claims secured by residential property	—	—	—	29,466,401	—	3,401,067	—	—	—	—
Past due loans	—	—	—	—	—	240,075	—	—	—	—
Higher risk categories decided by the Agency	11,949	—	3,166	—	—	—	2,986,884	9,434,959	97,738	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,381,639	—	62,648	—	—	4,643,939	—	—	—	—

25

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                CAPITAL ADEQUACY RATIO (Continued)

Summary information related to capital adequacy ratio

	Bank Only
	Current Period	Prior Period

Capital Requirement for Credit Risk (Value at Credit Risk*0.08) (CRCR)	11,032,598	9,490,415
Capital Requirement for Market Risk (MRCR)	103,937	55,940
Capital Requirement for Operational Risk (ORCR)(*)	879,185	777,799
Shareholders’ Equity	20,602,931	18,013,163
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12.5*100)	13.72	13.96
Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	10.39	11.26
Common Equity Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	10.46	11.35

(*)    In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2015 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2014, 2013 and 2012 into consideration. For the year 2014, value at operational risk is being calculated based on gross incomes for the years ended 2013, 2012 and 2011.

26

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                CAPITAL ADEQUACY RATIO (Continued)

Information on equity items

	Current Period	Prior Period
COMMON EQUITY TIER I CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000	2,500,000
Share Premium	723,918	723,918
Share Cancellation Profits	—	—
Reserves	9,933,998	8,462,731
Other Comprehensive Income according to TAS	1,867,419	1,262,606
Profit	1,273,479	1,753,273
Current Period Profit	1,273,479	1,753,273
Previous Period Profit	—	—
General Reserves for Possible Losses	—	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	69,222	69,222
Common Equity Tier I Capital Before Deductions	16,368,036	14,771,750
Deductions from Common Equity Tier I Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	491,006	—
Leasehold Improvements on Operational Leases(-)	103,346	97,140
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	66,037	28,153
Net Deferred Tax Asset/Liability (-)	—	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—	—
Mortgage Servicing Rights not deducted (-)	—	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—	—
Total Deductions from Common Equity Tier I Capital	660,389	125,293
Total Common Equity Tier I Capital	15,707,647	14,646,457
ADDITIONAL CORE CAPITAL
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—	—
Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 01.01.2014)	—	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 01.01.2014)	—	—
Additional Core Capital before Deductions	—	—
Deductions from Additional Core Capital	—	—
Direct and Indirect Investments of the Bank on its own Additional Core Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
The amount to be deducted from Additional Tier 1 Capital (-)	—	—

27

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                CAPITAL ADEQUACY RATIO (Continued)

	Current Period	Prior Period
Total Deductions from Additional Core Capital	—	—
Total Additional Core Capital	—	—

Deductions from Core Capital	99,055	112,613
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	99,055	112,613
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Total Core Capital	15,608,592	14,533,844
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	1,505,274	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	1,905,885	2,117,650
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—	—
General Provisions	1,723,843	1,482,877
Tier II Capital before Deductions
Deductions from Tier II Capital	5,135,002	3,600,527
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Total Deductions from Tier II Capital	—	—
Total Tier II Capital	5,135,002	3,600,527
CAPITAL	20,743,594	18,134,371
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	140,374	120,737
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Other items to be Defined by the BRSA (-)	289	471
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—	—
EQUITY	20,602,931	18,013,163
Amounts lower than Excesses as per Deduction Rules	—	—
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—	—
Remaining Mortgage Servicing Rights	—	—
Net Deferred Tax Assets arising from Temporary Differences	11,070	72,437

Components of items of shareholders’ equity subject to temporary applications

Bank Only
	Amount Included in Equity Calculation	Total Amount

Minorities’ share in Tier I capital	—	—
Third Parties’ share in additional core capital	—	—
Third Parties’ share in supplementary capital	—	—
Debt Instruments and Related Issuance Premiums Defined by the BRSA (Issued before 01.01.2014)	1,905,885	2,754,643

28

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

I.                CAPITAL ADEQUACY RATIO (Continued)

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91 XS1175854923/ US90015WAC73
Governing law(s) of the instrument	Debt Instrument Comminique numbered CMB-II-2-31.1 BRSA regulation on bank’s shareholder equity
Regulatory treatment
Subject to 10% deduction as of 1/1/2015	XS0849728190/ US90015NAB91 is subject to deduction. XS1175854923/ US90015WAC73 is not subject to deduction.
Eligible at solo/group/group&solo	Available
Instrument type	Bond Issuance Possessing Subordinated Loan Conditions ( Tier II Capital)
Amount recognized in regulatory capital (Currency in million, as of most recent reporting date)	3,411
Par value of instrument (in million)	4,228
Accounting classification	347011
Original date of issuance	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Perpetual or dated	XS0849728190/ US90015NAB91 Dated (10 years) Maturity Date: 1 November 2022 XS1175854923/ US90015WAC73 Dated (10 years) Maturity Date: 3 February 2025
Issue date	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Issuer call subject to prior supervisory approval	Yes
Call option dates, conditioned call dates and call amount	XS0849728190/ US90015NAB91 Not available XS1175854923/ US90015WAC73 early call date at 3 February 2020 is available.
Subsequent call dates, if applicable	XS0849728190/ US90015NAB91 Not available XS1175854923/ US90015WAC73 only one call option is available.
Coupons / dividends
Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	XS0849728190/ US90015NAB91 6% fixed interest rate XS1175854923/ US90015WAC73 6,875% fixed interest rate
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Nil
Convertible or non-convertible
If convertible, conversion trigger (s)	Nil
If convertible, fully or partially	Nil
If convertible, conversion rate	Nil
If convertible, mandatory or optional conversion	Nil
If convertible, specify instrument type convertible into	Nil
If convertible, specify issuer of instrument it converts into	Nil
Write-down feature
If write-down, write-down trigger(s)

XS0849728190/ US90015NAB91 Not available.

XS1175854923/ US90015WAC73 available Revoking the business activity of Bank according to 71 clause of 5411 numbered Banking Law or liquidation proceedings to Savings Deposit Insurance Fund are the triggering events

If write-down, full or partial	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has full or partial write down feature.
If write-down, permanent or temporary	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has permanent write down feature.
If temporary write-down, description of write-up mechanism	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has no write-up mechanism.
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Before debt instruments included in Tier II Capital after deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders equity law that are not possessed	Not Possess Article 7

29

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.               MARKET RISK

The Bank calculates market risk using standard method and allocates legal capital in compliance with “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in 28 June dated 2012 Official Gazette no. 28337.

The market risk is defined as the potential risk of loss due to changes in interest rates, foreign exchange rates and equity prices on balance sheet and off-balance sheet positions of the banks.

The capital needed for general market risk and specific risks is calculated using the standard method defined by the “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” and reported monthly.

In addition to the standard method, the Bank also uses internal models like Historical and Monte Carlo Simulations in measuring market risk. The Bank also performs daily back-testing in order to measure the reliability of the models. Besides, scenario analyses are implemented in order to support the Standard Method and internal models. In order to monitor the maturity structure of the asset and liability accounts, liquidity analysis are performed and the duration of the Bank’s assets and liabilities is calculated.

The market risk analysis of the Bank is reported monthly and sent to the related regulatory institutions.

Value at market risk

	Current Period	Prior Period

(I) Capital Obligation against General Market Risk - Standard Method	17,409	13,128
(II) Capital Obligation against Specific Risks - Standard Method	—	99
Capital to be employed for specific risk in securitisation positions- Standard Method	—	—
(III) Capital Obligation against Currency Risk - Standard Method	62,369	34,268
(IV) Capital Obligation against Stocks Risks - Standard Method	—	—
(V) Capital Obligation against Exchange Risks - Standard Method	—	—
(VI) Capital Obligation against Market Risks of Options - Standard Method	23	234
(VII) Capital Obligation Calculated for Counterparty Credit Risk - Standard Method	24,136	8,211
(VIII) Capital Obligation against Market Risks of Banks applying Risk Measurement Models	—	—
(IX) Total Capital Obligations against Market Risk (I+II+III+IV+V+VI+VII)	103,937	55,940
(X) Value at Market Risk (12.5xVIII) or (12.5xIX)	1,299,207	699,250

III.             OPERATIONAL RISK

The Bank calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Bank is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the 15% of last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country.

30

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

IV.             FOREIGN CURRENCY EXCHANGE RISK

Foreign exchange risk that the Bank exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Bank for the positions being monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of the Bank.

All of the foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation. The capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 30 September 2015 and 31 December 2014 the Bank does not have derivative financial instruments held for risk management.

Foreign exchange risk management policy

Risk policy of the Bank is based on the transactions within the limits and keeping the currency position well-balanced.

In the light of the national legislations and international applications, the Bank has established a foreign currency risk management policy that enables the Bank to take position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Bank.

The Bank’s effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	3.0200	3.3733
Foreign currency purchase rates for the days before balance sheet date;
Day 1	3.0100	3.3893
Day 2	2.9800	3.3328
Day 3	2.9800	3.3150
Day 4	2.9400	3.2896
Day 5	2.9500	3.3347

	US Dollar	Euro
Last 30-days arithmetical average rate	2.8350	3.1917

31

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

IV.             FOREIGN CURRENCY EXCHANGE RISK (Continued)

Information on currency risk

Current Period	Euro	US Dollar	Other FC	Total
Assets:
Cash and balances with the Central Bank of Republic of Turkey	2,885,238	14,939,028	4,749,410	22,573,676
Banks	223,500	6,548,069	64,988	6,836,557
Financial assets at fair value through profit or loss (1)	—	154,918	—	154,918
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	939,207	3,495,928	—	4,435,135
Loans and receivables (2)	12,169,783	29,880,809	40,375	42,090,967
Associates, subsidiaries and joint-ventures	434,144	—	—	434,144
Held-to-maturity investments	—	232,143	—	232,143
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	—	2,825	—	2,825
Intangible assets	—	142	—	142
Other assets (3)	163,167	700,775	1,742	865,684
Total assets	16,815,039	55,954,637	4,856,515	77,626,191

Liabilities:
Bank deposits	587,381	4,554,483	54,729	5,196,593
Foreign currency deposits	11,753,557	19,430,250	642,096	31,825,903
Interbank money market takings	—	4,255,959	—	4,255,959
Other funding	8,325,979	10,854,631	—	19,180,610
Securities issued	2,750,228	6,833,841	12,609	9,596,678
Miscellaneous payables	447,216	69,160	56,183	572,559
Derivative financial liabilities held for risk	—	—	—	—
Other liabilities (1) (4)	70,382	6,429,084	5,268	6,504,734
Total liabilities	23,934,743	52,427,408	770,885	77,133,036

Net ‘on balance sheet’ position	(7,119,704)	3,527,229	4,085,630	493,155
Net ‘off-balance sheet’ position	7,390,901	(2,584,876)	(4,066,199)	739,826
Derivative assets (6)	7,969,584	13,587,084	261,140	21,817,808
Derivative liabilities (6)	578,683	16,171,960	4,327,339	21,077,982
Non-cash loans (5)	3,326,201	8,957,847	351,267	12,635,315

Prior Period

Total assets	11,794,857	39,484,827	4,443,232	55,722,916
Total liabilities	16,989,485	39,793,552	1,005,175	57,788,212
Net ‘on balance sheet’ position	(5,194,628)	(308,725)	3,438,057	(2,065,296)
Net ‘off-balance sheet’ position	5,259,448	701,095	(3,430,091)	2,530,452
Derivative assets (6)	7,286,590	8,766,209	1,377,221	17,430,020
Derivative liabilities (6)	2,027,142	8,065,114	4,807,312	14,899,568
Non-cash loans (5)	2,206,271	9,304,139	260,328	11,770,738

(1)    Derivative financial assets amounting to TL (9,900) (31 December 2014: TL 4.896) and liabilities amounting to
TL (29,563) (31 December 2014: TL (95,489)) resulting from changes in foreign exchange rates are not included.

(2)    Foreign currency indexed loans amounting to TL 3,902,585 (31 December 2014: TL 2,763,606) which are presented in TL column in the balance sheet are included in the table above.

(3)    Prepaid expenses amounting to TL 76,387 (31 December 2014: TL 56,439) is not included.

(4)    Unearned revenues amounting to TL 72,793 (31 December 2014: TL 46,050) and equities amounting to TL 352,570
 (31 December 2014: TL 374,894) are not included.

(5)    Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.

(6)    Asset purchase commitments amounting to TL 202,915 (31 December 2014: TL 1,327,706) and asset sales commitments amounting to TL 332,906 (31 December 2014: TL 1,312,928) are included.

32

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

IV.             FOREIGN CURRENCY EXCHANGE RISK (Continued)

Exposure to currency risk

10 percent depreciation of the TL against the following currencies as at and for the nine-month period ended 30 September 2015 and 2014 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	30 September 2015		30 September 2014
	Profit or loss	Equity (*)	Profit or loss	Equity (*)

US Dollar	93,939	93,939	36,684	36,684
EUR	(16,295)	(16,295)	(10,051)	(10,051)
Other currencies	1,943	1,943	358	358
Total, net(**)	79,587	79,587	26,991	26,991

(*)    Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.

(**)  Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

10 percent appreciation of the TL against the following currencies as at and for the nine -month period ended 30 September 2015 and 2014 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

	30 September 2015		30 September 2014
	Profit or loss	Equity (*)	Profit or loss	Equity (*)

US Dollar	(92,543)	(92,543)	(35,119)	(35,119)
Euro	16,295	16,295	10,051	10,051
Other currencies	(1,817)	(1,817)	(132)	(132)
Total, net(**)	(78,065)	(78,065)	(25,200)	(25,200)

(*)    Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.

(**)  Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

33

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             INTEREST RATE RISK

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

Bank’s interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items based on repricing dates

Current Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	16,044,866	—	—	—	—	9,082,165	25,127,031
Banks	6,210,812	56,283	—	—	—	575,471	6,842,566
Financial assets at fair value through profit/loss	368,978	445,546	88,410	104,974	38,432	2,110	1,048,450
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	2,071,073	2,541,686	4,403,848	5,753,937	1,823,756	15	16,594,315
Loans and receivables	42,262,223	16,614,549	37,135,018	17,935,327	10,278,879	814,673	125,040,669
Held-to-maturity investments	714,266	3,334,969	1,884,713	1,273,081	226,026	—	7,433,055
Other assets (*)	13,735	1,184	3,106	30,835	302	6,685,015	6,734,177

Total assets	67,685,953	22,994,217	43,515,095	25,098,154	12,367,395	17,159,449	188,820,263

Liabilities:
Bank deposits	5,761,262	580,465	252,957	—	—	185,799	6,780,483
Other deposits	—	61,107,229	18,625,554	5,220,105	104,870	20,740,085	105,797,843
Interbank money market takings	12,625,524	—	1,187,851	396,002	34,025	—	14,243,402
Miscellaneous payables	—	—	—	—	—	3,958,483	3,958,483
Securities issued	1,141,795	3,530,443	1,309,111	6,328,269	—	—	12,309,618
Funds borrowed	4,125,992	9,243,798	4,164,045	132,124	1,608,755	—	19,274,714
Other liabilities (**)	59,830	142,299	261,385	957,933	3,322,881	21,711,392	26,455,720

Total liabilities	23,714,403	74,604,234	25,800,903	13,034,433	5,070,531	46,595,759	188,820,263

On balance sheet long position	43,971,550	—	17,714,192	12,063,721	7,296,864	—	81,046,327
On balance sheet short position	—	(51,610,017)	—	—	—	(29,436,310)	(81,046,327)
Off-balance sheet long position	1,116,796	2,324,066	—	—	—	—	3,440,862
Off-balance sheet short position	—	—	(322,791)	(1,541,115)	(936,200)	—	(2,800,106)

Net Position	45,088,346	(49,285,951)	17,391,401	10,522,606	6,360,664	(29,436,310)	640,756

(*)              Subsidiaries, associates and tangible and intangible assets, and deferred tax are included in non-interest bearing column.

(**)        Equity is included in non-interest bearing column in other liabilities line.

34

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             INTEREST RATE RISK (Continued)

Prior Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	3,055,551	—	—	—	—	18,829,428	21,884,979
Banks	2,158,787	114,574	6,245	—	—	291,014	2,570,620
Financial assets at fair value through profit/loss	158,375	164,087	6,250	28,995	21,869	619	380,195
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	2,629,343	2,018,908	5,222,280	4,234,901	2,217,850	15	16,323,297
Loans and receivables	33,327,775	22,020,835	21,643,728	16,994,647	10,356,457	240,075	104,583,517
Held-to-maturity investments	281,186	1,559,200	3,180,566	290,780	1,542,861	—	6,854,593
Other assets (*)	15,993	110	4,868	47,165	528	5,551,861	5,620,525

Total assets	41,627,010	25,877,714	30,063,937	21,596,488	14,139,565	24,913,012	158,217,726

Liabilities:
Bank deposits	4,340,899	452,338	22,912	—	—	59,910	4,876,059
Other deposits	44,970,026	19,229,378	5,909,177	19,415	—	16,752,913	86,880,909
Interbank money market takings	15,596,871	233,330	349,241	—	205,860	—	16,385,302
Miscellaneous payables	—	—	—	—	—	3,160,415	3,160,415
Securities issued	718,111	2,188,178	2,584,786	4,966,682	—	—	10,457,757
Fund borrowed	3,795,555	6,750,842	3,566,606	70,562	743,483	—	14,927,048
Other liabilities (**)	142,908	19,277	127,000	458,380	1,660,806	19,121,865	21,530,236

Total liabilities	69,564,370	28,873,343	12,559,722	5,515,039	2,610,149	39,095,103	158,217,726

On balance sheet long position	—	—	17,504,215	16,081,449	11,529,416	—	45,115,080
On balance sheet short position	(27,937,360)	(2,995,629)	—	—	—	(14,182,091)	(45,115,080)
Off-balance sheet long position	658,387	1,660,268	—	—	—	—	2,318,655
Off-balance sheet short position	—	—	—	(1,304,201)	(777,200)	—	(2,081,401)

Net Position	(27,278,973)	(1,335,361)	17,504,215	14,777,248	10,752,216	(14,182,091)	237,254

(*)              Subsidiaries, associates and tangible and intangible assets are stated in non-interest bearing column.

(**)        Equity is included in non-interest bearing column in other liabilities line.

Average interest rates applied to monetary financial instruments (*):

	Euro	US Dollar	Yen	TL
Current Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	0.24	—	2.96
Banks	0.01	0.36	—	11.55
Financial assets at fair value through profit/loss	—	—	—	—
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.25	6.86	—	6.95
Loans and receivables	3.86	4.69	—	12.10
Held-to-maturity investments	—	1.00	—	5.69

Liabilities:
Bank deposits	0.63	0.29	—	12.48
Other deposits	1.76	1.97	—	10.43
Interbank money market takings	—	0.73	—	8.90
Miscellaneous payables	—	—	—	—
Securities issued	2.54	3.85	0.93	10.34
Funds borrowed	0.92	1.66	—	6.74

35

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             INTEREST RATE RISK (Continued)

	Euro	US Dollar	Yen	TL
Prior Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	—	—	1.51
Banks	0.01	0.28	—	10.47
Financial assets at fair value through profit/loss	—	—	—	—
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.25	6.96	—	7.19
Loans and receivables	4.36	5.40	—	12.70
Held-to-maturity investments	—	1.58	—	5.56

Liabilities:
Bank deposits	0.66	0.42	—	8.59
Other deposits	1.99	2.13	—	9.22
Interbank money market takings	—	0.95	—	9.82
Miscellaneous payables	—	—	—	—
Securities issued	3.47	3.45	—	9.06
Funds borrowed	0.96	1.58	—	7.04

(*)             The rates above are calculated over financial instruments with interest rates.

The interest rate risk of the banking book items

Frequency of Measurement Rate of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity

1. TRY	500 / (400)	(2,118,483) / 2,091,684	(10.28%) / 10.15%
2. EURO	200 / (200)	267,531 / (39,507)	1.30% / (0.19%)
3. US Dollar	200 / (200)	681,395 / (591, 822)	3.30% / (2.87%)
Total (For Negative Shocks)	—	1,460,355	7.09%
Total (For Positive Shocks)	—	(1,169,557)	(5.68%)

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity

1. TRY	500 / (400)	(2,440,546) / 2,452,172	(13.54%) / 13.61%
2. EURO	200 / (200)	178,773 / (9,440)	0.99% / (0.05%)
3. US Dollar	200 / (200)	441,639 / (383,071)	2.45% / (2.13%)
Total (For Negative Shocks)	—	2,059,661	11.43%
Total (For Positive Shocks)	—	(1,820,134)	(10.10%)

36

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             INTEREST RATE RISK (Continued)

Stock position risks arising from banking book items

Information on separations of risks according to objectives including their relation with gains presented in equity and strategically reasons, accounting accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)

Stocks quoted in exchange(*)	533,187	533,187	533,187
1.Stocks Investments Group A	533,187	533,187	533,187
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	1,325,771	1,273,616	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)

Stocks quoted in exchange(*)	631,875	631,875	631,875
1.Stocks Investments Group A	631,875	631,875	631,875
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	1,105,122	1,053,476	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Total unrealized gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unrealized gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized Gain/Loss	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Current Period	in Current Period	Total (*)	Included in Core Capital	Total (*)	Included in Core Capital

1. Private Capital Investments	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	81,098	81,098
3. Other Stocks	—	702,434	702,434	—	—
4. Total	—	702,434	702,434	81,098	81,098

(*)             Amounts are presented including the effect of deferred tax.

37

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

V.                                             INTEREST RATE RISK (Continued)

	Realized Gain/Loss	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Prior Period	in Current Period	Total (*)	Included in Core Capital	Total (*)	Included in Core Capital

1. Private Capital Investments	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	204,847	204,847
3. Other Stocks	—	524,807	524,807	—	—
4. Total	—	524,807	524,807	204,847	204,847

(*)             Amounts are presented including the effect of deferred tax.

VI.                                        LIQUIDITY RISK

In order to avoid the liquidity risk, the Bank diverts funding resources as customer deposits and foreign borrowings, considers the maturity mismatch between assets and liabilities and maintains liquid assets to guarantee sufficient liquidity during market fluctuations.

While the Bank’s short term liquidity need is met mainly with deposits, its long term liquidity is provided through foreign funding sources such as syndication and securitization transactions and international bond issues. There are no significant idle liquidity resources.

Maturity analysis of assets and liabilities according to remaining maturities

Current Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Assets:
Cash and balance with CBRT	25,127,031	—	—	—	—	—	—	25,127,031
Banks	6,674,578	111,705	56,283	—	—	—	—	6,842,566
Financial assets at fair value through profit/loss	2,110	44,150	27,125	164,236	772,397	38,432	—	1,048,450
Interbank money market placements	—	—	—	—	—	—	—	—
Available-for-sale financial assets	—	478,810	255,797	707,561	8,959,690	6,192,442	15	16,594,315
Loans and receivables	—	11,182,179	5,438,772	24,356,586	52,461,776	30,786,683	814,673	125,040,669
Held-to-maturity investments	—	81,087	60,455	374,995	2,867,910	4,048,608	—	7,433,055
Other assets	2,014	912,235	1,184	3,106	41,905	302	5,773,431	6,734,177
Total assets	31,805,733	12,810,166	5,839,616	25,606,484	65,103,678	41,066,467	6,588,119	188,820,263

Liabilities:
Bank deposits	185,799	5,761,262	580,465	252,957	—	—	—	6,780,483
Other deposits	20,740,085	—	61,107,229	18,625,554	5,220,105	104,870	—	105,797,843
Funds borrowed	—	542,210	766,888	9,658,961	2,824,965	5,481,690	—	19,274,714
Interbank money market takings	—	12,625,524	—	1,187,851	396,002	34,025	—	14,243,402
Securities issued	—	1,064,618	3,492,604	1,139,895	6,612,501	—	—	12,309,618
Miscellaneous payables	—	3,107,160	64,794	—	—	—	786,529	3,958,483
Other liabilities	—	838,667	98,572	101,255	118,948	4,457,617	20,840,661	26,455,720
Total liabilities	20,925,884	23,939,441	66,110,552	30,966,473	15,172,521	10,078,202	21,627,190	188,820,263
Liquidity gap	10,879,849	(11,129,275)	(60,270,936)	(5,359,989)	49,931,157	30,988,265	(15,039,071)	—

Prior Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total

Total assets	20,926,527	14,139,195	4,676,850	21,078,355	55,931,161	36,611,257	4,854,381	158,217,726
Total liabilities	16,812,823	70,245,968	23,293,031	15,184,411	7,805,460	6,177,711	18,698,322	158,217,726
Liquidity gap	4,113,704	(56,106,773)	(18,616,181)	5,893,944	48,125,701	30,433,546	(13,843,941)	—

(*)                 Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash in short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and shareholder’s equity in the liabilities have been included in this column.

38

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        LIQUIDITY RISK (Continued)

Residual contractual maturities of the financial liabilities

Current Period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	6,780,483	6,790,054	185,799	5,765,071	584,862	254,322	—	—
Other deposits	105,797,843	106,266,235	20,740,085	61,276,938	18,807,680	5,333,844	107,688	—
Funds borrowed	19,274,714	20,580,442	—	542,787	770,767	9,742,427	3,092,136	6,432,325
Money market takings	14,243,402	14,258,185	—	12,628,731	—	1,195,041	399,406	35,007
Issued Securities (Net)	12,309,618	13,149,556	—	1,068,109	3,522,765	1,162,151	7,396,531	—
Miscellaneous payables	3,958,483	3,958,483	786,529	3,107,160	64,794	—	—	—
Other liabilities	7,179,064	9,234,359	1,859,305	594,823	47,116	101,255	118,948	6,512,912
Total	169,543,607	174,237,314	23,571,718	84,983,619	23,797,984	17,789,040	11,114,709	12,980,244
Non-Cash Loans	35,189,591	35,189,591	2,743,445	767,900	19,943,021	7,378,938	3,788,355	567,932

Prior Period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,876,059	4,879,012	59,910	4,341,671	453,419	24,012	—	—
Other deposits	86,880,909	87,345,379	16,752,913	45,091,487	19,424,640	6,056,284	20,055	—
Funds borrowed	14,927,048	15,845,654	—	1,240,618	854,153	6,607,235	2,794,190	4,349,458
Money market takings	16,385,302	16,396,538	—	15,604,502	233,628	351,133	—	207,275
Issued Securities (Net)	10,457,757	11,312,237	—	713,864	2,208,287	2,407,908	5,982,178	—
Miscellaneous payables	3,160,415	3,160,415	322,656	2,781,158	56,601	—	—	—
Other liabilities	3,601,609	4,553,819	904,356	393,062	35,016	9,687	37,883	3,173,815
Total	140,289,099	143,493,054	18,039,835	70,166,362	23,265,744	15,456,259	8,834,306	7,730,548
Non-Cash Loans	28,633,923	28,633,923	243,079	835,912	16,437,467	6,930,286	3,503,638	683,541

This table shows the undiscounted cash flows on the Bank’s financial liabilities on the basis of their earliest possible contractual maturity. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the financial statements.

Securitisation Positions

None.

Credit risk mitigation techniques

“Basic Financial Guarantee” method is used for the financial guarantees in accordance with “Communique on Credit Risk Mitigation”. Cash or cash equivalent, treasury bill, government bond and guarantees are used in credit risk mitigation.

Applications on guarantees’ valuation and method

Policies on the valuation of financial guarantees and their evaluation and valuation of immovables that are received as mortgage for loans have been formed. These policies and procedures are prepared in accordance with “Communique on Credit Risk Mitigation” and include minimum conditions regarding guarantee valuation and management.

Types of main guarantees received

Main types of the guarantees that Bank receives for loans provided are mortgages, guarantees/sureties and financial guarantees.

Main guarantors, credit derivatives’ counterparties and their credit worthiness

Assessment of credit worthiness of main guarantors is determined and monitored in accordance with the lending and intelligence procedures of the Bank.

39

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        LIQUIDITY RISK (Continued)

Information about market and credit risk concentration in credit risk mitigation

Market risk and credit risk concentrations are carefully avoided.

Information about guarantees according to risk classifications

Information about guarantees according to risk classifications is shown in the table below:

Risk Classification-Current Period	Amount	Financial Guarantees	Other/ Physical Guarantees	Guarantees and credit derivatives
Claims on sovereigns and Central Banks	64,155,467	9,655,537	—	—
Claims on regional governments or local authorities	3,483,053	17,426	—	—
Claims on administrative bodies and other non-commercial undertakings	981,091	31,241	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	9,424,580	3,390,805	—	—
Claims on corporate	62,722,959	770,710	—	1,438,260
Claims included in the regulatory retail portfolios	28,482,442	222,718	—	—
Claims secured by residential property	38,503,828	—	—	—
Past due loans	814,673	—	—	—
Higher risk categories decided by the Agency	11,154,277	13,229	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	2,110	—	—	—
Other claims	6,931,220	—	—	—
Total	226,655,700	14,101,666	—	1,438,260

Risk Classification-Prior Period	Amount	Financial Guarantees	Other/ Physical Guarantees	Guarantees and credit derivatives

Claims on sovereigns and Central Banks	51,627,779	4,810,208	—	—
Claims on regional governments or local authorities	2,962,704	19,276	—	—
Claims on administrative bodies and other non-commercial undertakings	1,053,325	63,400	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	15,420,064	7,032,378	—	—
Claims on corporate	48,245,645	514,692	—	634,888
Claims included in the regulatory retail portfolios	24,720,962	199,482	—	—
Claims secured by residential property	32,867,468	—	—	—
Past due loans	240,075	—	—	—
Higher risk categories decided by the Agency	12,534,696	15,115	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	6,088,226	—	—	—
Total	195,760,944	12,654,551	—	634,888

40

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VI.                                        LIQUIDITY RISK (Continued)

Risk management strategies and policies

Risk management strategies are determined so as to support the Bank’s objectives and goals and maintain Bank’s presence by developing the present risk management strategies and corporate wide risk culture in parallel with the changing business and risk environment and by applying the well accepted national and international risk management practices.

The mission of Bank is to continuously increase the values added to the customers, employees, shareholders and society by managing the entrusted assets and values effectively and productively. In this scope, it is fundamental to adopt forward looking risk based approaches through forming high quality assets and good management of liabilities in all activities aiming high quality gains.

Bank’s risk management strategy is mainly based on avoiding high risks and legal risks with high impacts even if the probability of happening is low, taking measures for the risks that may occur due to ordinary banking activities, procuring protection, transferring risks to third parties through techniques like insurance or credit derivatives and accepting risks that have low impact and probability of occurrence.

Risks are defined, measured, reported and managed in compliance with the policies and national and international standards. In this respect, not only legal limits but also in-bank limits are considered. Up-to-dateness and compliance of the limits are monitored regularly. Credit risk mitigation policies are determined and approved by the Board of Directors. Besides, possible risks are considered by following the changes in the market and economic conditions.

Risk management system and organization have been formed in compliance with the Regulation of Internal Systems.

VII.                                   SEGMENT REPORTING

The Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, overdraft facilities, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, gold loans, foreign currency loans, Eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network was built in order to serve customers’ needs effectively and efficiently.

Additionally, the Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

41

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   SEGMENT REPORTING (Continued)

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,099,499	4,721,268	2,053,174	1,264	9,875,205
Interest income from loans	3,099,499	4,721,268	587,661	—	8,408,428
Interest income from reserve deposits	—	—	20,223	—	20,223
Interest income from securities portfolio	—	—	1,438,210	—	1,438,210
Interest income from banks	—	—	7,080	—	7,080
Interest income from money market transactions	—	—	—	—	—
Other interest income	—	—	—	1,264	1,264
Interest Expense	1,800,675	2,478,846	1,630,560	25,537	5,935,618
Interest expense on deposits	1,800,675	2,470,699	140,081	—	4,411,455
Interest expense on funds borrowed	—	8,147	187,339	—	195,486
Interest expense on money market transactions	—	—	683,543	—	683,543
Interest expense on securities issued	—	—	439,899	—	439,899
Other interest expenses	—	—	179,698	25,537	205,235
Net Interest Income	1,298,824	2,242,422	422,614	(24,273)	3,939,587
Net Fees and Commissions Income	286,406	310,837	76,332	—	673,575
Trading Income/ Losses (Net)	—	—	95,568	—	95,568
Dividend Income	—	—	62,130	—	62,130
Other Income	—	—	—	753,507	753,507
Provision For Losses on Loans and Other Receivables	344,350	482,579	22,586	341,878	1,191,393
Other Expenses	—	—	—	2,679,324	2,679,324
Profit Before Taxes	1,240,880	2,070,680	634,058	(2,291,968)	1,653,650
Provision for taxes	—	—	—	(380,171)	(380,171)
Net Profit/ Loss	1,240,880	2,070,680	634,058	(2,672,139)	1,273,479

SEGMENT ASSETS
Securities Portfolio	—	—	24,029,480	—	24,029,480
Derivative Financial Assets Held for Trading Purpose	—	—	1,046,340	—	1,046,340
Banks and Receivables From Money Markets	—	—	6,842,566	—	6,842,566
Investments in Associates and Subsidiaries	—	—	1,858,943	—	1,858,943
Loans and Receivables	36,202,259	70,998,671	17,839,739	—	125,040,669
Other Assets	—	—	24,052,778	5,949,487	30,002,265
TOTAL ASSETS	36,202,259	70,998,671	75,669,846	5,949,487	188,820,263

SEGMENT LIABILITIES
Deposits	45,021,105	60,776,738	6,780,483	—	112,578,326
Derivative Financial Liabilities Held for Trading Purpose	—	—	396,772	—	396,772
Interbank Money Market Takings	—	—	14,243,402	—	14,243,402
Funds Borrowed	—	362,183	18,912,531	—	19,274,714
Securities Issued	—	—	12,309,618	—	12,309,618
Other Liabilities	—	—	4,898,694	6,116,195	11,014,889
Provisions and Tax Liabilities	—	—	—	3,125,512	3,125,512
Equity	—	—	—	15,877,030	15,877,030
TOTAL LIABILITIES AND EQUITY	45,021,105	61,138,921	57,541,500	25,118,737	188,820,263

42

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VII.                                   SEGMENT REPORTING (Continued)

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	2,617,705	3,875,005	1,831,904	1,806	8,326,420
Interest income from loans	2,617,705	3,875,005	304,681	—	6,797,391
Interest income from securities portfolio	—	—	1,521,991	—	1,521,991
Interest income from banks	—	—	4,944	—	4,944
Interest income from money market transactions	—	—	288	—	288
Other interest income	—	—	—	1,806	1,806
Interest Expense	1,547,829	2,109,517	1,347,843	15,907	5,021,096
Interest expense on deposits	1,547,829	2,101,740	118,128	—	3,767,697
Interest expense on funds borrowed	—	7,777	106,479	—	114,256
Interest expense on money market transactions	—	—	714,388	—	714,388
Interest expense on securities issued	—	—	319,555	—	319,555
Other interest expenses	—	—	89,293	15,907	105,200
Net Interest Income	1,069,876	1,765,488	484,061	(14,101)	3,305,324
Net Fees and Commissions Income	263,516	216,004	38,714	—	518,234
Trading Income/ Losses (Net)	—	—	185,711	—	185,711
Dividend Income	—	—	65,966	—	65,966
Other Income	—	—	—	811,021	811,021
Provision For Losses on Loans and Other Receivables	374,479	602,459	31,354	214,766	1,223,058
Other Expenses	—	—	—	2,289,438	2,289,438
Profit Before Taxes	958,913	1,379,033	743,098	(1,707,284)	1,373,760
Provision for taxes	—	—	—	(303,277)	(303,277)
Net Profit/ Loss	958,913	1,379,033	743,098	(2,010,561)	1,070,483

SEGMENT ASSETS
Securities Portfolio	—	—	23,178,509	—	23,178,509
Derivative Financial Assets Held for Trading Purpose	—	—	379,576	—	379,576
Banks and Receivables From Money Markets	—	—	2,570,620	—	2,570,620
Investments in Associates and Subsidiaries	—	—	1,736,982	—	1,736,982
Loans and Receivables	32,952,925	61,106,957	10,523,635	—	104,583,517
Other Assets	—	—	20,860,935	4,907,587	25,768,522
TOTAL ASSETS	32,952,925	61,106,957	59,250,257	4,907,587	158,217,726

SEGMENT LIABILITIES
Deposits	36,352,846	50,528,063	4,876,059	—	91,756,968
Derivative Financial Liabilities Held for Trading Purpose	—	—	250,252	—	250,252
Interbank Money Market Takings	—	—	16,385,302	—	16,385,302
Funds Borrowed	—	225,187	14,701,861	—	14,927,048
Securities Issued	—	—	10,457,757	—	10,457,757
Other Liabilities	—	—	2,341,732	4,432,461	6,774,193
Provisions and Tax Liabilities	—	—	—	2,894,456	2,894,456
Equity	—	—	—	14,771,750	14,771,750
TOTAL LIABILITIES AND EQUITY	36,352,846	50,753,250	49,012,963	22,098,667	158,217,726

43

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FIVE

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS

1.                  Cash and balances with Central Bank

	Current Period		Prior Period
	TL	FC	TL	FC
Cash	1,228,158	307,306	1,008,203	362,556
Central Bank of the Republic ofTurkey (*)	1,168,447	22,248,484	3,055,674	17,385,018
Other	156,750	17,886	62,451	11,077
Total	2,553,355	22,573,676	4,126,328	17,758,651

(*)             TL 22,139,148 (31 December 2014: TL 16,156,471) of the foreign currency deposit at Central Bank of the Republic of Turkey consists of foreign currency reserve deposits.

In accordance with “Announcement on Reserve Deposits” of CBRT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate ranging from 5% to 11.5% (31 December 2014: ranging from 5% to 11.5%). For foreign currency liabilities, all banks shall provide a reserve rate ranging from 6% to 20% in US Dollar or Euro (31 December 2014: ranging from 6% to 13%).

According to 2014-72 numbered and 21 October 2014 dated announcement of Central Bank of the Republic of Turkey, interest has been started to be paid for Turkish Lira reserve deposit beginning from November 2014.

According to 2015-35 numbered and 2 May 2015 dated announcement of Central Bank of Republic of Turkey, interest has started to be paid for US Dollar denominated reserve deposits beginning from May 2015.

Balances with the Central Bank of Republic of Turkey

	Current Period		Prior Period
	TL	FC	TL	FC
Unrestricted Demand Deposits	1,156,218	109,336	3,054,416	1,228,547
Unrestricted Time Deposits	—	—	—	—
Restricted Time Deposits	150	—	3	—
Reserve Deposits	12,079	22,139,148	1,255	16,156,471
Total	1,168,447	22,248,484	3,055,674	17,385,018

2.                  Further information on financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

None.

Trading securities subject to repurchase agreements

None.

44

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Positive differences on derivative financial assets held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward Transactions	26,345	969	3,616	474
Swap Transactions	874,583	143,165	338,329	31,410
Futures	—	—	—	—
Options	394	884	530	5,217
Other	—	—	—	—
Total	901,322	145,018	342,475	37,101

3.                  Information on banks

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	6,009	6,836,557	14,733	2,555,887
Domestic	6,009	4	14,733	348,007
Foreign	—	6,836,553	—	2,207,880
Foreign Head Offices and Branches	—	—	—	—
Total	6,009	6,836,557	14,733	2,555,887

4.                  Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Share Certificates	—	—	—	—
Bonds, Treasury Bills and Similar Marketable Securities	715,168	491,919	1,624,464	354,106
Other	—	—	—	—
Total	715,168	491,919	1,624,464	354,106

45

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Available-for-sale financial assets subject to repurchase agreements

	Current Period		Prior Period
	TL	FC	TL	FC
Government Bonds	6,124,553	—	8,668,579	—
Treasury Bills	—	—	—	—
Other Debt Securities	—	3,517,426	—	3,132,480
Bonds Issued or Guaranteed by Banks	—	—	—	—
Asset Backed Securities	—	—	—	—
Total	6,124,553	3,517,426	8,668,579	3,132,480

Information on available-for-sale financial assets

	Current Period	Prior Period
Debt securities	16,955,244	16,351,196
Quoted on a Stock Exchange	16,955,244	16,351,196
Unquoted	—	—
Equity securities	15	15
Quoted on a Stock Exchange	—	—
Unquoted	15	15
Provision for impairment on available-for-sale financial assets (-)	360,944	27,914
Total	16,594,315	16,323,297

5.                  Information on loans

Information on all types of loans and advances given to shareholders and employees of the Bank

	Current Period		Prior Period
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	31,642	—	10,174
Legal entities	—	31,642	—	10,174
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	96,217	—	86,082	—
Total	96,217	31,642	86,082	10,174

46

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information about loans classified in the first and second group and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
	Loans and	Agreement conditions modified		Loans and	Agreement conditions modified
Cash Loan	other receivables	Payment plan extensions	Other	other receivables	Payment plan extensions	Other
Non-specialized loans	117,386,542	715,685	—	5,189,273	932,287	—
Loans given to enterprises	36,833,698	186,172	—	1,439,783	622,379	—
Export loans	4,844,452	—	—	182,668	5,229	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	2,565,122	—	—	154	—	—
Consumer loans	29,976,932	144,597	—	1,907,845	255,106	—
Credit cards	4,632,737	—	—	387,273	13,288	—
Other	38,533,601	384,916	—	1,271,550	36,285	—
Specialized lending	2,209	—	—	—	—	—
Other receivables	—	—	—	—	—	—
Total	117,388,751	715,685	—	5,189,273	932,287	—

Information related to the changes in the payment plans of loans and other receivables:

	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
Number of modifications to extend payment plans
Extended for 1 or 2 times	715,685	690,212
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	4,941	11
6 - 12 Months	224	176
1-2 Years	7,647	10,855
2-5 Years	499,532	208,814
5 Years and Over	203,341	470,356

(*)             The above tables include the change in the payment plans of standard and under close monitoring loans and other receivables after 28 May 2011.

47

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer Loans — TL	349,963	30,077,571	30,427,534
Housing Loans	7,278	14,856,435	14,863,713
Automobile Loans	4,992	421,164	426,156
General Purpose Loans	337,693	14,799,972	15,137,665
Other	—	—	—
Consumer Loans — FC indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Consumer Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Retail Credit Cards — TL	3,484,136	128,588	3,612,724
With Installment	1,538,341	70,487	1,608,828
Without Installment	1,945,795	58,101	2,003,896
Retail Credit Cards — FC	7,534	—	7,534
With Installment	—	—	—
Without Installment	7,534	—	7,534
Personnel Loans — TL	2,832	40,861	43,693
Housing Loan	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	2,832	40,861	43,693
Other	—	—	—
Personnel Loans — FC indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Personnel Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Personnel Credit Cards — TL	52,016	206	52,222
With Installment	21,483	153	21,636
Without Installment	30,533	53	30,586
Personnel Credit Cards — FC	302	—	302
With Installment	—	—	—
Without Installment	302	—	302
Overdraft Checking Accounts — TL (Real persons)	1,813,147	—	1,813,147
Overdraft Checking Accounts — FC (Real persons)	106	—	106
Total	5,710,036	30,247,226	35,957,262

48

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Installment based commercial loans and corporate credit cards

	Short-Term	Medium and Long- Term	Total
Installment-based Commercial Loans — TL	980,973	23,262,103	24,243,076
Real Estate Loans	13,001	759,161	772,162
Automobile Loans	59,148	1,647,156	1,706,304
General Purpose Loans	908,824	20,855,786	21,764,610
Other	—	—	—
Installment-based Commercial Loans — FC indexed	25,495	1,188,123	1,213,618
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	25,495	1,188,123	1,213,618
Other	—	—	—
Installment-based Commercial Loans — FC	329	5,476,676	5,477,005
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	329	5,430,048	5,430,377
Other	—	46,628	46,628
Corporate Credit Cards — TL	1,359,980	298	1,360,278
With Installment	475,994	298	476,292
Without Installment	883,986	—	883,986
Corporate Credit Cards — FC	238	—	238
With Installment	—	—	—
Without Installment	238	—	238
Overdraft Checking Accounts — TL (Corporate)	974,486	—	974,486
Overdraft Checking Accounts — FC (Corporate)	—	—	—
Total	3,341,501	29,927,200	33,268,701

Allocation of domestic and overseas loans

	Current Period	Prior Period
Domestic Loans	123,924,308	104,145,709
Foreign Loans	301,688	197,733
Total	124,225,996	104,343,442

Loans to associates and subsidiaries

	Current Period	Prior Period
Direct Loans Provided to the Subsidiaries and Associates	152,821	74,105
Indirect Loans Provided to the Subsidiaries and Associates	—	—
Total	152,821	74,105

49

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Specific provisions for loans

	Current Period	Prior Period
Loans and Receivables with Limited Collectability	103,341	60,286
Loans and Receivables with Doubtful Collectability	317,460	546,295
Uncollectible Loans and Receivables	3,506,084	3,127,716
Total	3,926,885	3,734,297

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current period	32,826	67,389	63,592
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	32,826	67,389	63,592

Prior period	34,563	92,576	82,945
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	34,563	92,576	82,945

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Balance at the beginning of the period	300,361	546,295	3,127,716
Additions (+)	1,399,014	6,732	29,732
Transfers from other categories of loans under follow-up (+)	—	954,758	780,003
Transfers to other categories of loans under follow-up (-) (*)	994,046	757,455	31,853
Collections (-)	104,775	115,410	399,514
Write-offs (-)	—	—	—
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit cards	—	—	—
Other	—	—	—
Balance at the end of the period	600,554	634,920	3,506,084
Specific provision (-)(**)	103,341	317,460	3,506,084
Net balance	497,213	317,460	—

(*)             Loans that are transferred from restructured loans to non-performing loans and from non-performing loans to restructured loans are presented in the Transfers from and to other categories of loans under follow-up lines.

(**)      As of 30 September 2015, the Bank  reserved 20% provision for TL 106,622, which is the remaining portion of non-performing loans of TL 190,445 given to a group when guarantees are taken into consideration.

Uncollectible loans and receivables are collected by liquidation of collaterals and legal follow-up.

50

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period
Balance at the end of the period	204,705	7,840	205,039
Specific provision (-)	26,158	3,920	205,039
Net balance on balance sheet	178,547	3,920	—

Prior Period
Balance at the end of the period	7,681	2,907	244,100
Specific provision (-)	1,536	2,907	244,100
Net balance on balance sheet	6,145	—	—

Non-performing foreign currency denominated loans are followed in TL accounts.

Loan customer concentration of gross and net amounts of non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period (Net)	497,213	317,460	—
Consumer and Commercial Loans (Gross)	595,381	626,624	3,435,830
Specific Provision (-)	102,306	313,312	3,435,830
Consumer and Commercial Loans (Net)	493,075	313,312	—
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	5,173	8,296	68,703
Specific Provision (-)	1,035	4,148	68,703
Other Loans and Receivables (Net)	4,138	4,148	—

Prior Period (Net)	240,075	—	—
Consumer and Commercial Loans (Gross)	297,145	539,926	3,067,758
Specific Provision (-)	59,643	539,926	3,067,758
Consumer and Commercial Loans (Net)	237,502	—	—
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	3,216	6,369	58,407
Specific Provision (-)	643	6,369	58,407
Other Loans and Receivables (Net)	2,573	—	—

51

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

6.                  Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Period		Prior Period
	TL	FC	TL	FC
Government Bonds	7,200,912	—	6,761,749	—
Treasury Bills	—	—	—	—
Other Securities Issued by the Governments	—	—	—	—
Total	7,200,912	—	6,761,749	—

Information on held-to-maturity investment securities

	Current Period	Prior Period
Debt Securities	7,436,080	6,860,448
Quoted at Stock Exchanges	7,203,937	6,767,604
Unquoted at Stock Exchanges	232,143	92,844
Impairment Losses (-)	3,025	5,855
Total	7,433,055	6,854,593

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	6,854,593	5,403,815
Foreign currency differences on monetary assets	44,172	7,990
Purchases during the period	955,213	2,924,991
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(576,755)	(1,764,546)
Impairment losses	2,830	51,505
Change in amortized costs of the securities (*)	153,002	230,838
Balances at the end of the period	7,433,055	6,854,593

(*)             Changes in amortized costs of the marketable securities also include rediscount differences in marketable securities.

Information on held-to-maturity investments

	Cost		Carrying Value
Current Period	TL	FC	TL	FC
Collateralized/blocked investment securities	932,215	232,087	981,409	232,143
Investments subject to repurchase agreements	5,012,480	—	5,489,861	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	710,978	—	729,642	—
Total	6,655,673	232,087	7,200,912	232,143

52

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

	Cost		Carrying Value
Prior Period	TL	FC	TL	FC
Collateralized/blocked investment securities	931,961	92,800	972,002	92,844
Investments subject to repurchase agreements	5,289,597	—	5,629,267	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	150,772	—	160,480	—
Total	6,372,330	92,800	6,761,749	92,844

(*)             The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Other” line.

7.                  Information on investments in associates

Information on investments in associates

Associate		Address (City/ Country)	Bank’s Share – If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Kıbrıs Vakıflar Bankası Ltd.	Lefkoşa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası AŞ (**)	İstanbul/TURKEY	8.38	8.38
3	Roketsan Roket Sanayi ve Ticaret AŞ (*)	Ankara/TURKEY	9.93	9.93
4	Bankalararası Kart Merkezi AŞ	İstanbul/TURKEY	9.70	9.70
5	Kredi Kayıt Bürosu AŞ (*)	İstanbul/TURKEY	9.09	9.09
6	Güçbirliği Holding AŞ (*)	İzmir/TURKEY	0.07	0.07
7	İzmir Enternasyonel Otelcilik AŞ	İstanbul/TURKEY	5.00	5.00
8	İstanbul Takas ve Saklama Bankası AŞ (*)	İstanbul/TURKEY	4.37	4.37
9	Kredi Garanti Fonu AŞ (*)	Ankara/TURKEY	1.69	1.69
10	Tasfiye Halinde World Vakıf UBB Ltd.	Lefkoşa/NCTR	82.00	85.24

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Period Profit/Loss	Prior Period Profit/Loss	Company’s Fair Value
1	884,289	66,941	9,582	49,270	3,531	5,285	1,459	—
2	19,260,070	2,426,185	544,581	350,597	165,013	188,352	214,399	2,510,667
3	2,743,442	638,291	491,128	4,234	—	30,719	87,089	—
4	65,901	35,309	39,402	744	—	9,605	7,882	—
5	117,454	95,105	61,625	2,160	1	17,045	15,409	—
6	134,882	(23,679)	88,023	267	—	(9,042)	(1,602)	—
7	98,872	(11,664)	89,528	—	—	(30,171)	(8,536)	—
8	6,485,603	824,413	100,345	99,854	7,836	87,910	66,776	—
9	308,741	303,658	4,283	6,311	—	10,141	6,085	—
10	1,470	(79,113)	—	—	—	(5,425)	(4,039)	—

(*)             The financial statements for these associates as at and for the period ended 30 June 2015 are presented.

(**)      Figures are obtained from reviewed financial statements as at and for the period ended 30 June 2015 disclosed in Public Disclosure Platform.

53

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Movement table of investments in associates

	Current Period	Prior Period
Balance at the beginning of the period	305,469	245,523
Movements during the period	(42,935)	59,946
Transfers	—	—
Acquisitions and capital increases	—	—
Bonus shares received	21,453	19,985
Income/loss from investments under equity accounting	—	—
Sales and liquidations	—	—
Fair value changes	(64,388)	39,961
Impairment losses	—	—
Balance at the end of the period	262,534	305,469
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,500,000 to TL 1,750,000 in the Ordinary Meeting of General Assembly of the Company dated 26 March 2015, the share of the Bank amounting to TL 20,944 is presented in the movement table of investments in associates as bonus shares received.

In the current period, subsequent to the approval of the decision of the capital of Kredi Garanti Fonu A.Ş. in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015, an associate of the Bank, has been increased from TL 240,000 to TL 278,439, TL 29,000 is paid from company’s own resources and TL 9,439 is paid cash by two new shareholders and registered to commercial register on 10 April 2015. After the capital increase, Bank’s current nominal share has been increased from TL 4,211 to TL 4,719 by a bonus increase of TL 509 and Bank’s share percentage will be decreased from 1.75% to 1.69% after the involvement of two shareholders as at 10 April 2015. The share of the Bank amounting to TL 509 is presented as bonus shares received in the movement table of investments in associates.

In the prior period, subsequent to the approval of the decision of the capital of İstanbul Takas ve Saklama Bankası A.Ş.  in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, an associate of the Bank, has been increased from TL 420,000 to TL 600,000, TL 120,000 has been paid from bonus shares and TL 60,000 has been paid in cash amounting to TL 180,000 in total. The share of the Bank amounting to TL 3,230 is presented as bonus shares received in the movement table of investments in associates. The stock right in cash capital commitment has been removed related to the capital increase and the usage of Istanbul Stock Exchange, Banks’ share percentage has been decreased from 4.86% to 4.37%.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,300,000 to TL 1,500,000 in the Ordinary Meeting of General Assembly of the Company dated 27 March 2014, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

The title of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to
24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassified as “Investments in associates”. The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed on 27 August 2013. Thus, the company’s title has been changed as “World Vakıf UBB Ltd in Liquidation”.

54

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Sectoral distribution of investments in financial associates

	Current Period	Prior Period
Banks	246,415	289,858
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Finance companies	—	—
Other associates	4,719	4,211
Total	251,134	294,069

Quoted associates

	Current Period	Prior Period
Quoted at domestic stock exchanges	210,394	253,838
Quoted at international stock exchanges	—	—
Total	210,394	253,838

Investments in associates disposed during the period

There is not any associate disposed in the current period.

Investments in associates acquired during the period

There is not any associate acquired in the current period.

55

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

8.                  Investments in subsidiaries

Information on financial subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama AŞ	Vakıf Yatırım Menkul Değerler AŞ	Vakıf Factoring AŞ	Güneş Sigorta AŞ	Vakıf Emeklilik AŞ	Vakıf Portföy Yönetimi AŞ	Vakıf Gayrimenkul Yat. Ort. AŞ	Vakıf Menkul Kıymet Yat. Ort. AŞ

Paid in Capital	114,483	65,000	35,000	22,400	150,000	26,500	3,000	205,400	20,000
Share Premium	—	—	—	—	—	—	—	246,731	—
Adjustment to paid-in capital	—	367	(39)	29,228	(1,937)	7,781	52	22,002	99
Valuation changes in marketable securities	15,340	2,711	34,731	—	176,837	335	—	—	—
Profit on sale of associates, subsidiaries and buildings	—	—	—	—	17,763	—	—	—	—
Bonus shares from investment and associates, subsidiaries and joint ventures (business partners)	—	—	—	—	59	191	—	—	—
Legal Reserves	8,824	3,890	5,644	5,128	17,179	18,385	920	4,709	395
Extraordinary Reserves	—	32,931	7,368	34,944	19,247	38,943	7,919	73,477	—
Other Profit Reserves	148,573	—	2,308	—	—	—	—	—	—
Profit/Loss	122,973	11,006	(5,889)	6,509	(314,373)	63,128	1,461	15,061	(2,263)
Prior Period’sProfit/Loss	102,600	52	872	—	(144,911)	54,925	—	—	(2,490)
Current Period’s’ Profit/Loss	20,373	10,954	(6,761)	6,509	(169,462)	8,203	1,461	15,061	227
Minority Rights	—	124	—	—	—	—	—	—	—
Total Core Capital	410,193	116,029	79,123	98,209	64,775	155,263	13,352	567,380	18,231
SUPPLEMENTARY CAPITAL	—	—	—	—	—	—	—	—	—
CAPITAL	410,193	116,029	79,123	98,209	64,775	155,263	13,352	567,380	18,231
NET AVAILABLE EQUITY	410,193	116,029	79,123	98,209	64,775	155,263	13,352	567,380	18,231

Reviewed BRSA financial statements as of 30 June 2015 are considered.

56

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Vakıf Yatırım Menkul Değerler AŞ, a subsidiary of the Bank, calculates capital adequacy in accordance with “Communiqué on Capital and Capital Adequacy of Intermediary Firms” of CMB every six month. Güneş Sigorta AŞ ve Vakıf Emeklilik AŞ that operate in insurance business calculate capital adequacy in accordance with “Communiqué on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Undersecretariat of Treasury every six month. According to the calculations at 30 September 2015, there is no capital requirement for the subsidiaries mentioned.

Information on investments in subsidiaries

	Subsidiary	Address (City / Country)	Bank’s Share - If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta AŞ (*)	İstanbul/TURKEY	36.35	36.35
2	Vakıf Emeklilik AŞ (**)	İstanbul/TURKEY	53.90	75.30
3	Vakıf Faktoring AŞ	İstanbul/TURKEY	78.39	86.99
4	Vakıf Finansal Kiralama AŞ (***)	İstanbul/TURKEY	58.71	64.40
5	Vakıf Yatırım Menkul Değerler AŞ (*)	İstanbul/TURKEY	99.00	99.44
6	Vakıfbank International AG(**)	Vienna/AUSTRIA	90.00	90.00
7	Vakıf Portföy Yönetimi AŞ (*)	İstanbul/TURKEY	100.00	100.00
8	Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ (*)	İstanbul/TURKEY	22.89	32.91
9	Vakıf Gayrimenkul Yatırım Ortaklığı AŞ (*)	İstanbul/TURKEY	38.70	40.64
10	Vakıf Enerji ve Madencilik AŞ (**)	Ankara/ TURKEY	65.50	84.96
11	Taksim Otelcilik AŞ (*)	İstanbul/TURKEY	51.00	51.52
12	Vakıf Pazarlama Sanayi ve Ticaret AŞ (****)	İstanbul/TURKEY	69.33	74.98
13	Vakıf Gayrimenkul Değerleme AŞ	Ankara/ TURKEY	54.29	58.57

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Period Profit/(Loss)	Prior Period Profit/(Loss)	Company’s Fair Value
1	1,454,598	205,918	472,000	23,953	17,005	(71,124)	6,975	339,423
2	3,603,092	178,176	90,231	16,941	107	14,197	11,694	705,800
3	637,729	101,815	2,729	52,308	—	10,116	7,558	79,300
4	1,416,331	116,029	6,011	47,370	—	10,953	3,257	68,253
5	116,939	93,567	455	5,040	1,163	(6,584)	2,835	86,700
6	3,441,805	448,355	1,321	63,275	13,284	28,967	24,880	482,382
7	14,673	14,123	245	1,020	23	2,236	1,913	56,900
8	17,700	17,472	36	301	722	(527)	(320)	16,602
9	772,101	770,829	485,566	24,077	—	22,403	14,498	401,915
10	22,604	6,167	1,073	287	—	(1,736)	182	14,100
11	371,186	359,071	243,396	6,512	—	9,112	6,080	364,500
12	47,990	40,368	653	2,828	1,272	3,861	3,420	53,100
13	30,049	25,648	389	2,213	122	829	4,362	40,900

(*)                            Figures are obtained from reviewed financial statements as at and for the period ended 30 September 2015 disclosed in Public Disclosure Platform.

(**)                     The financial statements for these subsidiaries as at and for the period ended 30 June  2015 are presented.

(***)              Figures are obtained from reviewed financial statements as at and for the period ended 30 June 2015 disclosed in Public Disclosure Platform.

(****)       The financial statements for these subsidiaries as at and for the year ended 31 December 2014 are presented.

57

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Movement table of investments in subsidiaries

	Current Period	Prior Period
Balance at the beginning of the period	1,431,513	1,365,470
Movements during the period	164,896	66,043
Transfers	—	—
Acquisitions and capital increases	—	205,713
Bonus shares received	4,605	—
Dividends from current year profit	(26,186)	(34,017)
Sales and liquidations	—	—
Fair value changes	232,063	(107,850)
Impairment losses	(45,586)	2,197
Balance at the end of the period	1,596,409	1,431,513
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

Methods to measure investments in subsidiaries

	Current Period	Prior Period
Measured at cost	—	—
Measured at fair value	1,596,409	1,431,513
Equity method of accounting	—	—
Total	1,596,409	1,431,513

Sectoral distribution of investments in financial subsidiaries

	Current Period	Prior Period
Insurance companies	503,808	402,768
Banks	434,144	321,124
Factoring companies	62,163	65,273
Leasing companies	40,071	45,149
Finance companies	—	—
Other financial subsidiaries	302,074	353,283
Total	1,342,260	1,187,597

Quoted subsidiaries

	Current Period	Prior Period
Quoted at domestic stock exchanges	322,793	378,037
Quoted at international stock exchanges	—	—
Total	322,793	378,037

Investments in subsidiaries disposed during the period

There is no disposal in subsidiaries in the current period.

Investments in subsidiaries acquired during the period

There is no subsidiary acquired in the current period.

58

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

In the current period, the title of Vakıf Finans Factoring Hizmetleri AŞ has been changed to Vakıf Faktoring AŞ, the aforementioned change of title has been registered on 13 April 2015.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ from TL 203,320 to TL 205,400 by a bonus increase of TL 2,080 in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 78,690 to TL 79,495 by bonus increase of TL 805 and Bank’s share percentage has been remained the same 38.70%. The share of the Bank amounting to TL 805 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, in total full TL 12 nominal share of Vakıf Portföy AŞ has been purchased by Bank from other real person shareholders and Bank has signed share transfer contract with real person shareholders on 11 February 2015. Thus, Bank’s nominal share has been increased from full TL 2,999,988 to full TL 3,000,000. Bank’s share percentage has been increased from 99.99% to 100.00%.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Değerleme A.Ş. from TL 7,000 to TL 14,000 by a bonus increase of TL 7,000 in the Ordinary Meeting of General Assembly of the Company dated 20 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 3,800 to TL 7,600 by TL 3,800 and Bank’s share percentage has been remained the same 54.29%. The share of the Bank amounting to TL 3,800 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the prior period, Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ has decided to increase the capital of TL 15,000 to TL 20,000 in its registered capital ceiling amounting to TL 50,000 in accordance with Capital Markets Board’s temporary clause 1 of “Communiqué on Securities Investment Associations” (III-48.2).  In the capital increase, Bank’s nominal share amount has increased from TL 1,763 to TL 2,351 with an increase of TL 588 by using stock rights on 25 November 2014. Besides, in order to finalize the capital increase, Bank has purchased additional shares from stock rights that have not been used in due, amounting to TL 2,228 from Istanbul Stock Exchange Share Market on 2 December 2014. In this context, Bank’s total nominal share has increased to TL 4,579 and share percentage has increased to 22.89%.  The share of the Bank amounting to TL 2,815 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, at the Extraordinary General Assembly of Taksim Otelcilik AŞ dated 24 June 2014, the decision of increasing the capital from TL 269,257 to TL 334,257 through rights offering by TL 65,000.  The related change has been registered on 22 July 2014. The nominal share of the Bank TL 137,324 has been increased by cash TL 33,151 to TL 170,474. The share percentage of the Bank is remained the same 51.001%. TL 8,288 of the cash commitment amounting to TL 33,151 is paid on 15 July 2014, TL 24,863 is paid on 2 October 2014. Total cash commitment TL 33,151 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, related to the capital increase of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ from TL 106,200 to TL 203,320, the Bank has obtained shares with a nominal value of TL 29,345 at a rate of TL 3.44 by using the stock rights. For these shares TL 100,947 has been paid. Besides, Bank has obtained shares with a nominal value of TL 20,000 at TL 3.44 rate since the other shareholders did not use their stock rights. Bank has paid TL 68,800 for the shares. As at 4 July 2014, company’s capital increase has been registered and as of the date the existing nominal share of the Bank has been increased from TL 29,345 to TL 78,690 Bank’s share percentage has been increased from 27.63% to 38.70%. The capital increase as of TL 169,747 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, the title of Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı has been changed to Vakıf Menkul Kıymet Yatırım Ortaklığı. The new title of the company has been registered on
9 April 2014.

9.                  Investments in joint-ventures

None.

59

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

10.           Information on finance lease receivables (net)

None.

11.           Information on hedging purpose derivatives

Positive differences on derivative financial instruments held for risk management purposes

None.

12.           Information on investment properties

None.

13.           Information on deferred tax assets

As at 30 September 2015 and 31 December 2014, items generating deferred tax assets or liabilities are listed below:

	Current period	Prior Period
Deferred tax assets:	275,673	227,132
Provision for employee termination benefits and unused vacations	89,261	81,013
Other provisions	40,950	28,083
Valuation differences of associates and subsidiaries	23,456	23,456
Valuation differences of financial assets and liabilities	109,490	82,413
BRSA - Tax Code depreciation differences	10,627	10,131
Other	1,889	2,036

Deferred tax liabilities:	(264,603)	(154,695)
Valuation differences of financial assets and liabilities	(187,897)	(114,636)
Valuation differences of associates and subsidiaries	(47,840)	(40,059)
Valuation differences of properties	(28,866)	—
Deferred tax assets, net	11,070	72,437

14.           Information on assets held for sale and assets related to the discontinued operations

As at 30 September 2015 assets held for sale and assets related to the discontinued operations amount to TL 833,296 (31 December 2014: TL 745,883).

15.           Information on other assets

As at 30 September 2015 and 31 December 2014 other assets are as follows:

	Current period	Prior Period
Receivables from credit card payments	896,866	772,007
Prepaid expenses	641,155	617,476
Guarantees given for repurchase agreements	244,658	193,605
Guarantees given for derivative financial instruments	586,685	351,579
Receivables from term sale of assets	49,162	68,664
Other	115,528	212,142
Total	2,534,054	2,215,473

60

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES

1.                  Information on maturity profile of deposits

Current Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total

Saving Deposits	4,587,410	—	454,420	21,365,937	836,089	245,791	128,100	—	27,617,747
Foreign Currency Deposits	4,881,736	—	3,725,257	16,575,529	1,632,682	901,117	3,607,899	—	31,324,220
Residents in Turkey	4,365,979	—	3,723,893	16,310,399	1,377,090	624,788	965,845	—	27,367,994
Residents Abroad	515,757	—	1,364	265,130	255,592	276,329	2,642,054	—	3,956,226
Public Sector Deposits	4,948,524	—	3,894,955	6,826,874	882,241	2,175,242	199,558	—	18,927,394
Commercial Deposits	2,140,921	—	4,031,993	10,822,504	602,038	62,317	4,618	—	17,664,391
Other	3,679,810	—	1,789,696	3,982,369	200,812	88,223	21,497	—	9,762,407
Precious Metal Deposits	501,684	—	—	—	—	—	—	—	501,684
Bank Deposits	185,799	—	4,852,021	1,453,578	148,837	135,949	4,299	—	6,780,483
Central Bank	1,024	—	—	—	—	—	—	—	1,024
Domestic Banks	7,504	—	4,624,469	880,503	61,232	13,633	4,299	—	5,591,640
Foreign Banks	172,760	—	227,552	573,075	87,605	122,316	—	—	1,183,308
Participation Banks	4,511	—	—	—	—	—	—	—	4,511
Other	—	—	—	—	—	—	—	—	—
Total	20,925,884	—	18,748,342	61,026,791	4,302,699	3,608,639	3,965,971	—	112,578,326

Prior Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total

Saving Deposits	3,715,353	—	463,572	18,032,423	1,393,667	328,345	136,781	—	24,070,141
Foreign Currency Deposits	3,234,204	—	2,197,700	11,340,861	1,411,649	759,201	2,828,588	—	21,772,203
Residents in Turkey	3,056,529	—	2,195,602	11,162,513	1,193,080	494,191	794,731	—	18,896,646
Residents Abroad	177,675	—	2,098	178,348	218,569	265,010	2,033,857	—	2,875,557
Public Sector Deposits	3,583,281	—	2,370,191	5,695,639	437,138	2,788,470	190,212	—	15,064,931
Commercial Deposits	2,157,535	—	4,622,420	10,102,792	430,016	233,506	5,478	—	17,551,747
Other	3,208,185	—	1,102,804	2,747,775	380,429	98,701	29,638	—	7,567,532
Precious Metal Deposits	854,355	—	—	—	—	—	—	—	854,355
Bank Deposits	59,910	—	3,599,082	1,086,606	80,387	33,206	16,868	—	4,876,059
Central Bank	424	—	—	—	—	—	—	—	424
Domestic Banks	2,094	—	3,288,392	422,069	2,016	33,206	16,868	—	3,764,645
Foreign Banks	53,763	—	310,690	664,537	78,371	—	—	—	1,107,361
Participation Banks	3,629	—	—	—	—	—	—	—	3,629
Other	—	—	—	—	—	—	—	—	—
Total	16,812,823	—	14,355,769	49,006,096	4,133,286	4,241,429	3,207,565	—	91,756,968

61

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Period	Prior Period	Current Period	Prior Period
Saving Deposits	15,234,215	12,652,145	12,383,532	11,417,996
Foreign Currency Saving Deposits	4,698,156	3,846,786	12,705,202	8,435,919
Other Saving Deposits	—	—	—	—
Foreign Branches’ Deposits Under Foreign Insurance Coverage	—	—	—	—
Off-Shore Deposits Under Foreign Insurance Coverage	—	—	—	—
Total	19,932,371	16,498,931	25,088,734	19,853,915

Saving deposits out of insurance coverage limits

	Current Period	Prior Period
Deposits and other accounts at foreign branches	27,235	21,061
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	4,904	3,905
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                  Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward Transactions	25,317	915	3,209	458
Swap Transactions	130,808	215,988	50,567	190,324
Futures	—	—	—	—
Options	22,865	879	457	5,237
Total	178,990	217,782	54,233	196,019

3.                  Information on banks and other financial institutions

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic Bank and Institutions	94,104	270,234	139,471	91,169
Foreign Banks, Institutions and Funds	—	18,910,376	748,467	13,947,941
Total	94,104	19,180,610	887,938	14,039,110

62

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Maturity information of funds borrowed

	Current period		Prior period
	TL	FC	TL	FC
Short-term (*)	94,104	2,883,328	867,372	7,312,287
Medium and Long term (*)	—	16,297,282	20,566	6,726,823
Total	94,104	19,180,610	887,938	14,039,110

(*)             Maturity profile of funds borrowed is prepared in accordance to their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 11.15% (31 December 2014: 10.41%) of the Bank’s liabilities. There is no risk concentration on funding sources of the Bank.

On 16 April 2014, Bank has obtained syndicated loan at the amount of US Dollar 270.5 million and Euro 525 million with the interest rate of US Libor +0.90% and Euribor +0.90% at a maturity of one year, with participation of 35 banks with the coordination of Wells Fargo Bank N.A., London Branch and Sumitomo Mitsui Banking Corporation, Brussels Branch acting as agent. On 17 April 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 204 million and Euro 763 million with the interest rate of US Libor +0.8% and Euribor +0.8% at a maturity of 367 days with participation of 35 banks, Wells Fargo Bank, N.A., London Branch acting as coordinator and agent bank.

On 22 September 2014, Bank has obtained syndicated loan amounting to US Dollar 168.5 million and Euro 528.75 million with interest rates of US Libor + 0.90% and Euribor + 0.90% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.  On 14 September 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 168,5 million and Euro 679,5 million with the interest rate of US Libor +0.75% and Euribor +0.75% at a maturity of one year with participation of 30 banks, ING Bank, London Branch acting as coordinator and agent bank.

On 19 December 2014, the Bank has obtained securitization loan at the amount of US Dollar 928.6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 428.6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

The loan obtained from European Bank for Reconstruction and Development Bank (EBRD) amounting to US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.

63

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-C segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obtained from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme. As at 30 September 2015, total securitization loan amounts to
 US Dollar 948 million and Euro 260 million.

Information on securities issued

Within the context of Global Medium Term Notes (GMTN), the Bank has issued Turkey’s first Eurobond apart from Undersecretariat of Treasury. The bond has been issued in GMTN programme on 17 June 2014 has a nominal value of Euro 500 million, maturity date on 17 June 2019 with fixed rate, 5 years maturity and annually coupon paid with 3.65% return and  coupon rate 3.50%.

Within the context of Global Medium Term Notes (GMTN), 190 private placements have been realized with 16 separate banks since June 2013. These placements have been realized in different currencies (US Dollar, Euro and CHF) at the maturities of 3 months, 6 months, 1 year and 2 years and in total amount to US Dollar 4,097 million equivalents. As at 30 September 2015 total private placement transactions amount to US Dollar 975 million equivalents.

	Current period		Prior period
	TL	FC	TL	FC
Nominal	2,759,545	9,488,307	2,978,797	7,500,392
Cost	2,660,320	9,440,015	2,860,066	7,462,478
Net Book Value	2,712,940	9,596,678	2,913,190	7,544,567

64

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB11614	Discounted	—	TL	07.08.2015	29.01.2016	175	247,536	235,701	239,350
TRQVKFBA1514	Discounted	—	TL	07.08.2015	11.12.2015	126	330,672	319,331	324,225
TRQVKFBA1522	Discounted	—	TL	04.09.2015	11.12.2015	98	643,853	625,913	630,802
TRQVKFBE1528	Discounted	—	TL	17.04.2015	09.10.2015	175	174,953	167,317	174,586
TRQVKFBE1510	Discounted	—	TL	13.02.2015	09.10.2015	238	2,827	2,690	2,821
TRQVKFB21613	Discounted	—	TL	04.09.2015	26.02.2016	175	244,482	232,078	233,918
TRQVKFBK1520	Discounted	—	TL	05.06.2015	06.11.2015	154	119,352	114,649	118,215
TRQVKFBE1536	Discounted	—	TL	05.06.2015	09.10.2015	126	382,808	370,446	382,004
TRQVKFBK1512	Discounted	—	TL	15.05.2015	06.11.2015	175	263,331	250,916	260,703
TRQVKFBK1538	Discounted	—	TL	07.08.2015	06.11.2015	91	349,731	341,279	346,316
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,812,000	1,801,707	1,838,316
XS0987355939	Fixed	5.00	USD	31.10.2013	31.10.2018	1,826	1,510,000	1,500,185	1,535,882
XS1063444001	Floating	3 Month Euribor+2.15	EUR	06.05.2014	06.05.2016	731	35,420	35,243	35,505
XS1077629225	Fixed	3.50	EUR	17.06.2014	17.06.2019	1,826	1,686,650	1,675,281	1,695,351
XS1115283571	Fixed	1.73	USD	30.09.2014	07.10.2015	372	12,080	12,078	12,290
XS1118030300	Fixed	1.80	USD	09.10.2014	08.10.2015	364	36,240	36,240	36,878
XS1121229741	Fixed	1.78	USD	15.10.2014	26.10.2015	376	12,080	12,078	12,287
XS1126276697	Fixed	1.80	USD	23.10.2014	23.10.2015	365	151,000	151,000	151,523
XS1130490227	Fixed	1.79	USD	30.10.2014	04.11.2015	370	13,590	13,588	13,813
XS1132341568	Fixed	1.80	USD	04.11.2014	05.11.2015	366	15,704	15,704	15,960
XS1135135272	Fixed	1.80	USD	05.11.2014	05.11.2015	365	151,000	151,000	153,457
XS1170287558	Fixed	1.77	USD	20.01.2015	21.01.2016	366	75,500	75,500	76,432
XS1197016865	Fixed	1.75	USD	02.03.2015	03.03.2016	367	12,080	12,080	12,203
XS1203859688	Fixed	1.15	EUR	17.03.2015	24.03.2016	373	52,623	52,623	52,952
XS1210395833	Fixed	1.45	USD	31.03.2015	08.10.2015	191	27,784	27,784	27,988
XS1215193050	Fixed	0.95	EUR	07.04.2015	15.10.2015	191	31,034	31,034	31,178
XS1215337665	Fixed	1.45	USD	07.04.2015	08.10.2015	184	135,900	135,900	136,858
XS1226364880	Fixed	0.92	EUR	05.05.2015	30.10.2015	178	50,600	50,600	50,791
XS1226437868	Fixed	1.45	USD	30.04.2015	05.11.2015	189	18,120	18,120	18,231
XS1227248835	Fixed	1.45	USD	06.05.2015	03.11.2015	181	23,858	23,858	23,999
XS1227593180	Fixed	0.95	EUR	06.05.2015	05.11.2015	183	38,456	38,456	38,604
XS1232456282	Fixed	0.95	EUR	12.05.2015	19.11.2015	191	134,932	134,932	135,432
XS1232938198	Fixed	0.95	EUR	14.05.2015	12.11.2015	182	24,962	24,962	25,054
XS1233124731	Fixed	0.95	EUR	13.05.2015	18.11.2015	189	33,733	33,733	33,857
XS1233126868	Fixed	0.95	EUR	13.05.2015	19.11.2015	190	59,370	59,370	59,589
XS1234686944	Fixed	1.90	EUR	21.05.2015	19.11.2015	182	17,541	17,541	17,663
XS1234801394	Fixed	1.03	EUR	18.05.2015	19.11.2015	185	16,867	16,867	16,931
XS1234807243	Fixed	1.48	USD	20.05.2015	20.11.2015	184	60,400	60,400	60,730
XS1238061078	Fixed	1.44	USD	22.05.2015	18.11.2015	180	22,650	22,649	22,768
XS1238824749	Fixed	1.45	USD	27.05.2015	24.11.2015	181	75,500	75,500	75,882
XS1238836594	Fixed	1.45	USD	26.05.2015	25.11.2015	183	21,744	21,744	21,855
XS1240951662	Fixed	0.95	EUR	02.06.2015	03.12.2015	184	126,161	126,161	126,560
XS1241549523	Fixed	1.44	USD	02.06.2015	02.12.2015	183	164,288	164,281	165,073
XS1245001927	Fixed	0.93	EUR	10.06.2015	08.12.2015	181	77,586	77,578	77,807
XS1245628216	Fixed	1.44	USD	10.06.2015	14.12.2015	187	19,328	19,327	19,414
XS1246700980	Fixed	1.45	USD	15.06.2015	17.12.2015	185	72,480	72,480	72,792
XS1246782699	Fixed	1.45	USD	15.06.2015	15.12.2015	183	54,964	54,964	55,200
XS1246885310	Fixed	0.93	Yen	29.06.2015	30.06.2016	367	12,579	12,579	12,609
XS1247491829	Fixed	0.95	EUR	16.06.2015	15.12.2015	182	107,271	107,271	107,571
XS1250876635	Fixed	0.95	EUR	23.06.2015	17.12.2015	177	18,216	18,216	18,263
XS1250881395	Fixed	0.95	EUR	22.06.2015	23.12.2015	184	69,490	69,490	69,673
XS1250933709	Fixed	0.95	EUR	23.06.2015	22.12.2015	182	93,103	93,103	93,346
XS1253945155	Fixed	1.45	USD	29.06.2015	08.01.2016	193	57,984	57,984	58,201
XS1254115766	Fixed	1.44	USD	30.06.2015	23.12.2015	176	78,520	78,516	78,807
XS1257157708	Fixed	1.45	USD	06.07.2015	15.01.2016	193	68,856	68,856	69,095
XS1258500815	Fixed	1.45	USD	08.07.2015	14.01.2016	190	21,744	21,744	21,818

65

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
XS1260052888	Fixed	1.25	USD	14.07.2015	14.10.2015	92	30,200	30,200	30,282
XS1263902204	Fixed	1.45	USD	22.07.2015	27.01.2016	189	19,630	19,629	19,685
XS1266142410	Fixed	1.45	USD	24.07.2015	19.01.2016	179	48,320	48,320	48,453
XS1266796298	Fixed	1.45	USD	29.07.2015	22.01.2016	177	30,200	30,200	30,277
XS1267609490	Fixed	1.25	USD	27.07.2015	30.10.2015	95	15,100	15,100	15,134
XS1270742593	Fixed	1.45	USD	03.08.2015	29.01.2016	179	36,240	36,240	36,325
XS1273581337	Fixed	1.25	USD	07.08.2015	05.11.2015	90	32,012	32,012	32,072
XS1276835060	Fixed	1.25	USD	14.08.2015	12.11.2015	90	16,912	16,912	16,940
XS1277634884	Fixed	1.25	USD	18.08.2015	13.11.2015	87	28,388	28,388	28,431
XS1277635857	Fixed	1.45	USD	18.08.2015	19.02.2016	185	51,340	51,340	51,430
XS1280231272	Fixed	1.45	USD	24.08.2015	26.02.2016	186	39,864	39,864	39,924
XS1280377562	Fixed	1.25	USD	25.08.2015	19.11.2015	86	25,368	25,368	25,400
XS1283666367	Fixed	1.45	USD	01.09.2015	02.03.2016	183	71,272	71,272	71,357
XS1286916181	Fixed	1.25	USD	04.09.2015	09.12.2015	96	33,220	33,220	33,251
XS1291089834	Fixed	1.24	USD	11.09.2015	09.12.2015	89	24,160	24,160	24,176
XS1293583438	Fixed	0.70	EUR	18.09.2015	17.12.2015	90	33,733	33,733	33,741
XS1298051613	Fixed	0.70	EUR	29.09.2015	07.01.2016	100	30,360	30,360	30,361
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,510,000	1,493,390	1,542,951
Total							12,247,852	12,100,335	12,309,618

66

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Prior Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB31521	Discounted	—	TL	21.11.2014	13.03.2015	112	399,320	388,974	392,726
TRQVKFB31539	Discounted	—	TL	12.12.2014	13.03.2015	91	196,129	192,033	192,925
TRQVKFB81526	Discounted	—	TL	24.10.2014	07.08.2015	287	94,559	87,930	89,476
TRQVKFB81534	Discounted	—	TL	21.11.2014	07.08.2015	259	27,404	25,798	26,044
TRQVKFB51529	Discounted	—	TL	21.11.2014	15.05.2015	175	240,965	231,321	233,540
TRQVKFB81542	Discounted	—	TL	12.12.2014	07.08.2015	238	14,561	13,782	13,846
TRQVKFB41520	Discounted	—	TL	24.10.2014	17.04.2015	175	736,745	705,583	717,613
TRQVKFB51537	Discounted	—	TL	12.12.2014	15.05.2015	154	165,233	159,456	160,193
TRQVKFB41512	Discounted	—	TL	02.05.2014	17.04.2015	350	12,028	11,042	11,700
TRQVKFB51511	Discounted	—	TL	06.06.2014	29.05.2015	357	36,117	33,210	34,837
TRQVKFB21514	Discounted	—	TL	22.08.2014	13.02.2015	175	674,639	648,005	667,542
TRQVKFB81518	Discounted	—	TL	22.08.2014	07.08.2015	350	43,546	39,822	41,166
TRQVKFB31513	Discounted	—	TL	19.09.2014	13.03.2015	175	337,551	323,110	331,582
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,160,000	1,147,240	1,166,728
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,392,000	1,384,093	1,397,984
XS0987355939	Fixed	5.00	USD	31.10.2013	31.10.2018	1,826	1,160,000	1,152,460	1,164,098
XS1069999610	Fixed	1.75	USD	21.05.2014	20.05.2015	364	11,600	11,600	11,725
XS1084474862	Fixed	0.73	USD	03.07.2014	07.01.2015	188	18,328	18,328	18,394
XS1085714621	Fixed	1.43	USD	09.07.2014	07.01.2015	182	92,800	92,800	93,443
XS1087783269	Fixed	1.45	USD	14.07.2014	08.01.2015	178	42,688	42,688	42,979
XS1087831506	Fixed	1.45	USD	15.07.2014	15.01.2015	184	97,440	97,440	98,100
XS1089992686	Fixed	1.40	USD	22.07.2014	15.01.2015	177	48,720	48,720	49,025
XS1090076768	Fixed	1.40	USD	22.07.2014	22.01.2015	184	58,000	58,000	58,364
XS1091762812	Fixed	1.40	USD	25.07.2014	22.01.2015	181	48,256	48,256	48,553
XS1091766482	Fixed	1.40	USD	01.08.2014	26.01.2015	178	71,920	71,920	72,343
XS1096098030	Fixed	1.40	USD	08.08.2014	05.02.2015	181	76,328	76,324	76,756
XS1096471526	Fixed	1.40	USD	08.08.2014	29.01.2015	174	35,264	35,264	35,462
XS1097465766	Fixed	1.40	USD	13.08.2014	18.02.2015	189	27,840	27,840	27,991
XS1101735634	Fixed	1.40	USD	20.08.2014	19.02.2015	183	40,600	40,600	40,809
XS1101839170	Fixed	1.40	USD	21.08.2014	17.02.2015	180	69,600	69,600	69,956
XS1105745761	Fixed	0.70	USD	02.09.2014	05.03.2015	184	64,960	64,960	65,111
XS1107482306	Fixed	1.38	USD	09.09.2014	12.03.2015	184	84,680	84,671	85,043
XS1110657050	Fixed	1.40	USD	16.09.2014	19.03.2015	184	116,000	116,000	116,477
XS1112873176	Fixed	1.40	USD	23.09.2014	26.03.2015	184	85,840	85,840	86,170
XS1113320888	Fixed	1.74	USD	24.09.2014	23.09.2015	364	14,384	14,382	14,450
XS1115283571	Fixed	1.73	USD	30.09.2014	07.10.2015	372	9,280	9,278	9,319
XS1115485010	Fixed	1.40	USD	29.09.2014	27.03.2015	179	34,800	34,800	34,926
XS1117991213	Fixed	1.10	USD	08.10.2014	08.01.2015	92	73,776	73,776	73,966
XS1118030300	Fixed	1.80	USD	09.10.2014	08.10.2015	364	27,840	27,840	27,955
XS1118051215	Fixed	1.35	USD	08.10.2014	02.04.2015	176	73,312	73,312	73,543
XS1118053005	Fixed	1.35	USD	08.10.2014	17.04.2015	191	11,600	11,600	11,637
XS1121229741	Fixed	1.78	USD	15.10.2014	26.10.2015	376	9,280	9,278	9,314
XS1121307059	Fixed	1.10	USD	15.10.2014	15.01.2015	92	73,312	73,312	73,485
XS1121307307	Fixed	1.35	USD	15.10.2014	16.04.2015	183	55,680	55,680	55,841
XS1123043983	Fixed	1.02	USD	20.10.2014	20.01.2015	92	23,200	23,195	23,246
XS1124128320	Fixed	1.35	USD	17.10.2014	16.04.2015	181	62,640	62,640	62,817
XS1124141349	Fixed	1.10	USD	17.10.2014	22.01.2015	97	30,160	30,160	30,229
XS1124325074	Fixed	1.35	USD	20.10.2014	20.04.2015	182	58,000	58,000	58,157
XS1126276697	Fixed	1.80	USD	23.10.2014	23.10.2015	365	116,000	116,000	116,402
XS1129857782	Fixed	1.35	USD	24.10.2014	28.04.2015	186	56,144	56,144	56,288
XS1130031039	Fixed	1.33	USD	28.10.2014	27.04.2015	181	81,200	81,192	81,388
XS1130490227	Fixed	1.79	USD	30.10.2014	04.11.2015	370	10,440	10,438	10,471
XS1132341485	Fixed	1.25	USD	03.11.2014	30.04.2015	178	30,160	30,160	30,221
XS1132341568	Fixed	1.80	USD	04.11.2014	05.11.2015	366	12,064	12,064	12,099
XS1132440386	Fixed	1.27	USD	05.11.2014	07.05.2015	183	32,480	32,480	32,545
XS1135135272	Fixed	1.80	USD	05.11.2014	05.11.2015	365	116,000	116,000	116,326
XS1138701500	Fixed	1.30	USD	18.11.2014	27.05.2015	190	18,560	18,558	18,588
XS1139114257	Fixed	1.24	USD	18.11.2014	18.05.2015	181	92,800	92,791	92,932
XS1143013297	Fixed	1.28	USD	24.11.2014	28.05.2015	185	52,432	52,432	52,502
XS1143372008	Fixed	1.25	USD	25.11.2014	27.05.2015	183	81,200	81,196	81,300
XS1063444001	Floating	3 Month-Euribor+2.15	EUR	06.05.2014	06.05.2016	731	29,634	29,486	29,650
XS1077629225	Fixed	3.50	EUR	17.06.2014	17.06.2019	1,826	1,411,150	1,401,640	1,429,459
Total							10,479,189	10,322,544	10,457,757

67

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

4.                  Components of “other external resources payable” in the financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments

Other external resources payable in the financials do not exceed 10% of total liabilities and equity.

5.                  Information on lease payables (net)

Obligations under finance leases

None.

6.                  Information on derivative financial liabilities held for risk management purpose

Negative fair values of hedging purpose derivatives

None.

7.                  Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,588,530	1,326,468
-Additional provision for loans with extended payment plans	26,358	26,989
Provisions for loans and receivables in Group II	240,668	175,204
-Additional provision for loans with extended payment plans	19,559	14,696
Provisions for non-cash loans	102,391	93,418
Other	13,406	8,152
Total	1,944,995	1,603,242

Provision for currency exchange loss on foreign currency indexed loans

	Current Period	Prior Period
Provision for currency exchange gain/loss on foreign currency indexed loans	3,853	12,048

The Bank has recorded provision amounting to TL 3,853 (31 December 2014: TL 12,048) for foreign exchange losses on principal amounts of foreign currency indexed loans and reflected the related foreign exchange loss amount in the financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified or converted into cash

As of 30 September 2015, Bank has recorded TL 41,649 (31 December 2014: TL 63,030) as provisions for non-cash loans that are not indemnified or converted into cash.

68

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on other provisions

Information on other provisions exceeding 10% of total provisions

	Current Period	Prior period
Provisions for credits	168,152	105,005
Specific provisions for non-cash loans	41,649	63,030
Provision for cheques	43,802	37,207
Provisions for lawsuits against the Bank	4,755	14,673
Provisions for credit card promotions	9,445	10,177
Other provisions	—	722
Total	267,803	230,814

8.                  Taxation

Current taxes

Tax provision

As at and for the nine -month period ended 30 September 2015, the tax provision was amounted to TL 178,494 (31 December 2014: TL 600,797). As at 30 September 2015, corporate tax liabilities of the Bank was amounted to TL 127,038 (31 December 2014: TL 352,624), after deducting prepaid taxes paid during temporary tax periods amounted to TL 51,456 (31 December 2014: TL 248,173).

Information on taxes payable

	Current Year	Prior Year
Corporate taxes payable	51,456	248,173
Taxation on securities	138,224	123,184
Capital gains tax on property	2,384	2,146
Taxes on foreign exchange transactions	—	—
Banking and Insurance Transaction Tax (BITT)	64,023	58,972
Value added tax payable	2,552	3,139
Other	33,636	19,879
Total	292,275	455,493

Information on premiums payable

	Current Year	Prior Year
Social security premiums- employee share	—	—
Social security premiums- employer share	—	—
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	—	—
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	1,008	608
Unemployment insurance- employer share	2,017	1,216
Other	—	—
Total	3,025	1,824

69

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on deferred tax liabilities

Information on deferred tax liabilities is presented in disclosure 13 of information and disclosures related to assets.

9.                  Information on payables for assets held for resale and tangible assets related to discounted activities

None.

10.           Information on subordinated loans

The Bank has issued bond having the secondary subordinated loan quality to be sold to non-resident natural and legal persons. The bond has been issued at the nominal value of US Dollar 500 million with the maturity of 10 years and 6.0% coupon rate. In addition to the bond issued on 1 November 2012, on 3 December 2012 the Bank has realized second trance at nominal value of US Dollar 400 million, has the same due date and maturity of 10 years and 5.5% coupon rate.

The Bank has issued secondary subordinated loan (Tier II bond) as at January 2015 which satisfies Basel-III criteria. In this context, the bond has been issued at the nominal value of US Dollar 500 million with the maturity date of 3 February 2025 and early call option date of 3 February 2020. The bond has fixed interest, 10 years and one day maturity, two times interest payment in a year with coupon rate of 6.875% and issue yield of 6.95%.

11.           Information on equity

Paid-in capital

	Current Period	Prior Period
Common Stock	2,500,000	2,500,000
Preferred Stock	—	—

Paid-in capital of the Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6% Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members representing Group (A), one member representing Group (B), and two members representing Group (C); among the nominees shown by the majority of each group, and one member among the nominees offered by the shareholders at the General Assembly are selected. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

70

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	10,000,000

At the resolutions of Board of Directors dated 2 January 2015 and 61st Ordinary Meeting of the General Assembly dated 30 March 2015, Bank’s ceiling per registered share capital has been increased from TL 5,000,000 to TL 10,000,000.

Information on share capital increases and their sources; other information on any increase in capital shares during the current period

There is no share capital increase in the current and prior period.

Information on share capital increases from revaluation funds

None.

Capital commitments for current financial year and following period

None.

Prior period indicators of the Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

Valuation differences of the marketable securities

	Current Period		Prior Period
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	592,003	191,529	611,250	118,404
Fair value differences of available-for-sale securities	(436,890)	161,041	172,430	256,490
Foreign exchange differences	92,639	—	58,395	—
Total	247,752	352,570	842,075	374,894

71

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS

1.                  Disclosures related to other contingent liabilities

Type and amount of irrevocable commitments

	Current Period	Prior period
Commitments for credit card limits	7,152,914	7,641,987
Loan granting commitments	7,897,516	8,053,342
Commitments for cheque payments	1,753,225	1,638,976
Asset purchase sale commitments	975,374	2,686,862
Other	1,289,459	272,131
Total	19,068,488	20,293,298

Type and amount of possible losses from off-balance sheet items including those referred to below

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Bank provided specific provision amounting to TL 97,276 (31 December 2014: TL 129,638) for unliquidated non-cash loans recorded under off-balance sheet items, amounting to TL 41,649 (31 December 2014: TL 63,030).

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Period	Prior Period
Final letters of guarantee	9,117,227	7,737,748
Letters of guarantee for advances	3,822,571	2,603,790
Letters of guarantee given to custom offices	1,066,798	913,389
Provisional letters of guarantee	1,252,737	1,107,255
Other letters of guarantee	12,581,386	9,090,289
Total	27,840,719	21,452,471

2.                  Non-cash loans

	Current Period	Prior Period
Non-cash loans given for cash loan risks	3,714,262	2,905,607
With original maturity of 1 year or less	1,839,679	1,846,045
With original maturity of more than 1 year	1,874,583	1,059,562
Other non-cash loans	31,475,329	25,728,316
Total	35,189,591	28,633,923

72

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

3.    Sectoral risk concentrations of non-cash loans

	Current Period				Prior Period
	TL	%	FC	%	TL	%	FC	%
Agricultural	98,930	0.44	196,846	1.56	86,506	0.52	266,929	2.27
Farming and Cattle	93,438	0.41	190,515	1.51	77,673	0.46	257,069	2.19
Forestry	4,549	0.02	6,331	0.05	7,898	0.05	7,540	0.06
Fishing	943	—	—	—	935	0.01	2,320	0.02
Manufacturing	10,139,477	44.96	6,794,194	53.77	7,150,408	42.40	5,753,926	48.88
Mining	1,299,134	5.76	122,125	0.97	168,108	1.00	29,069	0.25
Production	5,786,226	25.65	6,302,164	49.88	4,563,948	27.06	5,319,615	45.19
Electric, gas and water	3,054,117	13.54	369,905	2.93	2,418,352	14.34	405,242	3.44
Construction	3,507,457	15.55	2,656,973	21.03	2,996,610	17.77	2,520,479	21.41
Services	8,158,653	36.17	2,696,746	21.34	6,226,616	36.92	2,756,081	23.42
Wholesale and retail trade	3,411,225	15.12	1,663,023	13.16	2,580,882	15.30	1,597,411	13.57
Hotel, food and beverage Services	108,573	0.48	4,220	0.03	125,417	0.74	5,691	0.05
Transportation and telecommunication	1,137,395	5.04	795,111	6.29	963,436	5.71	1,058,514	8.99
Financial institutions	2,445,012	10.84	32,393	0.26	1,515,987	8.99	7,094	0.06
Real estate and renting Services	296,251	1.31	47,578	0.38	254,056	1.51	24,192	0.21
Self-employment services	533,316	2.36	142,504	1.13	591,814	3.51	44,562	0.38
Education services	20,817	0.09	5,041	0.04	24,595	0.15	3,903	0.03
Health and social services	206,064	0.91	6,876	0.05	170,429	1.01	14,714	0.13
Other	649,759	2.88	290,556	2.30	403,045	2.39	473,323	4.02
Total	22,554,276	100.00	12,635,315	100.00	16,863,185	100.00	11,770,738	100.00

4.                  Information on the first and second group of non-cash loans

	Group I		Group II
Current Period	TL	FC	TL	FC
Letters of Guarantee	22,199,957	5,330,887	179,803	37,135
Confirmed Bills of Exchange and Acceptances	72,530	2,030,061	—	9,185
Letters of Credit	12,079	5,210,713	—	253
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	9,712	—	—
Non-Cash Loans	22,284,566	12,581,373	179,803	46,573

	Group I		Group II
Prior Period	TL	FC	TL	FC
Letters of Guarantee	16,653,687	4,549,302	113,427	8,262
Confirmed Bills of Exchange and Acceptances	20,836	1,943,257	—	—
Letters of Credit	—	5,212,911	—	—
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	2,603	—	—
Non-Cash Loans	16,674,523	11,708,073	113,427	8,262

73

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

5.       Information on credit derivatives and related imposed risks

None.

6.                  Contingent assets and liabilities

Bank allocates TL 4,755 as provision for lawsuits against Bank (31 December 2014: TL 14,673).

7.                  Services rendered on behalf of third parties

The Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts. The Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME

1.                  Interest income

Information on interest income received from loans

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term Loans	2,443,172	100,410	2,030,474	109,704
Medium and Long-Term Loans	4,682,668	1,091,918	3,848,136	686,278
Non-performing Loans	90,260	—	122,799	—
Premiums Received from Resource Utilization Support Fund	—	—	—	—
Total	7,216,100	1,192,328	6,001,409	795,982

Information on interest income received from banks

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic Banks	1,116	460	1,262	886
Foreign Banks	47	5,457	—	2,796
Foreign Head Office and Branches	—	—	—	—
Total	1,163	5,917	1,262	3,682

74

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Information on interest income received from marketable securities portfolio

	Current Period		Prior Period
	TL	FC	TL	FC
Financial assets held for trading	—	—	—	—
Financial assets where fair value change is reflected to income statement	—	—	—	—
Financial assets available for sale	820,429	178,655	975,244	151,250
Investments held to maturity	438,762	364	395,212	285
Total	1,259,191	179,019	1,370,456	151,535

Information on interest income received from associates and subsidiaries

	Current Period	Prior Period
Interest Received from Associates and Subsidiaries	6,823	2,305

2.                  Interest expense

Interest expense on funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	22,923	153,399	5,394	94,622
Central Bank of Republic of Turkey	—	—	—	—
Domestic Banks	5,907	2,224	5,394	2,195
Foreign Banks	17,016	151,175	—	92,427
Foreign Head Offices and Branches	—	—	—	—
Other Institutions	—	19,164	—	14,240
Total	22,923	172,563	5,394	108,862

Interest expense paid to associates and subsidiaries

	Current Period	Prior Period
Interest Paid to Associates and Subsidiaries	49,468	32,423

Interest expense on securities issued

Interest paid to securities issued as at for the nine-month period ended 30 September 2015 is TL 439,899 (30 September 2014: TL 319,555).

75

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Maturity structure of the interest expense on deposits

		Time Deposits
Current Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	128,991	—	—	—	—	—	128,991
Saving deposits	—	29,791	1,446,827	85,360	20,156	7,862	—	1,589,996
Public sector deposits	7,650	166,892	461,305	40,501	199,229	11,767	—	887,344
Commercial deposits	27	317,413	779,186	38,971	12,769	313	—	1,148,679
Other deposits	—	47,206	212,213	21,140	6,116	1,197	—	287,872
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	7,677	690,293	2,899,531	185,972	238,270	21,139	—	4,042,882
FC
Foreign currency deposits	13,429	26,017	221,919	25,532	14,013	56,573	—	357,483
Interbank deposits	—	11,090	—	—	—	—	—	11,090
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	13,429	37,107	221,919	25,532	14,013	56,573	—	368,573

Total	21,106	727,400	3,121,450	211,504	252,283	77,712	—	4,411,455

		Time Deposits
Prior Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	104,739	—	—	—	—	—	104,739
Saving deposits	55	15,642	1,196,166	101,697	20,957	10,071	—	1,344,588
Public sector deposits	4,968	126,250	333,771	53,463	85,561	11,083	—	615,096
Commercial deposits	222	180,500	789,193	57,349	12,819	3,858	—	1,043,941
Other deposits	—	29,949	215,256	30,275	27,905	1,141	—	304,526
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	5,245	457,080	2,534,386	242,784	147,242	26,153	—	3,412,890

FC
Foreign currency deposits	20,690	16,049	189,954	31,123	22,253	61,349	—	341,418
Interbank deposits	—	13,389	—	—	—	—	—	13,389
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	20,690	29,438	189,954	31,123	22,253	61,349	—	354,807

Total	25,935	486,518	2,724,340	273,907	169,495	87,502	—	3,767,697

76

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

3.                  Information on trading income/losses

	Current Period	Prior Period
Income	3,505,642	3,181,439
Income from capital market operations	66,648	163,110
Income from derivative financial instruments	1,807,131	1,372,344
Foreign exchange gains	1,631,863	1,645,985
Losses	(3,410,074)	(2,995,728)
Loss from capital market operations	(8,318)	(28,319)
Loss from derivative financial instruments	(1,798,782)	(1,389,996)
Foreign exchange loss	(1,602,974)	(1,577,413)
Net trading profit/loss	95,568	185,711

Net income arising from changes in foreign exchange rates that relate to the Bank’s foreign exchange rate based derivative financial instruments is amounting to TL 14,863 as at and for the nine-month period ended 30 September 2015 (30 September 2014: TL 7,257 net loss).

4.                  Information on other operating income

	Current Period	Prior Period
Income from reversal of specific provisions for loans	575,511	539,815
Communication income	37,637	65,696
Gain on sale of assets	73,875	50,986
Rent income	1,007	915
Other income	65,477	153,609
Total	753,507	811,021

5.                  Provision expenses for losses on loans and other receivables

	Current Period	Prior Period
Specific provisions on loans and other receivables	732,662	926,196
Loans and receivables in Group III	246,770	79,064
Loans and receivables in Group IV	351,319	605,313
Loans and receivables in Group V	134,573	241,819
Non-performing commissions and other receivables	—	—
General provision expenses	341,878	214,766
Provision for possible losses	—	—
Impairment losses on securities:	4,951	11,843
Trading securities	—	—
Investment securities available-for-sale	4,951	11,843
Impairment losses from associates, subsidiaries, joint ventures, and marketable securities held to maturity :	17,635	19,511
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	17,635	19,511
Other(*)	94,267	50,742
Total	1,191,393	1,223,058

(*)               Other provision expenses amounting to TL 94,267 (30 September 2014: TL 50,742) is comprised of provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 25,138  (30 September 2014: TL 31,097) and free provision expenses related to loans and receivables amounting to TL 69,129 (30 September 2014: TL 19,645)

77

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

6.                  Information on other operating expenses

	Current Period	Prior Period
Personnel Costs	1,035,322	916,958
Reserve for Employee Termination Benefits	43,096	36,036
Deficit Provision for Pension Funds	—	—
Impairment Losses on Tangible Assets	6,474	—
Depreciation Expenses on Tangible Assets	93,963	83,687
Impairment Losses on Intangible Assets	—	—
Amortization Expenses on Intangible Assets	12,704	9,427
Impairment Losses on Assets to be Disposed	4,629	2,210
Depreciation Expenses on Assets to be Disposed	11,796	9,553
Impairment Losses on Assets Held for Sale	—	—
Other Operating Expenses	972,297	870,065
Operational lease expenses	153,820	136,606
Repair and maintenance expenses	26,660	19,053
Advertisement expenses	50,709	49,533
Other expenses	741,108	664,873
Loss on sale of assets	340	1,772
Other (*)	498,703	359,730
Total	2,679,324	2,289,438

(*)             Other operating expenses amounting to TL 498,703 (30 September 2014: TL 359,730) is comprised of provision expenses for dividends to the personnel amounting to TL 103,279 (30 September 2014: TL 96,102), tax, fees and funds expenses amounting to TL 85,677 (30 September 2014: TL 79,826), “Saving Deposits Insurance Fund” expenses amounting to TL 85,463 (30 September 2014: TL 68,046) and other operating expenses amounting to TL 224,284 (30 September 2014: TL 115,756).

7.                  Provision for taxes on income

Current period taxation benefit or charge and deferred tax benefit or charge

In the current period, the Bank has recorded a tax charge of TL 179,258 (30 September 2014: TL 361,535) from the net taxable profit calculated in accordance the laws and regulations in effect.

Deferred tax benefit of the Bank is detailed in the below table.

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Period	Prior Period
Arising from Origination / (Reversal) of Deductible Temporary Differences	(60,681)	(9,738)
Arising from (Origination)/ Reversal of Taxable Temporary Differences	(140,232)	67,996
Arising from Origination / (Reversal) of Tax Losses	—	—
Arising from Tax Rate Change	—	—
Total	(200,913)	58,258

78

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

8.                  Information on net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

The Bank has earned TL 9,875,205  interest income, TL 673,575 net fees and commissions income and incurred TL 5,935,618 interest expenses, from ordinary banking transactions (30 September 2014: TL 8,326,420 interest income, TL 518,234 net fees and commissions income TL 5,021,096 interest expenses).

Any changes in estimations that might have a material effect on current and subsequent period results

None.

9.                  Information related to the components of other items in the statement of income exceeding 10% of the group total, or 20% of the sub-accounts belonging to this group

Banks’ other commissions income mainly consists of credit card fee and commissions, transfer commissions and intelligence commissions.

Banks’ other commissions expense mainly consists of credit card fee and commissions and commissions given for foreign banks credits.

79

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                             INFORMATION AND DISCLOSURES RELATED TO THE BANK’S RISK GROUP

1.                  Information on the volume of transactions with the Bank’s risk group, lending and deposits outstanding at period end and income and expenses in the current period

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the period	74,105	721,258	—	10,174	6,238	13,087
Balance at the end of the period	152,821	988,785	—	31,672	4,683	16,822
Interest and commission income	6,823	535	—	32	—	12

	Associates, Subsidiaries and Joint- Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the period	68,800	692,352	—	27,065	26,101	24,502
Balance at the end of the period	74,105	721,258	—	10,174	6,238	13,087
Interest and commission income	2,305	1,018	—	16	708	45

Information on deposits held by the Bank’s risk group

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Deposits
Balance at the beginning of the period	898,566	1,014,201	713,966	968,601	115,831	46,810
Balance at the end of the period	1,291,910	898,566	880,178	713,966	107,543	115,831
Interest on deposits	49,468	32,423	32,443	33,036	706	1,628

Information on forwards, options and other derivative transactions held by the Bank’s risk group

None

80

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                             INFORMATION AND DISCLOSURES RELATED TO THE BANK’S RISK GROUP (Continued)

2.                  Disclosures of transactions with the Bank’s risk group

Relations with entities in the risk group of/ or controlled by the Bank regardless of the nature of relationship among the parties

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

Pricing policy and other conditions of transactions with the risk group of the Bank are determined and applied on arm’s length basis. The ratio of cash and non-cash loans given to the Bank’s risk group to total cash and non-cash loans are 0.13% (31 December 2014: 0.08%) and 2.95% (31 December 2014: 2.60%), respectively.

Current Period	Amount	Compared to financial statement amount (%)
Cash loans	157,504	0.13
Non-cash loans	1,037,279	2.95
Deposits	2,279,631	2.02
Forward and option agreements	—	—

Prior Period	Amount	Compared to financial statement amount (%)
Cash loans	80,343	0.08
Non-cash loans	744,519	2.60
Deposits	1,728,363	1.88
Forward and option agreements	—	—

81

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SIX

OTHER DISCLOSURES

I.                                                 OTHER DISCLOSURES ON THE BANK’S ACTIVITY

As per the resolution of 61th Annual General Assembly held on 30 March 2015, the net profit of year 2014 has been decided to be distributed as follows:

Profit Distribution Table of Year 2014
Bank’s unconsolidated profit in its statutory financial statements	1,753,273
Deferred tax income	(141,116)
Net profit of the year subject to distribution	1,612,157
Legal reserves	161,214
First Legal Reserves	80,607
Reserves allocated according to banking law and articles of association.	80,607
Net profit of the year subject to distribution	1,450,943
Gain on sale of immovables and shares of associates and subsidiaries	236,122
Extraordinary reserves	1,114,821
Dividends to shareholders	100,000

II.                                            INFORMATION ON THE BANK’S RATING GIVEN BY INTERNATIONAL CREDIT RATING INSTITUTIONS

October 2015 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Stable
Long Term Local Currency	BBB
Short Term Local Currency	F3
Local Currency Outlook	Stable
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Base Support Rating	BBB-

September 2015 (*)	Moody’s Investors’ Service
Baseline Credit Assessment	ba1
Local Currency Deposit Rating	Baa3/P-3
Local Currency Outlook	Negative
Foreign Currency Deposit Rating	Baa3/P-3
Foreign Currency Outlook	Negative

July 2015(*)	Standard&Poors
Foreign Currency Credit Rating	BB+/B
Foreign Currency Outlook	Negative
Local Currency Credit Rating	BB+/B
Local Currency Outlook	Negative
National	trAA+ / trA-1
Bank Survivability Assessment	NR

December 2014 (*)	Capital Intelligence
Financial Strength Rate	BBB-
Short Term Foreign Currency	B
Long Term Foreign Currency	BB+
Support Rating	2
Foreign Currency Outlook	Stable

(*)             Dates represent last report dates.

82

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT AS AT AND

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

OTHER DISCLOSURES (Continued)

III.                                       SIGNIFICANT EVENTS AND MATTERS SUBSEQUENT TO BALANCE SHEET DATE THAT ARE NOT RESULTED

Vakıfbank bonds have been issued and offered to public through book-building on October 5-6-7, amounting TL 500 million (Full TL) with 112 days maturity and maturity date of which is 29 January 2016 and amounting TL 200 million (Full TL) with 175 days maturity and maturity date of which is 1 April 2016.

As a result, Vakıfbank bond with the ISIN Code TRQVKFB11622 which has 11.4365% annual compound interest, 11.0104% simple interest and issue price was TL 96.732 with amounting TL 518,173,013 (Full TL) with 112 days maturity and maturity date of which is 29 January 2016. Vakıfbank bond with the ISIN Code TRQVKFB41611 which has 11.7158% compound interest,11.3783% simple interest and issue price was TL 94.827 with amounting TL 531,826,981 (Full TL) with 175 days maturity and maturity date of which is 1 April 2016.

SECTION SEVEN

I.                                                 INDEPENDENT AUDITORS’ REVIEW REPORT

1.                  Information on the independent auditors’ review report

The Bank’s unconsolidated interim financial statements and footnotes as at and for the nine-month period ended 30 September 2015 have been reviewed by Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. (a member of PricewaterhouseCoopers). It was noted in their review report dated 5 November 2015 that nothing material has come to their attention that caused them to believe that the accompanying unconsolidated interim financial statements do not give a true and fair view of the Bank’s financial position and results of its operations.

………………..

83

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS

AND RELATED DISCLOSURES AT 30 SEPTEMBER 2016

TOGETHER WITH LIMITED REVIEW REPORT

(Convenience Translation of Publicly Announced Unconsolidated

Financial Statements and Limited Review Report Originally Issued in Turkish, See in Note I. of Section Three)

AUDITOR’S REVIEW REPORT ON INTERIM FINANCIAL INFORMATION

(Convenience translation of the independent auditor’s review report originally issued in Turkish, See Note I of Section Three)

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı;

Introduction

We have reviewed the unconsolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) at 30 September 2016 and the related unconsolidated income statement, unconsolidated statement of income and expense items under shareholders’ equity, unconsolidated statement of changes in shareholders’ equity, unconsolidated statement of cash flows and a summary of significant accounting policies and other explanatory notes to the unconsolidated financial statements for the nine-month-period then ended. The Bank Management is responsible for the preparation and fair presentation of interim financial statements in accordance with the “Banking Regulation and Supervision Agency (“BRSA”) Accounting and Reporting Legislation” which includes “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published in the Official Gazette no.26333 dated 1 November 2006, and other regulations on accounting records of Banks published by Banking Regulation and Supervision Agency and circulars and interpretations published by BRSA and Turkish Accounting Standard 34 “Interim Financial Reporting” for those matters not regulated by the aforementioned legislations. Our responsibility is to express a conclusion on these interim financial statements based on our review.

Scope of Review

We conducted our review in accordance with the International Standard on Review Engagements (ISRE) 2410, “Limited Review of Interim Financial Information Performed by the Independent Auditor of the Entity”. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial reporting process, and applying analytical and other review procedures. A review of interim financial information is substantially less in scope than an independent audit performed in accordance with the Independent Auditing Standards and the objective of which is to express an opinion on the financial statements. Consequently, a review of the interim financial information does not provide assurance that the audit firm will be aware of all significant matters which would have been identified in an audit. Accordingly, we do not express an opinion.

Conclusion

Based on our review nothing has come to our attention that causes us to believe that the accompanying unconsolidated financial statements do not give a true view of the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı at 30 September 2016 and of the results of its operations and its cash flows for the nine-month-period then ended in all aspects in accordance with the BRSA Accounting and Reporting Legislation.

Report on other regulatory requirements arising from legislation

Based on our review, nothing has come to our attention that causes us to believe that the financial information provided in the accompanying interim activity report in Section VIII, is not consistent with the reviewed unconsolidated financial statements and disclosures in all material respects.

Additional Paragraph for Convenience Translation:

The effects of differences between accounting principles and standards explained in detail in Section Three and accounting principles generally accepted in countries in which the accompanying unconsolidated financial statements are to be distributed and International Financial Reporting Standards (“IFRS”) have not been quantified in the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position, results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 9 November 2016

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS AND LIMITED REVIEW REPORT

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

Address	: Sultan Selim Mahallesi, Eski Büyükdere Caddesi
No:59, Kağıthane/ İstanbul
Telephone	: 0212 398 15 15 - 0212 398 10 00
Fax	: 0212 398 11 55
Electronic web site	: www.vakifbank.com.tr
Electronic mail address	: mevzuat@vakifbank.com.tr

The unconsolidated financial report as at and for the nine month ended 30 September 2016, prepared in accordance with the communiqué of Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections:

•                                GENERAL INFORMATION ABOUT THE BANK

•                                UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS

•                                ACCOUNTING POLICIES

•                                INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT OF THE BANK

•                                DISCLOSURES AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

•                                OTHER DISCLOSURES AND FOOTNOTES

•                                LIMITED REVIEW REPORT

•                                INTERIM ACTIVITY REPORT

The unconsolidated interim financial statements for the nine-month period and related disclosures and footnotes that were subject to limited review, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying unconsolidated interim financial report is presented in thousands of Turkish Lira (TL), and has been subjected to limited review.

9 November 2016

Ramazan GÜNDÜZ	Mehmet Emin ÖZCAN	Sabahattin BİRDAL
Chairman of the Board of	Deputy Chairman of the	Board member and
Directors	Board and Audit	Audit Committee Member
Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Ferkan MERDAN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member		Financial Affairs

The authorized contact person for questions on this financial report:

Name-Surname/Title	: S. Buğra SÜRÜEL / Manager	Name-Surname/Title	: Burcu Sütcü AKDAĞ / Manager Ast.
Phone no	: +90 312 591 11 48	Phone no	: +90 312 591 11 93
Fax no	: +90 312 591 20 01	Fax no	: +90 312 591 20 01

		Page:
	SECTION ONE
	General Information
I.	History of the Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the period and information on Bank’s risk group	1
III.	Information on the chairman and members of the board of directors, audit committee members, general manager, assistant general managers and their shares in the Bank	2-3
IV.	Information on the Bank’s qualified shareholders	3
V.	Information about the services and nature of activities of the Bank	4
VI.	Current or likely actual or legal barriers to immediate transfer of equity or repayment of debts between Bank and its subsidiaries	4
	SECTION TWO
	Unconsolidated Financial Statements
I.	Balance sheet – Assets	6
II.	Balance sheet - Liabilities and equity	7
III.	Off-balance sheet items	8
IV	Statement of income	9
V.	Statement of profit and loss items accounted under shareholders’ equity	10
VI.	Statement of changes in equity	11-12
VII.	Statement of cash flows	13
	SECTION THREE
	Accounting Policies
I.	Basis of presentation	14
II.	Strategy for the use of financial instruments and information on foreign currency transactions	14-16
III.	Information on associates and subsidiaries	16
IV.	Information on forwards, options and other derivative transactions	16
V.	Information on interest income and expenses	17
VI.	Information on fees and commissions	17
VII.	Information on financial assets and footnotes	17-18
VIII.	Information on impairment of financial assets	19
IX.	Information on offsetting of financial instruments	19
X.	Information on sales and repurchase agreements and securities lending	19
XI.	Information on assets held for sale and discontinued operations and related liabilities	20
XII.	Information on goodwill and other intangible assets	20
XIII.	Information on tangible assets	20-21
XIV.	Information on leasing activities	21
XV.	Information on provisions, contingent liabilities and assets	22
XVI.	Information on obligations of the Bank concerning employee rights	22-23
XVII	Information on taxation	24-25
XVIII	Information on cash and cash equivalents	26
XIX.	Additional information on borrowings	26
XX.	Information on issuance of equity securities	26
XXI.	Information on confirmed bills of exchange and acceptances	26
XXII.	Information on government incentives	26
XXIII.	Information on segment reporting	26
XXIV.	Other matters	27
	SECTION FOUR
	Information Related To Financial Position and Risk Management
I.	Information on equity Items	28-34
II.	Foreign currency exchange risk	34-36
III.	Interest rate risk	37-39
IV.	Stock position risk	39-41
V.	Liquidity risk and liquidity coverage ratio	41-45
VI.	Leverage ratio	46
VII.	Segment reporting	46-48
VIII.	Information on risk management	49
	SECTION FIVE Disclosures and Footnotes on Unconsolidated Financial Statements
I.	Information and disclosures related to assets	50-65
II.	Information and disclosures related to liabilities	66-73
III.	Information and disclosures related to off-balance sheet items	74-76
IV.	Information and disclosures related to the statement of income	76-81
V.	Information and disclosures related to the Bank’s risk group	82-83
	SECTION SIX
	Other Disclosures
I.	Other disclosures on the Bank’s activity	84
II.	Information on the Bank’s rating given by international credit rating institutions	84
III.	Significant events and matters subsequent to balance sheet date that are not resulted	85
	SECTION SEVEN
	Independent Auditors’ Limited Review Report
I.	Information on Limited Review Report	85
II.	Explanations and footnotes prepared by independent auditor	85
	SECTION EIGHT
	Information on Interim Activity Report
I.	Interim period activity report included chairman of the board of directors and CEO’s assesments for the interim activities	86-97

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION ONE

GENERAL INFORMATION

I.                                                 HISTORY OF THE BANK INCLUDING ITS INCORPORATION DATE, INITIAL LEGAL STATUS, AMENDMENTS TO LEGAL STATUS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“The Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                                            THE BANK’S SHAREHOLDERS STRUCTURE, MANAGEMENT AND INTERNAL AUDIT, DIRECT AND INDIRECT SHAREHOLDERS, CHANGE IN SHAREHOLDER STRUCTURE DURING THE PERIOD AND INFORMATION ON BANK’S RISK GROUP

The shareholder having control over the shares of the Bank is the General Directorate of the Foundations.

As at 30 September 2016 and 31 December 2015, the Bank’s paid-in capital is TL 2,500,000, divided into 250,000,000,000 shares with each has a nominal value of Kr 1.

The Bank’s shareholders structure as at 30 September 2016 is as stated below:

Shareholders	Number of Shares – 100 unit	Nominal Value of the Shares – Thousands of TL	Share Percentage (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,224,785	386,225	15.45
Other appendant foundations (Group B)	2,823,304	2,823	0.11
Other registered foundations (Group B)	1,448,543	1,448	0.06
Other real persons and legal entities (Group C)	1,532,626	1,533	0.06
Publicly traded (Group D)	630,359,436	630,360	25.22
Total	2,500,000,000	2,500,000	100.00

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management
Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	38 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	33 years
Halil AYDOĞAN	Member – General Manager	29 March 2013	University	39 years
İsmail ALPTEKİN	Member	6 April 2009	University	18 years
Dr.Adnan ERTEM	Member	28 October 2010	PHD	28 years
Sabahattin BİRDAL	Member	31 March 2014	University	39 years
Öztürk ORAN	Member	30 April 2014	University	41 years
Dilek YÜKSEL	Member	29 March 2016	University	4 years
Audit Committee
Mehmet Emin ÖZCAN	Member	4 April 2014	University	33 years
Sabahattin BİRDAL	Member	4 April 2014	University	39 years
Auditor
Yunus ARINCI	Auditor	19 March 2010	Master	19 years
Mehmet Emin BAYSA	Auditor	29 March 2016	Master	15 years
Assistant Managers
Metin Recep ZAFER

Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant, Application Development Departments, System Management, IT Operations and Support, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate, IT Services Planning Department

		13 June 2006	PHD	20 years
Hasan ECESOY	Treasury, International Relations and Investor Relations, Coordination of Foreign Branches	18 June 2010	PHD	22 years
Serdar SATOGLU	Private Banking, Associates	2 July 2010	PHD	20 years

Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	Master	25 years
Muhammet Lutfu CELEBI	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Corporate Branches	23 October 2013	University	20 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels,	28 October 2013	University	22 years
Mehmet Emin KARAAGAC	Loans and Follow-up, Legal Affairs	8 November 2013	University	26 years
Yakup SIMSEK	Retail Banking, Payment Systems, Payment System Operations, Insurance Banking	7 September 2016	University	19 years

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK (Continued)

At the resolution of the 62nd Ordinary Meeting of the General Assembly dated 29 March 2016, Şeref AKSAÇ who was a member of Board of Directors and Mehmet HALTAŞ who was a member of audit committee have left their position. Based on the decision taken at the same meeting Dilek YÜKSEL has been assigned to member of Board of Directors and Mehmet Emin BAYSA has been assigned to audit committee member.

In the Ordinary General Assembly meeting of the Parent Bank held on August 25, 2016, duty of Yakup ŞİMŞEK (Head of Cash Management Transactions) has appointed for the Executive Vice President.

In the Ordinary General Assembly meeting of the Parent Bank held on September 8, 2016, duty of Ali Engin EROĞLU(Executive Vice President)  has left his position.

İsmail ALPTEKİN, member of the Board of Directors, holds 59 unquoted shares of Group C of the Bank. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

IV.                                        INFORMATION ON THE BANK’S QUALIFIED SHAREHOLDERS

Name Surname/ Title	Share Amount (Nominal)	Share Percentage	Paid Shares (Nominal)	Unpaid Shares
Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058	43.00	1,075,058	—
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,553	16.10	402,553	—
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,225	15.45	386,225	—

The shareholder holding control over the Bank is the General Directorate of the Foundations and Appendant foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

V.                                             INFORMATION ABOUT THE SERVICES AND NATURE OF ACTIVITIES OF THE BANK

The Bank was established under the authorization of special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                      Lending loans by granting securities and real estates as collateral,

•                      Establishing or participating in all kinds of insurance corporations already established,

•                      Trading real estates,

•                      Servicing all banking operations and services,

•                      Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•                      The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

As at 30 September 2016, the Bank has 923 domestic, 3 foreign, in total 926 branches (31 December 2015: 917 domestic, 3 foreign, in total 920 branches). As at 30 September 2016, the Bank has 15,508 employees (31 December 2015: 15,410 employees).

VI.                                        CURRENT OR LIKELY ACTUAL OR LEGAL BARRIERS TO IMMEDIATE TRANSFER OF EQUITY OR REPAYMENT OF DEBTS BETWEEN BANK AND ITS SUBSIDIARIES

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

NOTES TO THE UNCONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS AT AND FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION TWO

UNCONSOLIDATED INTERIM

FINANCIAL STATEMENTS

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION)

AS AT 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2016			Audited Prior Period 31 December 2015
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	2,960,987	18,675,187	21,636,174	2,133,980	19,350,809	21,484,789
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	682,750	179,540	862,290	739,339	146,128	885,467
2.1	Financial assets held for trading purpose		682,750	179,540	862,290	739,339	146,128	885,467
2.1.1	Debt securities issued by the governments		—	—	—	—	—	—
2.1.2	Equity securities		—	—	—	—	—	—
2.1.3	Derivative financial assets held for trading purpose	V-I-2	682,750	179,540	862,290	739,339	146,128	885,467
2.1.4	Other securities		—	—	—	—	—	—
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Loans		—	—	—	—	—	—
2.2.4	Other securities		—	—	—	—	—	—
III.	BANKS	V-I-3	5	4,529,919	4,529,924	370,201	4,864,065	5,234,266
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		—	—	—	—	—	—
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		—	—	—	—	—	—
4.3	Receivables from reverse repurchase agreements		—	—	—	—	—	—
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,658,473	4,580,285	17,238,758	12,100,346	4,673,623	16,773,969
5.1	Equity securities		15	23,307	23,322	15	79,238	79,253
5.2	Debt securities issued by the governments		12,658,458	4,556,978	17,215,436	12,100,331	4,594,385	16,694,716
5.3	Other securities		—	—	—	—	—	—
VI.	LOANS AND RECEIVABLES	V-I-5	97,786,053	40,183,694	137,969,747	88,430,947	35,349,706	123,780,653
6.1	Performing loans and receivables		96,752,313	40,183,694	136,936,007	87,624,772	35,349,706	122,974,478
6.1.1	Loans provided to risk group	V-V-1	44,997	184,953	229,950	86,394	60,304	146,698
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Other		96,707,316	39,998,741	136,706,057	87,538,378	35,289,402	122,827,780
6.2	Loans under follow-up		5,791,443	—	5,791,443	4,850,213	—	4,850,213
6.3	Specific provisions (-)		4,757,703	—	4,757,703	4,044,038	—	4,044,038
VII.	FACTORING RECEIVABLES		—	—	—	—	—	—
VIII.	HELD-TO-MATURITY INVESTMENT SECURITIES (Net)	V-I-6	7,982,632	104,842	8,087,474	7,546,748	130,981	7,677,729
8.1	Debt securities issued by the governments		7,982,632	—	7,982,632	7,546,748	—	7,546,748
8.2	Other securities		—	104,842	104,842	—	130,981	130,981
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	285,224	—	285,224	270,290	—	270,290
9.1	Associates, consolidated per equity method		—	—	—	—	—	—
9.2	Unconsolidated associates		285,224	—	285,224	270,290	—	270,290
9.2.1	Financial associates		273,824	—	273,824	258,890	—	258,890
9.2.2	Non-Financial associates		11,400	—	11,400	11,400	—	11,400
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	1,270,266	393,757	1,664,023	1,170,175	434,144	1,604,319
10.1	Unconsolidated financial subsidiaries		1,001,370	393,757	1,395,127	916,026	434,144	1,350,170
10.2	Unconsolidated non-financial subsidiaries		268,896	—	268,896	254,149	—	254,149
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-Financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	—	—	—	—	—	—
12.1	Finance lease receivables		—	—	—	—	—	—
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Other		—	—	—	—	—	—
12.4	Unearned income (-)		—	—	—	—	—	—
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)		1,408,116	6,421	1,414,537	1,378,858	4,292	1,383,150
XV.	INTANGIBLE ASSETS (Net)		192,775	—	192,775	171,277	—	171,277
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		192,775	—	192,775	171,277	—	171,277
XVI.	INVESTMENT PROPERTIES (Net)	V-I-12	—	—	—	—	—	—
XVII.	TAX ASSETS		64,664	—	64,664	15,421	—	15,421
17.1	Current tax assets		—	—	—	—	—	—
17.2	Deferred tax assets	V-I-13	64,664	—	64,664	15,421	—	15,421
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-14	1,122,835	—	1,122,835	994,964	—	994,964
18.1	Assets held for sale		1,122,835	—	1,122,835	994,964	—	994,964
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-15	1,725,934	817,460	2,543,394	1,638,950	1,031,880	2,670,830

	TOTAL ASSETS		128,140,714	69,471,105	197,611,819	116,961,496	65,985,628	182,947,124

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION)

AS AT 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2016			Audited Prior Period 31 December 2015
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	87,368,850	32,617,497	119,986,347	76,470,518	33,452,016	109,922,534
1.1	Deposits of the risk group	V-V-1	2,243,394	273,053	2,516,447	1,625,019	185,477	1,810,496
1.2	Other deposits		85,125,456	32,344,444	117,469,900	74,845,499	33,266,539	108,112,038
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	188,677	251,349	440,026	139,504	150,085	289,589
III.	FUNDS BORROWED	V-II-3	514,051	17,345,535	17,859,586	332,783	18,223,214	18,555,997
IV.	INTERBANK MONEY MARKET		12,048,794	1,886,405	13,935,199	9,340,604	3,403,437	12,744,041
4.1	Interbank money market takings		1,600,367	—	1,600,367	1,150,343	—	1,150,343
4.2	Istanbul Stock Exchange money market takings		—	—	—	—	—	—
4.3	Obligations under repurchase agreements		10,448,427	1,886,405	12,334,832	8,190,261	3,403,437	11,593,698
V.	SECURITIES ISSUED (Net)	V-II-3	3,223,089	8,788,291	12,011,380	3,128,044	7,419,715	10,547,759
5.1	Bills		3,223,089	—	3,223,089	3,128,044	—	3,128,044
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	8,788,291	8,788,291	—	7,419,715	7,419,715
VI.	FUNDS		3,638	—	3,638	4,228	—	4,228
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Other		3,638	—	3,638	4,228	—	4,228
VII.	MISCELLANEOUS PAYABLES		4,007,774	409,751	4,417,525	3,539,365	620,852	4,160,217
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	891,657	1,371,207	2,262,864	601,292	1,770,238	2,371,530
IX.	FACTORING PAYABLES		—	—	—	—	—	—
X.	LEASE PAYABLES	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Other		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (-)		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS	V-II-7	3,135,975	19,267	3,155,242	2,906,753	17,019	2,923,772
12.1	General provisions	V-II-7	2,131,149	11,649	2,142,798	1,944,150	13,453	1,957,603
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		679,425	—	679,425	674,894	—	674,894
12.4	Insurance technical provisions (Net)		—	—	—	—	—	—
12.5	Other provisions	V-II-7	325,401	7,618	333,019	287,709	3,566	291,275
XIII.	TAX LIABILITIES	V-II-8	453,326	1,573	454,899	488,757	1,678	490,435
13.1	Current tax liabilities		453,326	1,573	454,899	488,757	1,678	490,435
13.2	Deferred tax liabilities	V-I-15	—	—	—	—	—	—
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	4,302,271	4,302,271	—	4,169,474	4,169,474
XVI.	EQUITY		18,455,030	327,812	18,782,842	16,336,411	431,137	16,767,548
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		2,271,608	327,812	2,599,420	1,972,304	431,137	2,403,441
16.2.1	Share premium		723,918	—	723,918	723,918	—	723,918
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	697,155	327,812	1,024,967	399,276	431,137	830,413
16.2.4	Revaluation surplus on tangible assets		831,574	—	831,574	830,149	—	830,149
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		69,222	—	69,222	69,222	—	69,222
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		(50,261)	—	(50,261)	(50,261)	—	(50,261)
16.3	Profit reserves		11,762,447	—	11,762,447	9,933,998	—	9,933,998
16.3.1	Legal reserves		1,367,022	—	1,367,022	1,174,010	—	1,174,010
16.3.2	Status reserves		—	—	—	—	—	—
16.3.3.	Extraordinary reserves		9,964,966	—	9,964,966	8,329,529	—	8,329,529
16.3.4.	Other profit reserves		430,459	—	430,459	430,459	—	430,459
16.4	Profit or loss		1,920,975	—	1,920,975	1,930,109	—	1,930,109
16.4.1	Prior years’ profit/loss		—	—	—	—	—	—
16.4.2	Current period’s profit/loss		1,920,975	—	1,920,975	1,930,109	—	1,930,109

	TOTAL LIABILITIES AND EQUITY		130,290,861	67,320,958	197,611,819	113,288,259	69,658,865	182,947,124

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED OFF-BALANCE SHEET ITEMS

AS AT 30 SEPTEMBER  2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Reviewed Current Period 30 September 2016			Audited Prior Period 31 December 2015
		Notes	TL	FC	Total	TL	FC	Total
A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		68,346,256	65,012,843	133,359,099	54,047,046	63,505,765	117,552,811
I.	GUARANTEES AND SURETIES	V-III-2-4	24,808,408	10,647,479	35,455,887	22,083,837	10,984,524	33,068,361
1.1	Letters of guarantee		24,745,803	4,846,321	29,592,124	21,980,769	4,810,034	26,790,803
1.1.1	Guarantees subject to State Tender Law		2,818,872	2,214,718	5,033,590	2,542,809	2,199,589	4,742,398
1.1.2	Guarantees given for foreign trade operations		1,047,135	—	1,047,135	1,030,530	—	1,030,530
1.1.3	Other letters of guarantee		20,879,796	2,631,603	23,511,399	18,407,430	2,610,445	21,017,875
1.2	Bank acceptances		49,966	822,345	872,311	86,762	1,389,251	1,476,013
1.2.1	Import letter of acceptance		—	323,642	323,642	1,590	189,471	191,061
1.2.2	Other bank acceptances		49,966	498,703	548,669	85,172	1,199,780	1,284,952
1.3	Letters of credit		12,639	4,959,773	4,972,412	16,306	4,772,403	4,788,709
1.3.1	Documentary letters of credit		12,639	4,959,773	4,972,412	16,306	4,772,403	4,788,709
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	2,382	2,382	—	2,314	2,314
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Republic of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		—	—	—	—	—	—
1.8	Other guarantees		—	12,434	12,434	—	10,522	10,522
1.9	Other sureties		—	4,224	4,224	—	—	—
II.	COMMITMENTS		24,106,303	10,581,250	34,687,553	21,439,019	13,120,948	34,559,967
2.1	Irrevocable commitments		21,344,621	889,551	22,234,172	19,031,959	3,730,953	22,762,912
2.1.1	Asset purchase commitments	V-III-1	624,671	889,551	1,514,222	112,420	3,730,953	3,843,373
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	9,022,432	—	9,022,432	8,482,816	—	8,482,816
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,971,457	—	1,971,457	1,805,569	—	1,805,569
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	8,237,590	—	8,237,590	7,399,361	—	7,399,361
2.1.10	Commitments for credit card and banking operations promotions		362,097	—	362,097	196,037	—	196,037
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments		1,126,374	—	1,126,374	1,035,756	—	1,035,756
2.2	Revocable commitments		2,761,682	9,691,699	12,453,381	2,407,060	9,389,995	11,797,055
2.2.1	Revocable loan granting commitments		2,761,682	9,691,699	12,453,381	2,407,060	9,389,995	11,797,055
2.2.2	Other revocable commitments		—	—	—	—	—	—
III.	DERIVATIVE FINANCIAL INSTRUMENTS		19,431,545	43,784,114	63,215,659	10,524,190	39,400,293	49,924,483
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		19,431,545	43,784,114	63,215,659	10,524,190	39,400,293	49,924,483
3.2.1	Forward foreign currency purchases/sales		463,926	439,419	903,345	211,514	257,246	468,760
3.2.1.1	Forward foreign currency purchases		232,339	219,768	452,107	106,014	128,693	234,707
3.2.2.2	Forward foreign currency sales		231,587	219,651	451,238	105,500	128,553	234,053
3.2.2	Currency and interest rate swaps		17,334,301	34,961,252	52,295,553	9,442,940	30,544,698	39,987,638
3.2.2.1	Currency swaps-purchases		11,176,109	10,141,821	21,317,930	4,382,013	12,050,672	16,432,685
3.2.2.2	Currency swaps-sales		4,958,192	11,293,839	16,252,031	4,160,927	6,080,268	10,241,195
3.2.2.3	Interest rate swaps-purchases		600,000	6,762,796	7,362,796	450,000	6,206,879	6,656,879
3.2.2.4	Interest rate swaps-sales		600,000	6,762,796	7,362,796	450,000	6,206,879	6,656,879
3.2.3	Currency, interest rate and security options		554,056	586,672	1,140,728	258,134	255,396	513,530
3.2.3.1	Currency call options		249,738	313,894	563,632	65,004	185,976	250,980
3.2.3.2	Currency put options		304,318	272,778	577,096	193,130	69,420	262,550
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		—	—	—	—	—	—
3.2.3.6	Security put options		—	—	—	—	—	—
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Other		1,079,262	7,796,771	8,876,033	611,602	8,342,953	8,954,555
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		1,024,566,464	484,431,620	1,508,998,084	899,689,613	421,931,972	1,321,621,585
IV.	ITEMS HELD IN CUSTODY		81,259,337	3,400,048	84,659,385	74,007,877	3,193,339	77,201,216
4.1	Customers’ securities held		—	—	—	—	28,306	28,306
4.2	Investment securities held in custody		70,415,453	126,817	70,542,270	63,189,794	118,086	63,307,880
4.3	Checks received for collection		8,794,631	2,242,377	11,037,008	8,967,543	2,282,378	11,249,921
4.4	Commercial notes received for collection		963,088	336,307	1,299,395	1,065,285	310,417	1,375,702
4.5	Other assets received for collection		2,152	120	2,272	2,152	116	2,268
4.6	Assets received through public offering		—	—	—	—	—	—
4.7	Other items under custody		309	47,070	47,379	309	48,883	49,192
4.8	Custodians		1,083,704	647,357	1,731,061	782,794	405,153	1,187,947
V.	PLEDGED ITEMS		268,626,613	88,434,478	357,061,091	235,391,497	82,272,386	317,663,883
5.1	Securities		469,868	13,875	483,743	435,193	14,171	449,364
5.2	Guarantee notes		770,024	502,440	1,272,464	792,339	429,076	1,221,415
5.3	Commodities		31,126,570	689,440	31,816,010	28,164,121	681,732	28,845,853
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		221,035,543	73,236,788	294,272,331	191,738,765	67,309,165	259,047,930
5.6	Other pledged items		14,701,479	13,839,628	28,541,107	13,657,901	13,683,601	27,341,502
5.7	Pledged items-depository		523,129	152,307	675,436	603,178	154,641	757,819
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		674,680,514	392,597,094	1,067,277,608	590,290,239	336,466,247	926,756,486

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		1,092,912,720	549,444,463	1,642,357,183	953,736,659	485,437,737	1,439,174,396

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF INCOME

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Reveiwed Current Period 1 January 2016- 30 September 2016	Reveiwed Prior Period 1 January 2015- 30 September 2015	Reveiwed Current Period 1 July 2016- 30 September 2016	Reveiwed Prior Period 1 July 2015- 30 September 2015

I.	INTEREST INCOME		12,111,223	9,875,205	4,274,110	3,426,558
1.1	Interest income from loans	V-IV-1	10,323,261	8,408,428	3,650,790	3,024,583
1.2	Interest income from reserve deposits		81,523	20,223	26,581	12,079
1.3	Interest income from banks	V-IV-1	17,672	7,080	5,098	2,756
1.4	Interest income from money market transactions		—	—	—	—
1.5	Interest income from securities portfolio	V-IV-1	1,685,678	1,438,210	590,206	387,017
1.5.1	Trading financial assets		—	—	—	—
1.5.2	Financial assets designated at fair value through profit or loss		—	—	—	—
1.5.3	Available-for-sale financial assets		1,144,453	999,084	391,398	285,600
1.5.4	Held-to-maturity investments		541,225	439,126	198,808	101,417
1.6	Finance lease income		—	—	—	—
1.7	Other interest income		3,089	1,264	1,435	123
II.	INTEREST EXPENSE		7,093,240	5,935,618	2,354,319	2,159,747
2.1	Interest expense on deposits	V-IV-2	5,391,531	4,411,455	1,767,730	1,587,716
2.2	Interest expense on funds borrowed	V-IV-2	249,362	195,486	90,085	68,985
2.3	Interest expense on money market transactions		744,811	683,543	260,322	266,326
2.4	Interest expense on securities issued	V-IV-2	478,745	439,899	165,739	161,305
2.5	Other interest expenses		228,791	205,235	70,443	75,415
III.	NET INTEREST INCOME (I — II)		5,017,983	3,939,587	1,919,791	1,266,811
IV.	NET FEES AND COMMISSIONS INCOME		702,715	673,575	246,955	224,150
4.1	Fees and commissions received		1,099,862	1,031,571	376,727	349,975
4.1.1	Non-cash loans		166,252	131,023	56,859	42,989
4.1.2	Others		933,610	900,548	319,868	306,986
4.2	Fees and commissions paid		397,147	357,996	129,772	125,825
4.2.1	Non-cash loans		28	89	9	22
4.2.2	Others		397,119	357,907	129,763	125,803
V.	DIVIDEND INCOME		91,722	62,130	9,000	—
VI.	TRADING INCOME/LOSSES (Net)	V-IV-3	218,525	95,568	145,706	2,382
6.1	Trading account income/losses	V-IV-3	48,179	58,330	7,697	2,337
6.2	Income/losses from derivative financial instruments	V-IV-3	85,858	8,349	110,974	1,807
6.3	Foreign exchange gains/losses	V-IV-3	84,488	28,889	27,035	(1,762)
VII.	OTHER OPERATING INCOME	V-IV-4	802,232	753,507	224,560	209,637
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		6,833,177	5,524,367	2,546,012	1,702,980
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-5	1,537,036	1,191,393	547,007	201,322
X.	OTHER OPERATING EXPENSES (-)	V-IV-6	2,872,845	2,679,324	966,519	918,707
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		2,423,296	1,653,650	1,032,486	582,951
XII.	INCOME RESULTED FROM MERGERS		—	—	—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		—	—	—	—
XIV.	GAIN/LOSS ON NET MONETARY POSITION		—	—	—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)	V-IV-7	2,423,296	1,653,650	1,032,486	582,951
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-8	(502,321)	(380,171)	(215,098)	(130,409)
16.1	Current tax charges		(593,583)	(179,258)	(170,112)	(57,438)
16.2	Deferred tax credits		91,262	(200,913)	(44,986)	(72,971)
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV-XVI)	V-IV-9	1,920,975	1,273,479	817,388	452,542
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—	—	—
18.1	Income from investment properties		—	—	—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—	—	—
18.3	Other income from discontinued activities		—	—	—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS		—	—	—	—
19.1	Investment property expenses		—	—	—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—	—	—
19.3	Other expenses from discontinued activities		—	—	—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES		—	—	—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES		—	—	—	—
21.1	Current tax charge		—	—	—	—
21.2	Deferred tax charge		—	—	—	—
XXII.	NET INCOME/LOSS AFRET TAXES FROM DISCONTINUED OPERATIONS		—	—	—	—
XXIII.	NET PROFIT/LOSS (XVII+XXII)	V-IV-9	1,920,975	1,273,479	817,388	452,542

	Profit/Loss per 100 shares (full TL)		0.7684	0.5094	0.3270	0.1810

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF PROFIT AND LOSS ITEMS

ACCOUNTED UNDER SHAREHOLDERS’ EQUITY

FOR THE NINE-MONTH ENDED 30 SEPTEMBER  2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	GAINS AND LOSSES RECOGNIZED IN EQUITY	Reveiwed Current Period 1 January 2016- 30 September 2016	Reveiwed Prior Period 1 January 2015- 30 September 2015	Reveiwed Current Period 1 July 2016- 30 September 2016	Reveiwed Prior Period 1 July 2015- 30 September 2015

I.	VALUATION DIFFERRENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABEL SECURITIES	227,300	(880,962)	(158,495)	(399,602)
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS	(247)	577,314	—	577,314
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS	—	—	—	—
IV.	CURRENCY TRANSLATION DIFFERENCES	—	—	—	—
V.	GAINS/(LOSSES) FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)	—	—	—	—
VI.	GAINS/(LOSSES) FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)	—	—	—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS	—	—	—	—
VIII.	OTHER GAINS AND LOSSES RECOGNIZED IN EQUITY IN ACCORDANCE WITH TAS	9,285	95,903	63,666	153,910
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	(42,019)	139,546	32,339	41,669
X.	NET GAINS/LOSSES RECOGNIZED DIRECTLY IN EQUITY (I+II+...+IX)	194,319	(68,199)	(62,490)	373,291
XI.	CURRENT PERIOD’S PROFIT/(LOSS)	1,920,975	1,273,479	817,388	452,542
11.1	Change in fair value of securities (transfers to the statement of income)	32,937	50,337	1,879	97
11.2	Gains/Losses recognized in the statement of income due to reclassification of cash flow hedges	—	—	—	—
11.3	Gains/Losses recognized in the statement of income due to reclassification of net foreign investment hedges	—	—	—	—
11.4	Others	1,888,038	1,223,142	815,509	452,445
XII.	TOTAL GAINS AND LOSSES RECOGNIZED DURING THE PERIOD (X+XI)	2,115,294	1,205,280	754,898	825,833

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE NINE-MONTH ENDED 30 SEPTEMBER  2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	REVIEWED	Notes	Paid-in Capital	Capital Reserves from Inflation Adjustments to Paid-in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Reserves	Current Period Net Profit/ (Loss)	Prior Period Net Profit/ (Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Interest	Minority Interest	Total Shareholders’ Equity

PRIOR PERIOD — 30 September 2015
I.	Balances at the beginning of the period		2,500,000	—	723,918	—	1,012,796	—	7,214,708	235,227	—	1,753,273	1,216,969	45,637	69,222	—	—	14,771,750	—	14,771,750
II.	Corrections made according to TAS 8					—		—			—					—	—		—
2.1.	The effect of corrections of error		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
2.2.	The effect of changes in accounting policies		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Adjusted beginning balance (I+II)		2,500,000	—	723,918	—	1,012,796	—	7,214,708	235,227	—	1,753,273	1,216,969	45,637	69,222	—	—	14,771,750	—	14,771,750

	Changes during the period		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IV.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	(616,647)	—	—	—	—	(616,647)	—	(616,647)
VI.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
6.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
6.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	548,448	—	—	—	548,448	—	548,448
VIII.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Changes resulted from disposal of assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
14.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
14.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVII.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVIII.	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIX.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,273,479	—	—	—	—	—	—	1,273,479	—	1,273,479
XX.	Profit distribution		—	—	—	—	161,214	—	1,114,821	141,116	—	(1,753,273)	—	236,122	—	—	—	(100,000)	—	(100,000)
20.1	Dividends		—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	—	(100,000)
20.2	Transferred to reserves		—	—	—	—	161,214	—	1,114,821	141,116	—	(1,653,273)	—	236,122	—	—	—	—	—	—
20.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	723,918	—	1,174,010	—	8,329,529	376,343	1,273,479	—	600,322	830,207	69,222	—	—	15,877,030	—	15,877,030

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE NINE-MONTH ENDED 30 SEPTEMBER  2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	REVIEWED	Notes	Paid-in Capital	Capital Reserves from Inflation Adjustments to Paid-in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinay Reserves	Other Reserves	Current Period Net Profit/ (Loss)	Prior Period Net Profit/ (Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Interest	Minority Interest	Total Shareholders’ Equity
CURRENT PERIOD-30 September 2016
I.	Balances at the beginning of the period		2,500,000	—	723,918	—	1,174,010	—	8,329,529	380,198	—	1,930,109	830,413	830,149	69,222	—	—	16,767,548	—	16,767,548
	Changes during the period		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Associates, Subsidiaries and “Available-for-sale” securities		—	—	—	—	—	—	—	—	—	—	194,554	—	—	—	—	194,554	—	194,554
IV.	Hedges for risk management		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Net cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net foreign investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	(235)	—	—	—	(235)	—	(235)
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VIII.	Translation differences		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Bank’s equity		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,920,975	—	—	—	—	—	—	1,920,975	—	1,920,975
XVIII.	Profit distribution		—	—	—	—	193,012	—	1,635,437	—	—	(1,930,109)	—	1,660	—	—	—	(100,000)	—	(100,000)
18.1	Dividends		—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	—	(100,000)
18.2	Transferred to reserves		—	—	—	—	193,012	—	1,635,437	—	—	(1,830,109)	—	1,660	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	723,918	—	1,367,022	—	9,964,966	380,198	1,920,975	—	1,024,967	831,574	69,222	—	—	18,782,842	—	18,782,842

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE-MONTH ENDED AT 30 SEPTEMBER  2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	Notes	Reveiwed Current Period 30 September 2016	Reveiwed Prior Period 30 September 2015

A.	CASH FLOWS FROM BANKING OPERATIONS
1.1	Operating profit before changes in operating assets and liabilities	3,026,584	1,441,826
1.1.1	Interests received	11,545,982	8,932,944
1.1.2	Interests paid	(6,929,095)	(5,672,581)
1.1.3	Dividends received	14,819	36,072
1.1.4	Fee and commissions received	1,099,862	1,031,571
1.1.5	Other income	99,968	67,849
1.1.6	Collections from previously written-off loans and other receivables	800,754	619,699
1.1.7	Payments to personnel and service suppliers	(1,281,851)	(1,166,846)
1.1.8	Taxes paid	(739,025)	(463,037)
1.1.9	Other	(1,584,830)	(1,943,845)

1.2	Changes in operating assets and liabilities	(4,050,160)	(2,160,755)
1.2.1	Net (increase) decrease in financial assets held for trading purpose	—	(1,491)
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss	—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions	825,549	(5,928,935)
1.2.4	Net (increase) decrease in loans	(15,568,196)	(20,527,126)
1.2.5	Net (increase) decrease in other assets	171,434	(153,065)
1.2.6	Net increase (decrease) in bank deposits	532,177	1,899,166
1.2.7	Net increase (decrease) in other deposits	9,368,369	18,819,198
1.2.8	Net increase (decrease) in funds borrowed	(727,782)	4,333,832
1.2.9	Net increase (decrease) in matured payables	—	—
1.2.10	Net increase (decrease) in other liabilities	1,348,289	(602,334)

I.	Net cash flow from banking operations	(1,023,576)	(718,929)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities	(178,074)	(1,511,464)

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures	—	—
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures	—	—
2.3	Purchases of tangible assets	(128,863)	(420,553)
2.4	Proceeds from disposal of tangible assets	281,221	454,472
2.5	Cash paid for purchase of available-for-sale financial assets	(4,100,011)	(3,810,566)
2.6	Proceeds from disposal of available-for-sale financial assets	3,987,006	2,680,840
2.7	Cash paid for purchase of held-to-maturity investments	(1,734,464)	(955,213)
2.8	Proceeds from disposal of held-to-maturity investments	1,554,938	576,755
2.9	Other	(37,901)	(37,199)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities	1,433,553	3,815,218

3.1	Cash obtained from funds borrowed and securities issued	8,647,001	9,393,901
3.2	Cash used for repayment of funds borrowed and securities issued	(7,113,448)	(5,478,683)
3.3	Equity instruments issued	—	—
3.4	Dividends paid	(100,000)	(100,000)
3.5	Repayments for finance leases	—	—
3.6	Other	—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	40,860	6,719

V.	Net increase in cash and cash equivalents	272,763	1,591,544

VI.	Cash and cash equivalents at the beginning of the period	8,200,424	8,182,469

VII.	Cash and cash equivalents at the end of the period	8,473,187	9,774,013

The accompanying explanations and notes form an integral part of these financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION THREE

ACCOUNTING POLICIES

I.                                                 BASIS OF PRESENTATION

The unconsolidated financial statements are prepared within the scope of the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” related with Banking Act numbered 5411 published in the Official Gazette no.26333 dated 1 November 2006 and in accordance with the regulations, communiques, interpretations and legislations related to accounting and financial reporting principles published by the Banking Regulation and Supervision Agency (“BRSA”), and in case where a specific regulation is not made by BRSA, Turkish Accounting Standards 34 “Interim Financial Reporting Standard”, and Turkish Financial Reporting Standards (“TFRS”) and related appendices and interpretations (referred as “Turkish Accounting Standards” or “TAS”) (together referred as BRSA Accounting and Reporting Legislation). The format and content of the publicliy announced unconsolidated financial statements and notes to these statements have been prepared in accordance with the “Communiqué on Publicliy Announced Financial Statements, Explanations and Notes to These Financial Statements” and “Communiqué on Disclosures about Risk Management to be Announced to Public by Banks” and amendments to this Communiqué.

The preparation of financial statements requires the use of certain critical estimates on assets and liabilities reported as of balance sheet date or amount of contingent assets and liabilities explained and amount of income and expenses occurred in related period. Although these estimates rely on the management’s best judgment, actual results can vary from these estimates. Judgments and estimates are explained in related notes.

The accounting policies and valuation principles applied in the preparation of these financial statements are explained in detail below.

The amendments to TAS and TFRS, effective from 1 January 2016, have no material impact on the Bank’s accounting policies, financial position and performance. The amendments to TAS and TFRS, except for TFRS 9 Financial Instruments (2011 Version), which have been published but not came into force as of financial statement date, will have no impact on the accounting policies, financial condition and performance of the Bank. The Bank assesses the impact of TFRS 9 Financial Instruments standard.

Additional paragraph for convenience translation to English

The differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying unconsolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), may have significant influence on the accompanying unconsolidated financial statements. Accordingly, the accompanying unconsolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles generally accepted in such countries and IFRS.

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS

Strategy for the use of financial instruments

Core operations of the Bank, are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking in accordance with the requirements of its economic development while utilizing foundation resources. As a result of the nature of its operations, the Bank intensively utilizes financial instruments. The Bank accepts deposits consisting various maturities as the main source of funding with deposits being in high return as well as carefully utilizing them in high quality financial activities.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS (Continued)

The most important fund sources of the Bank other than the deposits are its equity and medium and long-term borrowings obtained from foreign financial institutions. The Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Bank gives great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep to liquidity risk, exchange risk, and credit risk within reasonable limits; while enhancing profitability and strengthening the shareholders’ equity.

Investments in marketable securities and lending loans generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management and have lower return. The Bank can take various positions on short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Within the legal limitations and the regulations of the bank’s internal control, the foreign currency position is being followed, the foreign currency position is established according to the basket equilibrium that is determined by taking into account current market conditions.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration

Information on foreign currency transactions

Foreign currency transactions are recorded in TL which is the functional currency of the Bank. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into Turkish Lira by using the prevailing exchange. Non-monetary foreign currency items which are recorded at fair value are valued at historical foreign exchange rates. Foreign exchange gain/loss amounts due to conversion of monetary items or collection or payments foreign currency denominated transactions are recognized in income statement.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, they are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS (Continued)

As of September 30, 2016 reporting period, the Bank started the fair value risk hedging strategy in order to avoid currency risk due to the share of Vakıfbank International AG’s 67.5 million Euros that is represented in paid-in capital. The 68.5 million Euros of the nominal amount of 500 million Euros of the securities issued by the Bank on May 4, 2016 with a maturity date of May 4, 2021 has been declared as the hedging instrument. In the subject process, the fair value changes that are related to the hedged investments abroad are recognized in the income statements as long as the hedge is effective. In this context, the foreign exchange differences recognized in the income statement in the current period is TL 11,041. The effectiveness of the process is the degree of offset of the amount of changes in the hedged items’ fair values that may be associated with the foreign exchange risks by the hedging instrument.

As of 30 September 2016, it was identified that the evaluations that were made about the process to protect from the fair value risk were effective.  Efficiency testing, which is consistent with the Bank’s risk strategies, is conducted using the “Dollar off-set method” in the protection from risk process.According to this method, hedging compares the change in value of protection subject from risk with the change in value of protection tool from risk and calculates the relation with the effectiveness ratio of the hedge. The calculated effectiveness ratio is being evaluated within the TAS 39 Financial Instruments: Recognition and Measurement standards and hedge accounting principles are being applied. The bank documents the hedging strategies along with risk management goals. Hedge accounting ends when protection subject from risk ends or being sold or effectiveness test results are not effective anymore.

III.                                       INFORMATION OF ASSOCIATES AND SUBSIDIARIES

Subsidiaries are the entities that the Bank has the power to govern the financial and operating policies of those so as to obtain benefits from its activities. Subsidiaries are accounted in accordance with TAS 39  Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Subsidiaries, which are traded in an active market or whose fair value can be reliably measured, are recorded at fair value.

Associates are accounted in accordance with TAS 39 Financial Instruments: Recognition and Measurement in the unconsolidated financial statements. Associates, which are traded in an active market or whose fair value can be reliably measured, are recorded at their fair values. Associates which are not traded in an active market and whose fair values cannot be reliably set are reflected in financial statements with their costs after deducting impairment losses, if any.

IV.                                        INFORMATION ON FORWARDS, OPTIONS AND OTHER DERIVATIVE TRANSACTIONS

The derivative transactions mainly consist of currency and interest rate swaps, precious metals swaps, foreign currency forward contracts and currency options. The Bank has classified its derivative transactions, mentioned above, as “trading purpose” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their purchase costs. The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts.

Subsequent to initial recognition derivative transactions are measured at their fair value and, if the fair value is positive, it is recorded in the balance sheet under “Derivative financial assets held for trading purpose” or if the fair value is negative, it is recorded in the balance sheet under “Derivative financial liabilities held for trading purpose”. As the result of related measurements to fair value changes of derivative transactions are recognized in the statement of income.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

V.                                             INFORMATION ON INTEREST INCOME AND EXPENSES

Interest income and expense are recognized according to the effective interest method based on accrual basis. According to the TAS 39 - Financial Instruments: Recognition and Measurement, effective interest rate is the rate that discounts the expected cash flows of financial assets or liabilities during their lifetimes to their carrying values. Effective interest rate is calculated when a financial asset or a liability is initially recorded with transactions costs and is not modified thereafter.

In accordance with Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

VI.                                        INFORMATION ON FEES AND COMMISSIONS

Banking service income is recorded as income when they are collected. Other fee and commission income are transferred to profit/loss accounts according to the principle of periodicity on the basis of accrual using the principle of the effective interest method. Fee and commission expenses are recorded as expense at the time they are paid.

VII.                                   INFORMATION ON FINANCIAL ASSETS AND FOOTNOTES

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favorable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset. Purchase and sale transactions of securities are accounted at settlement dates.

According to TAS 39 — Financial Instruments: Recognition and Measurement, financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

The financial assets included in this group are, “Trading financial assets” and “Financial assets at fair value through profit or loss classified as financial assets” as it is divided into two separate titles.

Financial assets held for trading are trading financial assets and are either acquired for generating profit from short-term fluctuations in the price or dealer’s margin, or are the financial assets included in a portfolio in which a pattern of short-term profit making exists independent from the acquisition purpose.

Financial assets at fair value through profit or loss classified as financial assets are financial assets which are not acquired for trading, however during initial recognition with transaction costs and classified as fair value through profit or loss. Such an asset is not present in our Bank’s portfolio.

Both assets are measured at their fair values and gain/loss arising is recorded in the statement of income. Interest income earned on financial assets and the difference between their acquisition costs and fair values are recorded as interest income in the statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the statement of income.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VII.                                   INFORMATION ON FINANCIAL ASSETS AND FOOTNOTES (Devamı)

Available-for-sale financial assets

Available-for-sale financial assets are the financial assets other than loans and receivables, held-to-maturity investments and financial assets at fair value through profit or loss. Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. However, assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses derived from the difference between their fair values and the discounted values are recorded in “Valuation differences of the marketable securities” under the shareholders’ equity. In case of disposal of such assets, the valuation differences under shareholder’s equity are transferred directly to the statement of income.

Held to maturity investments

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Bank has the intent and ability to hold until maturity, excluding loans and receivables. Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any.

Financial assets classified as held to maturity investment however sold before its’ maturity or reclassified, are not allowed to be classified as held to maturity investment for two years with respect to TAS 39 rules. There are no financial assets in the Bank’s portfolio contradictory to the standard.

Held-to-maturity investments, subsequent to initial recognition, are measured at amortized cost using effective interest method after deducting impairments, if any.

Loans and receivables

Loans and receivables are the financial assets raised by the Bank providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments, which are not quoted in an active market and not classified as a securities.

Loans are initially recognized with their purchase and carried at their amortized costs using the internal rate of return at the subsequent recognition.

Foreign currency (“FC”) granted loans are recognized in original currency and is subject to evaluation with the buying rate of Turkish Lira. Foreign currency indexed loans, are converted to Turkish Lira (“TL”) at the rate of the opening date and in the following periods, according to changes in period exchange rate on the income statement in the foreign exchange gains / losses are recorded in the accounts.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VIII.                              INFORMATION ON IMPAIRMENT OF FINANCIAL ASSETS

A financial asset or group of financial assets, can be considered as impaired only if one or multiple events (damage/loss event) occur and in the conclusion of the impact to related financial asset or financial assets estimation in a reliable manner to the estimated future cash flows after its initial recognition. In such a situation, the financial asset is exposed to impairment and impairment loss occurs. The matters of determination of impairment and provision must be considered within the scope of TAS 36 - Impairment of Assets.

In circumstances of impairment in financial assets at fair value through profit/loss or in financial assets available for sale, the impairment should be recognized under “Impairment Losses on Securities” account.

In case of impairment losses on investment securities held-to-maturity occurs related loss amount to be discounted at the original effective interest rate of the asset’s estimated future cash flows are measured as the difference between the present value and the book value of the asset through to be recognized as loss of the said difference amount book value is reduced.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation.

20% specific provision for non performing loans for Third Group and 100% specific provision for non performing loans for Fourth and Fifth Group used to be reserved on condition of not being less than the minimum required rates specified within the related Regulation, 50% specific provision is reserved for the non performing loans that are transferred to Fourth Group according to changes in accounting policy about specific provisions of non performing loans that are transferred to Fourth Group as of 30 September 2015 accounting period.

IX.                                       INFORMATION ON OFFSETTING OF FINANCIAL INSTRUMENTS

Financial assets and liabilities are reported in the balance sheet as net amount in the cases of the Bank’s right and right to sanction to finalize and have the intention to receive/pay related financial asset or liability over the recognized amount or have the right to finalize the related asset and liability simultaneously.

X.                                            INFORMATION ON SALES AND REPURCHASE AGREEMENTS AND SECURITIES LENDING

Securities sold under repurchase agreements (“repo”) are classified under “Held for trading purpose”, “Available for sale” and/or “Held-to-maturity” portfolios according to their holding purposes in the Bank’s portfolio, and they are valued based on the revaluation principles of the related portfolios. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis of balance sheet date.

Securities purchased under resale agreements (“reverse repo”) are classified in balance sheet under “Money Market Takings” separately. The income accrual is calculated for the securities purchased under resale agreements via the difference between buying and selling prices on the balance sheet date.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XI.                                       INFORMATION ON ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS AND RELATED LIABILITIES

Tangible assets acquired in consideration of receivables are accounted for in accordance with the requirements of the Communiqué on “Methods, Principles for Purchase and Sale of Precious Metal and Sale of Goods and Immovables obtained in Return of Receivables” published in the Official Gazette numbered 26333 and dated 1 November 2006 and these assets are subject to revaluation by no means.

A discontinued operation is a part of the Bank’s business classified as sold or held-for-sale. The operating results of the discontinued operations are disclosed separately in the income statement.

The Bank has no discontinued operations.

XII.                                  INFORMATION ON GOODWILL AND OTHER INTANGIBLE ASSETS

As at the balance sheet date, there is no goodwill on financial statements.

The Bank’s intangible assets consist of software. Intangible assets are initially recorded at their costs in compliance with the TAS 38 — Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized based on straight line amortization.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

Estimated useful lives of the Bank’s intangible assets are 3-15 years, and amortisation rates are between 6.67% and 33.33%.

XIII.                             INFORMATION ON TANGIBLE ASSETS

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. In subsequent periods no inflation adjustment is made for tangible assets, and costs which are restated as of 31 December 2004 are considered as their historical costs. Tangible assets purchased after 1 January 2005 were recorded at their historical costs after foreign exchange differences and financial expenses are deducted if any. The Bank decided to pursue the properties for use according to their fair values in terms of separating the land and buildings within the context of TAS 16 “Turkish Accounting Standard on Property, Plant and Equipment” after the change in the accounting policy as of 30 September 2015.

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and recognized in the income statement of the period.

Maintenance costs of tangible fixed assests are capitalized if they extend the economic useful life of related assests. Other maintenance costs are expensed.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIII.                             INFORMATION ON TANGIBLE ASSETS (Devamı)

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets. Depreciation rates and estimated useful lives are:

Tangible assets	Estimated useful life (Years)	Depreciation Rate (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting date, the Bank evaluates whether there is objective evidence of impairment on its assets. If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

XIV.                              INFORMATION ON LEASING ACTIVITIES

Leasing activities

Risks and benefits on leasing activities that belongs to leasee is termed TAS 17- Leasing activities that belongs to financial leasing.

•                      Finance leasing activities as the lessee

Tangible assets acquired by way of finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the financial statements. In the determination of the related assets and liabilities, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs of leasing agreements are expanded in lease periods at a fixed interest rate.

If there is an impairment in the value of the assets obtained through financial lease and in the expected future benefits, the leased assets are valued with net realizable value. Provision for losses is calculated for decrease of the value of the assets that is obtained by this way. Depreciation for assets obtained through financial lease, is calculated in the same manner as tangible assets.

•                      Finance leasing transactions as lessor

The Bank does not perform as a lessor on leasing transactions.

Operational leases

Operational leasing is defined as activities except financial leasing. Transactions regarding operational lease agreements are accounted on an accrual basis in accordance with the terms of the related contracts.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XV.                                   INFORMATION ON PROVISIONS, CONTINGENT LIABILITIES AND ASSETS

Provisions other than the specific and general provisions set for loans and other receivables and provisory liabilities are accounted in accordance with TAS 37 “Turkish Accounting Standard on Provisions, Contingent Liabilities and Contingent Assets Corresponding”.

In the financial statements, a provision is made for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Bank to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of unplanned or unexpected one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognized in financial statements since this may result in the recognition of income that may never be realized. Contingent assets are assessed continually to ensure that developments are appropriately reflected in the financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Bank discloses the contingent asset.

XVI.                              INFORMATION ON OBLIGATIONS OF THE BANK CONCERNING EMPLOYEE RIGHTS

Reserve for employee termination benefits

In accordance with existing Turkish Labor Law, the Bank is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Bank and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 30 September 2016 is TL 4,297 (full TL) (31 December 2015: TL 3,828 (full TL)).

The Bank reserved for employee severance indemnities in the accompanying unconsolidated financial statements using actuarial method in compliance with the TAS 19 — Employee Benefits.

As at 30 September 2016 and 31 December 2015, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Period	Prior Period
Discount Rate	10.20%	10.20%
Estimated Inflation Rate	7.10%	7.10%
Increase in Real Wage Rate	8.10%	8.10%

Other benefits to employees

The Bank has provided provision for undiscounted short-term employee benefits earned during the financial period (unused vacations, premium and dividend) as per services rendered in compliance with TAS 19 in the accompanying unconsolidated financial statements.

According to TAS 19, actuarial gains and losses have been accounted in “Other Capital Reserves” shown under Equity associated with The Statement of Gains and Losses Recognized in Equity for the respective reporting periods.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVI.                           INFORMATION ON OBLIGATIONS OF THE BANK CONCERNING EMPLOYEE RIGHTS (Continued)

Pension fund

The employees of the Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

As part of Social Security Law’s 506 numbered, temporary article no.23, monthly income or salary is eligible for whose  disabled with fund’s associates, senility and death insurance is subjected according to the first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the issue date of the Banking Law no.5411, issued in the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below:

a)                 The technical interest rate to be used for the actuarial calculation is 9.80%

b)                 Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transferring banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 published in Official Gazette dated 30 April 2014 extended for one year. The Council of Ministers has been lastly authorized to determine the transfer date in accordance with the last amendment in the first paragraph of the 20th provisional article of Law No.5510 implemented by the Law No. 6645 on Amendment of the Occupational Health and Safety Law and Other Laws and Decree Laws published in the Official Gazette dated 23 April 2015 numbered 29335.

The employer of pension fund participants will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Foundation.

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated 31 December 2015 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against as at 31 December 2015.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                         INFORMATION ON TAXATION

Corporate tax

Corporate tax rate is 20% in Turkey according to Article 32 of the Corporate Taxes Law No. 5520. This rate is applied to total income of the Bank adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the nonresident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

75% of the associate shares that hold at least 2 years and profits from property sales are exceptional from corporate taxes if there is a capital increase according to Corporate Tax Law or it is hold for a 5 years on special fund account. The Bank follows these profits in “Revaluation surplus on tangible assets” under the equity.

75% revenue of the sales from the firms that follows up for their debts and their guarantors’ and mortgagor’ properties, associate shares, founder shares, redeemed shares and privileges are exceptional from the corporate taxes.

Advance tax that is calculated 20% of the profit from the quarterly period has to be paid on 17th in the two months followed which is declared on 14th of the same month. Advance tax which is paid during the year is to be set off on corporate taxes that calculates on corporate tax return. Taxes paid is to collect in cash or is to set off on other financial debts.

According to tax legislation, financial losses which are not exceed over 5 years can be deducted from profit of the company. Losses can not be set off from retained earnings.

There is no practice about reaching an agreement with laws in Turkey. Corporate taxes are paid on 25th of the fourth month that is followed form the end of the accounting period. Firms that allowed to analyze taxes, can examine the accounting records and change the amount if there is a wrong transaction.

Corporation tax legislation for the foreign branches

Bahrain (Manama)

Bahrain branch is non taxable because there is no corporate tax practice in that country. Bahrain branch’ income is added to headquarters income and it is taxed in Turkey according to Law No. 5520 on Corporate Tax Laws published in the Official Gazette dated5 June 2012, numbered B.07.1.GİB.4.99.16.02-KVK-5/1-b-128.

North Iraq (Erbil)

Erbil branch is taxable according to the country’s law legislation. Declaration of financial records and their tax payments are differ from cities that are related to centralized government and cities that are related to North Iraq. On the other hand, North Iraq tax administrations can impute taxes rather than the designated rates.

USA (New York)

New York branch is taxable according to state law legislation and country law legislation. Double Tax Treaty Agreements is stated for being taxed in Turkey.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                         INFORMATION ON TAXATION (Continued)

Banking and Insurance Transaction Tax

Banking and insurance transaction tax is arranged by the Law No. 6802 on Expenditure Taxes Law. Excluding the banks’ and insurance companies’ transactions  according to Law No. 3226 on Leasing  Law Legislation which is dated 10.6.1985, the collecting money in cash or by approximation  is subject to banking and insurance transaction tax. Those amounts are up to 5% banking and insurance transaction tax according to Law No. 6802 on Expenditure Taxes Law’s 33. Notice and Article No. 98/11591.

Deferred taxes

According to the TAS 12 - Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, and initial recognition of assets and liabilities which affect neither accounting nor taxable profit. The delayed tax debt or assets is determined by calculating the “taxable temporary differences “ between the assets’ and debts’ book values versus the values on the legal tax base accounts . According to tax legislation, differences that do not affect the financial or commercial profit of the assets or liabilities at the acquisition date are excluded from these calculations.

According to 8 December 2004 BRSA DZM 2/13/1-a-3 notice;

•                      There is no deferred tax assets on general provision.

•                      Deferred tax income is not considered on distribution on profit.

Deferred taxes’ book value is revised in every balance sheet date. Deferred tax book value can be reduced if there is improbable to create revenue.

The deferred tax assets and liabilities are reported as net in the financial statements only if the Bank has legal right to present the net value of current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities are income taxes of the same taxable entity.

In case valuation differences resulting from the subsequent measurement of the items are recognized in the statement of income, then the related current and or deferred tax effects are also recognized in the statement of income. On the other hand, if valuation differences are recognized in shareholders’ equity, then the related current or deferred tax effects are also recognized directly in the shareholders’ equity.

Transfer Pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

Pursuant to the relevant Communiqué, if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII.                    INFORMATION ON CASH AND CASH EQUIVALENTS

For the purposes of the cash flow statement, cash includes cash effectives, cash in transit, purchased cheques and demand deposits including balances with the Central Bank of Turkey (CBRT); and cash equivalents include interbank money market placements and time deposits at banks with original maturity periods of less than three months.

XIX.                             ADDITIONAL INFORMATION ON BORROWINGS

The Bank provides funding resources such as syndication and securitization transactions in case of need. In the current period, the Bank has started to obtain funds through domestic and international bonds since August 2011.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

The bank is not hedging about debt instruments.

XX.                                  INFORMATION ON ISSUANCE OF EQUITY SECURITIES

The shares of the Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XXI.                             INFORMATION ON CONFIRMED BILLS OF EXCHANGE AND ACCEPTANCES

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XXII.                     INFORMATION ON GOVERNMENT INCENTIVES

As at 30 September 2016 and 31 December 2015, the Bank does not have any government incentives.

XXIII.                INFORMATION ON SEGMENT REPORTING

An operating segment is a component of an entity:

•                      That engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity),

•                      Whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and

•                      For which discrete financial information is available.

Segment reporting was selected as a fundamental section reporting method considering Bank’s risk and return structure and key sources. It is disclosed in Section 4 Note VII.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXIV.                    OTHER MATTERS

Earnings per shares

Earnings per share has been calculated by dividing the net profit for the year to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the nine month ended 30 September 2016, earnings per 100 shares are full TL 0.7684 (30 September 2015: full TL 0.5094).

Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section 5 Note V.

Classifications

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FOUR

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT

I.                                                 INFORMATION ON EQUITY ITEMS

Calculation of Equity and Capital Adequacy Standard Ratio are calculated according to “Regulation on Bank’s Capital Adequacy Assessment of the Measurement”, “Communique on Credit Risk Mitigation”,”BRSA Regulation on Bank’s Shareholder Equity”, “Regulations on Systemically Important Banks”, “Regulation on Capital Conservation and Cyclical Capital Buffer”. As of 30 September 2016 Bank’s capital adequacy ratio is 14.42% (31 December 2015: 14.52%).

	Current Period 30 September 2016	Amount as per the regulation before 1/1/2014(*)
COMMON EQUITY TIER I CAPITAL
Paid-in capital to be entitled for compensation after all creditors	2,500,000
Share Premium	723,918
Reserves	11,762,447
Income recognized under equity in accordance with TAS	1,868,776
Profit	1,920,975
Current Period’s Profit	1,920,975
Prior Period’s Profit	—
Bonus shares from associates, subsidiaries and joint-ventures not accounted in current period’s profit	69,222
Common Equity Tier 1 Capital Before Deductions	18,845,338
Deductions from Common Equity Tier 1 Capital
Valuation adjustments calculated as per the (i) item of first paragraph of Article 9	—	—
Net loss for the prior year losses and uncovered portion of the total reserves and losses that are recognized under equity in accordance with TAS	62,496	—
Leasehold Improvements on Operational Leases	101,247	—
Goodwill netted with deferred tax liability	—	—
Other intangible assets netted with deferred tax liabilities except mortgage servicing rights	115,665	192,775
Deferred tax assets that rely on future profitability excluding those arising from temporary differences (net of related tax liability)	—	—
Differences are not recognized at the fair value of assets and liabilities subject to hedge of cash flow risk	—	—
Communiqué Related to Principles of the amount credit risk calculated with the Internal Ratings Based Approach, total expected loss amount exceeds the total provison	—	—
Gains arising from securitization transactions	—	—
Unrealized gains and losses due to changes in own credit risk on fair valued liabilities	—	—
Defined-benefit pension fund net assets	—	—
Direct and indirect investments of the Bank in its own Common Equity	—	—
Excess amount expressed in the law (Article 56 4th paragraph)	—	—
Investments in the capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible long positions, where the bank does not own more than 10% of the issued share capital (amount above 10% threshold)	—	—
Significant investments in the common stock of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible long positions (amount above 10% threshold) of Tier 1 Capital	—	—
Mortgage servicing rights (amount above 10% threshold) of Tier 1 Capital	—	—
Deferred tax assets arising from temporary differences (amount above 10% threshold, net of related tax liability)	—	—
Amounts exceeding 15% of Tier 1 Capital according to Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks (2nd article temporary second paragraph)	—	—
Investments in the capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible long positions, where the bank does not own more than 10% of the issued common share capital of the entity (amount above 10% threshold)	—	—
Amounts related to mortgage servicing rights	—	—
Excess amount of deferred tax assets from temporary differences	—	—
Other Items Determined by BRSA	—	—
The amount to be deducted from common equity tier 1 capital	—
Total regulatory adjustments to Common equity Tier 1	279,408
Common Equity Tier 1 capital (CET1)	18,565,930
Additional Tier 1 capital: instruments	—
Premiums that are not included in Common Equity Tier 1 capital	—
Bank’s borrowing instruments and related issuance premium	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                 INFORMATION ON EQUITY ITEMS (Continued)

	Current Period 30 September 2016	Amount as per the regulation before 1/1/2014(*)
Bank’s borrowing instruments and related issuance premium (Temporary Article 4)	—
Additional Tier 1 Capital before deductions	—
Deductions from Additional Tier 1 Capital	—
Bank’s a direct or indirect investment in Tier 1 Capital	—	—
Investments of Bank to Banks that invest in Bank’s additional equity and components of equity issued by financial institutions with compatible with Article 7	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10%	—	—
Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% of the Issued Share Capital	—	—
Other Items Determined by BRSA	—	—
Transition from the Core Capital to Continue to deduce Components	—
Goodwill and other intangible assets and related deferred tax liabilities which will not deducted from Common Eguity Tier 1 capital for the purposes of the first sub-paragraph of the Provisional Article 2 of the Regulation on Banks’ Own Funds (-)	77,110	—
Net deferred tax asset/liability which is not deducted from Common Eguity Tier 1 capital for the purposes of the sub-paragraph of the Provisional Article 2 of the Regulation on Banks’ Own Funds (-)	—	—
The amount to be deducted from Additional Tier 1 Capital (-)	—	—
Total Deductions from Additional Tier 1 Capital	—
Total Additional Tier 1 Capital	—
Total Tier 1 Capital (Tier 1 Capital=Common Equity+Additional Tier 1 Capital)	18,488,820
TIER 2 CAPITAL	—
Bank’s borrowing instruments and related issuance premium	2,470,101
Bank’s borrowing instruments and related issuance premium (Temporary Article 4)	977,288
Provisions (Article 8 of the Regulation on the Equity of Banks)	1,801,012
Tier 2 Capital Before Deductions	4,271,113
Deductions From Tier 2 Capital	—
Bank’s direct or indirect investment in Tier 2 Capital (-)	—	—
Investments of Bank to Banks that invest on Bank’s Tier 2 and components of equity issued by Financial Institutions with the conditions declared in Article 8	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% threshold of Common Equity Tier 1 Capital (-)	—	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Core Capital and Tier 2 Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier 1 Capital	—	—
Other Items Determined by BRSA (-)	—	—
Total Deductions From Tier 2 Capital	—
Tier 2 Capital	4,271,113
Total Capital (The sum of Tier 1 Capital and Tier 2 Capital)	22,759,933
The sum of Tier 1 Capital and Tier 2 Capital (Total Capital)	—
Loan granted to Customer against the Articles 50 and 51 of the Banking Law	—
Net Book Values of Immovables Exceeding 50% of the Equity and of Assets Acquired against Overdue Receivables and Held for Sale as per the Article 57 of the Banking Law but Retained More Than Five Years (-)	129,177
Other items to be defined by the BRSA (-)	599
In transition from Total Core Capital and Supplementary Capital (the capital) to Continue to Download Components	—
Portion of the total of net long positions of investments made in Common Equity items of banks and financial institutions outside the scope of consolidation where the Bank owns 10% or less of the issued common share capital exceeding 10% of Common Equity of the Bank not to be deducted from the Common Equity, Additional Tier 1 Capital, Tier 2 Capital as per the 1st clause of the Provisional Article 2 of the Regulation on the Equity of Banks	—
Portion of the total of net long positions of direct or indirect investments made in Additional Tier 1 and Tier 2 Capital items of banks and financial institutions outside the scope of consolidation where the Bank owns 10% or more of the issued common share capital exceeding 10% of Common Equity of the Bank not to be deducted from the Additional Tier 1 Capital and Tier 2 Capital as per the 1st clause of the Provisional Article 2 of the Regulation on the Equity of Banks	—	—
Portion of the total of net long positions of investments made in Common Equity items of banks and financial institutions outside the scope of consolidation where the Bank owns 10% or more of the issued common share capital, deferred tax assets based on temporary differences and mortgage servicing rights not deducted from Common Equity as per the 1st and 2nd Paragraph of the 2nd clause of the Provisional Article 2 of the Regulation on the Equity of Banks	—	—
TOTAL CAPITAL	—	—
Total Capital	22,630,157	—
Total Risk Weighted Amounts	156,907,910	—
Capital Adequacy Ratios	—
Core Capital Adequacy Ratio (%)	11.83	—
Tier 1 Capital Adequacy Ratio (%)	11.78	—
Capital Adequacy Ratio (%)	14.42	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                 INFORMATION ON EQUITY ITEMS (Continued)

	Current Period 30 September 2016	Amount as per the regulation before 1/1/2014(*)
BUFFERS
Total buffer requirement	0.627	—
Capital conservation buffer requirement (%)	0.625	—
Bank specific counter-cyclical buffer requirement (%)	0.002	—
The ratio of Additional Common Equity Tier 1 capital which will be calculated by the first paragraph of the Article 4 of Regulation on Capital Conservation and Countercyclical Capital buffers to Risk Weighted Assets (%)	7.33	—
Amounts below deduction thresholds	—
Amounts arising from the net long positions of investments made in Total Capital items of banks and financial institutions where the Bank owns 10% or less of the issued common share capital	—	—
Amounts arising from the net long positions of investments made in Tier 1 Capital items of banks and financial institutions where the Bank owns 10% or more of the issued common share capital	—	—
Mortgage servicing rights	—	—
Deferred tax assets arising from temporary differences (net of related tax liability)	—	—
Limits related to provisions considered in Tier 2 calculation	—
General provisions for standard based receivables (before tenthousandtwentyfive limitation)	2,142,798	—
Up to 1.25% of total risk-weighted amount of general reserves for receivables where the standard approach used	1,801,012	—
Excess amount of total provision amount to credit risk Amount of the Internal Ratings Based Approach in accordance with the Communiqué on the Calculation	—	—
Excess amount of total provision amount to 0.6% of risk weighted receivables of credit risk Amount of the Internal Ratings Based Approach in accordance with the Communiqué on the Calculation	—	—
Debt instruments subjected to Article 4 (to be implemented between 1 January 2018 and 1 January 2022)	—	—
Upper limit for Additional Tier 1 Capital subjected to temprorary Article 4	—	—
Amounts Excess the Limits of Additional Tier 1 Capital subjected to temprorary Article 4	—	—
Upper limit for Additional Tier 2 Capital subjected to temprorary Article 4	—	—
Amounts Excess the Limits of Additional Tier 2 Capital subjected to temprorary Article 4	—	—

(*)              Represents the amounts taken into consideration according to transition clauses.

Summary information related to capital adequacy ratio

Prior Period
Capital Requirement for Credit Risk (Value at Credit Risk*0.08) (CRCR)	10,807,979
Capital Requirement for Market Risk (MRCR)	99,515
Capital Requirement for Operational Risk (ORCR)(*)	879,185
Shareholders’ Equity	21,398,645
Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	14.52
Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	11.19
Common Equity Tier I Capital/((CRCR+MRCR+ORCR) *12.5*100)	11.26

(*)              Equity and capital adequacy ratio calculation is changed in accordance with the “Regulation on the Amendment to the Regulation of Bank’s Shareholder Equity” which came into force as of 31 March 2016. Prior period information is calculated within the framework of abolished regulations.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                 INFORMATION ON EQUITY ITEMS (Continued)

Prior Period
COMMON EQUITY TIER I CAPITAL
Paid-in Capital to be Entitled for Compensation After All Creditors	2,500,000
Share Premium	723,918
Share Cancellation Profits	—
Reserves	9,933,998
Other Comprehensive Income according to TAS	1,925,054
Profit	1,930,109
Current Period Profit	1,930,109
Previous Period Profit	—
General Reserves for Possible Losses	—
Bonus Shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	69,222
Common Equity Tier I Capital Before Deductions	17,082,301
Deductions from Common Equity Tier I Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted Under Equity According to TAS(-)	314,753
Leasehold Improvements on Operational Leases(-)	103,893
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	68,511
Net Deferred Tax Asset/Liability (-)	—
Shares Obtained Against Article 56, Paragraph 4 of the Banking Law(-)	—
Direct and Indirect Investments of the Bank on Its Own Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions Where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions Where the Bank Owns 10% or More of Issued Share Capital Exceeding the 10% Threshold of Above Tier I Capital (-)	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—
Net Deferred Tax Assets Arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions Where the Bank Owns 10% or More Than the Issued Share Capital not Deducted from Tier I Capital(-)	—
Mortgage Servicing Rights not Deducted (-)	—
Excess Amount Arising from Deferred Tax Assets from Temporary Differences (-)	—
Other Items to be Defined by the BRSA (-)	—
Deductions from Tier I Capital in Cases Where There Are No Adequate Additional Tier I or Tier II Capitals (-)	—
Total Deductions from Common Equity Tier I Capital	487,157
Total Common Equity Tier I Capital	16,595,144
ADDITIONAL CORE CAPITAL
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—
Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 01.01.2014)	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 01.01.2014)	—
Additional Core Capital before Deductions	—
Deductions from Additional Core Capital	—
Direct and Indirect Investments of the Bank on Its Own Additional Core Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions Where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of Above Tier I Capital (-)	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions Where the Bank Owns More of 10% of the Issued Share Capital (-)	—
Other items to be Defined by the BRSA (-)	—
The Amount to be Deducted from Additional Tier 1 Capital (-)	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                 INFORMATION ON EQUITY ITEMS (Continued)

Prior Period
Total Deductions from Additional Core Capital	—
Total Additional Core Capital	—

Deductions from Core Capital	102,766
Goodwill and Other Intangible Assets and Related Deferred Taxes not Deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	102,766
Net Deferred Tax Asset/Liability not Deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Total Core Capital	16,492,378
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	1,450,446
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	1,905,885
Pledged Assets of the Shareholders to be Used for the Bank’s Capital Increases	—
General Provisions	1,688,747
Tier II Capital before Deductions	5,045,078
Deductions from Tier II Capital
Direct and Indirect Investments of the Bank on Its Own Tier II Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions Where the Bank Owns 10% or Less of the Issued Share Capital Exceeding the 10% or More of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions Where the Bank Owns 10% or More of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
Other Items to be Defined by the BRSA (-)	—
Total Deductions from Tier II Capital	—
Total Tier II Capital	5,045,078
CAPITAL	21,537,456
Loans Granted Against the Articles 50 and 51 of the Banking Law (-)	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	138,557
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Other Items to be Defined by the BRSA (-)	254
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or Less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not Deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or More Than the Issued Share Capital Exceeding the 10% Threshold of Above Tier I Capital not Deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions Where the Bank Owns 10% or More of the Issued Capital, of the Net Deferred Tax Assets Arising from Temporary Differences and of the Mortgage Servicing Rights not Deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—
EQUITY	21,398,645
Amounts Lower than Excesses as per Deduction Rules	—
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions Where the Bank Owns 10% or Less of the Issued Share Capital	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions Where the Bank Owns More Than 10% or Less of the Tier I Capital	—
Remaining Mortgage Servicing Rights	—
Net Deferred Tax Assets arising from Temporary Differences	15,421

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                 INFORMATION ON EQUITY ITEMS (Continued)

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91 XS1175854923/ US90015WAC73
Governing law(s) of the instrument	Debt Instrument Comminique numbered CMB-II-31.1 BRSA regulation on bank’s shareholder equity
Regulatory treatment
Subject to 10% deduction as of 1/1/2015	XS0849728190/ US90015NAB91 is subject to deduction. XS1175854923/ US90015WAC73 is not subject to deduction.
Eligible at solo/group/group&solo	Available
Instrument type	Bond Issuance Possessing Subordinated Loan Conditions ( Tier II Capital)
Amount recognized in regulatory capital (Currency in million, as of most recent reporting date)	2,470
Par value of instrument (in million)	4,193
Accounting classification	347011 - Subordinated Liabilities
Original date of issuance	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Perpetual or dated	XS0849728190/ US90015NAB91 Dated (10 years) Maturity Date: 1 November 2022 XS1175854923/ US90015WAC73 Dated (10 years) Maturity Date: 3 February 2025
Issue date	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Issuer call subject to prior supervisory approval	Yes
Call option dates, conditioned call dates and call amount	XS0849728190/ US90015NAB91 Not available XS1175854923/ US90015WAC73 early call date at 3 February 2020 is available.
Subsequent call dates, if applicable	XS0849728190/ US90015NAB91 Not available XS1175854923/ US90015WAC73 only one call option is available.
Coupons / dividends*
Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	XS0849728190/ US90015NAB91 6% fixed interest rate XS1175854923/ US90015WAC73 6.875% fixed interest rate
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Noncumulative
Convertible or non-convertible
If convertible, conversion trigger (s)	Nil
If convertible, fully or partially	Nil
If convertible, conversion rate	Nil
If convertible, mandatory or optional conversion	Nil
If convertible, specify instrument type convertible into	Nil
If convertible, specify issuer of instrument it converts into	Nil
Write-down feature
If write-down, write-down trigger(s)

XS0849728190/ US90015NAB91 Not available.
XS1175854923/ US90015WAC73 available Revoking the business activity of Bank according to 71 clause of 5411 numbered Banking Law or liquidation proceedings to Savings Deposit Insurance Fund are the triggering events

If write-down, full or partial	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has full or partial write down feature.
If write-down, permanent or temporary	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has permanent write down feature.
If temporary write-down, description of write-up mechanism	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has no write-up mechanism.
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Before debt instruments included in Tier II Capital after deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders equity law that are not possessed	Not Possess Article 7

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

I.                                                 INFORMATION ON EQUITY ITEMS (Continued)

Reconciliation of capital items to balance sheet:

30 September 2016
Shareholders’ equity	18,782,842
Leasehold improvements on operational leases	(101,247)
Goodwill and intangible assets	(115,665)
General provision (1.25% of the amount that subject to credit risk)	1,801,012
Subordinated debt	2,470,101
Deductions from shareholders’ equity	(206,886)
Capital	22,630,157

II.                                            FOREIGN CURRENCY EXCHANCE RISK

Foreign exchange risk that the Bank exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Bank for the positions being monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of the Bank.

All of the foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation and the capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 30 September 2016 and 31 December 2015 the Bank does not have derivative financial instruments held for risk management.

Foreign exchange risk management policy

Risk policy of the Bank is based on the transactions within the limits and keeping the currency position well-balanced.

In the light of the national legislations and international applications, the Bank has established a foreign currency risk management policy that enables the Bank to take position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Bank.

The Bank’s effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	2.9950	3.3604
Foreign currency purchase rates for the days before balance sheet date;
Day 1	2.9200	3.2780
Day 2	2.9200	3.2733
Day 3	2.9100	3.2717
Day 4	2.9300	3.2901
Day 5	2.8900	3.2368

	US Dollar	Euro
Last 30-days arithmetical average rate	2.9018	3.2576

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

II.                                            FOREIGN CURRENCY EXCHANCE RISK (Continued)

Information on currency risk

Current Period	Euro	US Dollar	Other FC	Total
Assets:
Cash and balances with the Central Bank of Republic of Turkey	2,251,258	11,408,664	5,015,265	18,675,187
Banks	2,117,647	2,208,926	203,346	4,529,919
Financial assets at fair value through profit or loss (1)	—	175,003	—	175,003
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	830,266	3,750,019	—	4,580,285
Loans and receivables (2)	15,850,641	28,193,524	84,211	44,128,376
Associates, subsidiaries and joint-ventures	393,757	—	—	393,757
Held-to-maturity investments	—	104,842	—	104,842
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	—	6,421	—	6,421
Intangible assets	—	—	—	—
Other assets (3)	159,009	596,715	20	755,744
Total assets	21,602,578	46,444,114	5,302,842	73,349,534

Liabilities:
Bank deposits	666,334	2,395,873	82,652	3,144,859
Foreign currency deposits	11,161,145	17,553,989	757,504	29,472,638
Interbank money market takings	—	1,886,405	—	1,886,405
Other funding	7,484,975	9,860,560	—	17,345,535
Securities issued	3,615,914	5,172,377	—	8,788,291
Miscellaneous payables	383,538	25,760	453	409,751
Derivative financial liabilities held for risk	—	—	—	—
Other liabilities (1) (4)	65,666	5,742,098	562	5,808,326
Total liabilities	23,377,572	42,637,062	841,171	66,855,805

Net ‘on balance sheet’ position	(1,774,994)	3,807,052	4,461,671	6,493,729
Net ‘off-balance sheet’ position	2,122,803	(2,488,096)	(4,457,762)	(4,823,055)
Derivative assets (6)	4,147,487	15,688,618	89,200	19,925,305
Derivative liabilities (6)	2,024,684	18,176,714	4,546,962	24,748,360
Non-cash loans (5)	3,479,221	6,907,621	260,637	10,647,479

Prior Period	Euro	US Dollar	Other FC	Total

Total assets	16,729,564	48,320,696	4,455,279	69,505,539
Total liabilities	21,515,163	46,753,502	865,489	69,134,154
Net ‘on balance sheet’ position	(4,785,599)	1,567,194	3,589,790	371,385
Net ‘off-balance sheet’ position	5,449,875	(441,420)	(3,577,895)	1,430,560
Derivative assets (6)	7,542,857	12,701,193	2,036,853	22,280,903
Derivative liabilities (6)	2,092,982	13,142,613	5,614,748	20,850,343
Non-cash loans (5)	3,006,375	7,731,618	246,531	10,984,524

(1)             Derivative financial assets amounting to TL 4,537 (31 December 2015: TL (51,275)) and liabilities amounting to
TL 10,022 (31 December 2015: TL (12,881)) resulting from changes in foreign exchange rates are not included.

(2)             Foreign currency indexed loans amounting to TL 3,944,682 (31 December 2015: TL 3,530,360) which are presented in TL column in the balance sheet are included in the table above.

(3)             Prepaid expenses amounting to TL 61,716 (31 December 2015: TL 61,724) is not included.

(4)             Unearned revenues amounting to TL 127,319 (31 December 2015: TL 106,455) and equities amounting to TL 327,812
(31 December 2015: TL 431,137) are not included.

(5)             Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.

(6)             Asset purchase commitments amounting to TL 319,928 (31 December 2015: TL 1,835,888) and asset sales commitments amounting to TL 569,623 (31 December 2015: TL 1,895,065) are included.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

II.                                            FOREIGN CURRENCY EXCHANGE RISK (Continued)

Exposure to currency risk

10 percent depreciation of the TL against the following currencies as at and for the nine month ended 30 September 2016 and 2015 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	30 September 2016		30 September 2015
	Profit or loss	Equity (*)	Profit or loss	Equity (*)

US Dollar	131,254	131,254	93,939	93,939
Euro	(4,595)	(4,595)	(16,295)	(16,295)
Other currencies	391	391	1,943	1,943
Total, net(**)	127,050	127,050	79,587	79,587

(*)                       Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.

(**)                Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

10 percent appreciation of the TL against the following currencies as at and for the nine month ended 30 September 2016 and 2015 would have effect on equity and profit or loss (without tax effects) by the amounts shown below.

	30 September 2016		30 September 2015
	Profit or loss	Equity (*)	Profit or loss	Equity (*)

US Dollar	(131,254)	(131,254)	(92,543)	(92,543)
Euro	4,595	4,595	16,295	16,295
Other currencies	(391)	(391)	(1,817)	(1,817)
Total, net(**)	(127,050)	(127,050)	(78,065)	(78,065)

(*)                       Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.

(**)                Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

III.                                       INTEREST RATE RISK

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

Bank’s interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items based on repricing dates

Current Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	12,550,455	—	—	—	—	9,085,719	21,636,174
Banks	2,937,322	251,983	—	—	—	1,340,619	4,529,924
Financial assets at fair value through profit/loss	258,797	368,072	4,006	82,600	148,815	—	862,290
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	2,175,646	1,848,699	5,729,945	4,932,891	2,528,255	23,322	17,238,758
Loans and receivables	44,949,674	22,922,288	37,993,625	20,425,547	10,644,873	1,033,740	137,969,747
Held-to-maturity investments	682,560	4,066,678	1,850,325	1,259,800	228,111	—	8,087,474
Other assets (*)	9,117	625	14,418	1,354	—	7,261,938	7,287,452
Total assets	63,563,571	29,458,345	45,592,319	26,702,192	13,550,054	18,745,338	197,611,819

Liabilities:
Bank deposits	4,634,782	1,017,557	210,535	—	—	277,100	6,139,974
Other deposits	62,671,228	23,119,144	5,709,190	91,798	—	22,255,013	113,846,373
Interbank money market takings	13,423,940	—	—	447,082	64,177	—	13,935,199
Miscellaneous payables	—	—	—	—	—	4,417,525	4,417,525
Securities issued	502,050	1,896,882	3,126,308	6,486,140	—	—	12,011,380
Funds borrowed	3,230,656	6,409,814	6,026,932	1,012,843	1,179,341	—	17,859,586
Other liabilities (**)	22,204	136,634	197,963	1,081,451	3,307,683	24,655,847	29,401,782
Total liabilities	84,484,860	32,580,031	15,270,928	9,119,314	4,551,201	51,605,485	197,611,819

On balance sheet long position	—	—	30,321,391	17,582,878	8,998,853	—	56,903,122
On balance sheet short position	(20,921,289)	(3,121,686)	—	—	—	(32,860,147)	(56,903,122)
Off-balance sheet long position	1,362,127	2,732,374	—	—	—	—	4,094,501
Off-balance sheet short position	—	—	(627,236)	(2,706,455)	(179,700)	—	(3,513,391)
Net Position	(19,559,162)	(389,312)	29,694,155	14,876,423	8,819,153	(32,860,147)	581,110

(*)                        Subsidiaries, associates and tangible and intangible assets, and deferred tax are stated in non-interest bearing column.

(**)                  Equity is included in non-interest bearing column in other liabilities line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

III.                                       INTEREST RATE RISK (Continued)

Prior Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	12,781,073	—	—	—	—	8,703,716	21,484,789
Banks	4,848,363	77,170	—	—	—	308,733	5,234,266
Financial assets at fair value through profit/loss	368,553	361,605	4,068	82,838	68,403	—	885,467
Interbank money market placements	—	—	—	—	—	—	—
Available-for-sale financial assets	2,379,177	2,467,096	4,688,228	5,082,470	2,077,745	79,253	16,773,969
Loans and receivables	42,177,039	26,147,770	26,070,684	18,329,170	10,249,815	806,175	123,780,653
Held-to-maturity investments	1,010,446	1,774,694	3,360,520	1,301,192	230,877	—	7,677,729
Other assets (*)	14,341	304	2,856	26,777	289	7,065,684	7,110,251

Total assets	63,578,992	30,828,639	34,126,356	24,822,447	12,627,129	16,963,561	182,947,124

Liabilities:
Bank deposits	4,509,576	555,665	151,903	—	—	385,739	5,602,883
Other deposits	58,717,429	19,396,268	6,282,049	31,684	—	19,892,221	104,319,651
Interbank money market takings	11,133,014	1,148,950	—	397,450	64,627	—	12,744,041
Miscellaneous payables	—	—	—	—	—	4,160,217	4,160,217
Securities issued	1,179,387	1,235,096	2,114,466	6,018,810	—	—	10,547,759
Fund borrowed	3,369,498	7,405,733	4,832,221	554,645	2,393,900	—	18,555,997
Other liabilities (**)	45,764	92,325	231,607	903,262	3,190,333	22,553,285	27,016,576

Total liabilities	78,954,668	29,834,037	13,612,246	7,905,851	5,648,860	46,991,462	182,947,124

On balance sheet long position	—	994,602	20,514,110	16,916,596	6,978,269	—	45,403,577
On balance sheet short position	(15,375,676)	—	—	—	—	(30,027,901)	(45,403,577)
Off-balance sheet long position	1,207,068	2,297,615	—	—	—	—	3,504,683
Off-balance sheet short position	—	—	(315,011)	(1,725,656)	(902,100)	—	(2,942,767)

Net Position	(14,168,608)	3,292,217	20,199,099	15,190,940	6,076,169	(30,027,901)	561,916

(*)                        Subsidiaries, associates and tangible and intangible assets are stated in non-interest bearing column.

(**)                  Equity is included in non-interest bearing column in other liabilities line.

Average interest rates applied to monetary financial instruments (*):

	Euro	US Dollar	Yen	TL
Current Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	0.49	—	2.78
Banks	0.02	0.71	—	—
Financial assets at fair value through profit/loss	—	—	—	—
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.24	6.39	—	9.58
Loans and receivables	4.16	5.37	—	12.42
Held-to-maturity investments	—	1.77	—	9.75

Liabilities:
Bank deposits	0.22	0.78	—	10.25
Other deposits	1.33	2.56	—	9.80
Interbank money market takings	—	0.95	—	7.76
Miscellaneous payables	—	—	—	—
Securities issued	2.78	4.62	—	9.32
Funds borrowed	1.02	2.12	—	10.21

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

III.                                       INTEREST RATE RISK (Continued)

	Euro	US Dollar	Yen	TL
Prior Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	0.49	—	3.81
Banks	0.10	0.36	—	11.27
Financial assets at fair value through profit/loss	—	—	—	—
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.25	6.76	—	9.69
Loans and receivables	4.03	4.89	—	12.39
Held-to-maturity investments	—	3.59	—	10.02

Liabilities:
Bank deposits	0.71	0.67	—	13.07
Other deposits	1.73	2.07	—	10.77
Interbank money market takings	—	1.08	—	8.42
Miscellaneous payables	—	—	—	—
Securities issued	2.72	4.44	0.93	10.93
Funds borrowed	0.90	1.79	—	9.92

(*)                       The rates above are calculated over financial instruments with interest rates.

IV.                                        STOCK POSITION RISKS

Stock position risks arising from banking book items

Information on separations of risks according to objectives including their relation with gains presented in equity and strategically reasons, accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

The accounting applications regarding to share investment that qualifications in associate and subsidiary of are disclosed in Section 3 Note III.

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	545,998	545,998	545,998
1.Stocks Investments Group A	545,998	545,998	545,998
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	1,426,571	1,346,609	—

(*)                       The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)                The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED
IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI
UNCONSOLIDATED INTERIM FINANCIAL REPORT
FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

IV.                                        STOCK POSITION RISKS (Continued)

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	548,852	548,852	548,852
1.Stocks Investments Group A	548,852	548,852	548,852
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	1,405,010	1,273,616	—

(*)                       The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)                The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Total unearned gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unearned gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Current Period	Gain/Loss in Current Period	Total (*)	Included in Supplemantary Capital	Total (*)	Included in Supplemantary Capital
1. Private Capital Investments	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	55,626	55,626
3. Other Stocks	—	812,385	812,385	—	—
4. Total	—	812,385	812,385	55,626	55,626

(*)             Amounts are presented including the effect of deferred tax.

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Prior Period	Gain/Loss in Current Period	Total (*)	Included in Supplemantary Capital	Total (*)	Included in Supplemantary Capital
1. Private Capital Investments	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	97,259	97,259
3. Other Stocks	—	837,276	837,276	—	—
4. Total	—	837,276	837,276	97,259	97,259

(*)             Amounts are presented including the effect of deferred tax.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

IV.                                        STOCK POSITION RISKS (Continued)

Explanations on Equity Shares Risk Arising from Banking Book

Portfolio-Current Period	Carrying Value	Total RWA	Minimum Capital Requirement
1.Private Equity Investments	—	—	—
2.Quoted	545,998	545,998	43,680
3.Other Stocks	1,426,571	1,426,571	114,126
4. Total	1,972,569	1,972,569	157,806

Portfolio-Prior Period	Carrying Value	Total RWA	Minimum Capital Requirement
1.Private Equity Investments	—	—	—
2.Quoted	548,852	548,852	43,908
3.Other Stocks	1,405,010	1,405,010	112,401
4. Total	1,953,862	1,953,862	156,309

V.                                             LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO

Liquidity risk is defined as the risk of not fulfilling payment liabilities on time as a result of not having adequate cash or cash inflow to meet the cash outflow properly due to imbalance in cash flows of the bank. The framework of liquidity risk of the bank is specified with Liquidity Risk Management Document. In the framework of liquidity risk management, policies regarding liquidity risk management are written down by Risk Management Department and fundamental principles, analyses regarding measurement and monitoring risk, basic rudiments on early warning indicators, liquidity buffer and limits are included.

The Bank is managing liquidity risk according to risk capacity and the Bank’s risk appetite in the range envisioned by the regulations. Liquidity risk management approach is in general based on the principle of monitoring in-day liquidity risk. The Bank monitors the net liquidity position and liquidity requirements continuously and facing the future. The Bank takes precautions to increase diversity in fund sources to increase effectiveness and durability in liquidity risk management. On market basis and specific to the Bank (in consideration of market and funding liquidity) scenario and susceptibility analyses are performed and assumptions based on these analyses are reviewed regularly. It is aimed to protect the optimum liquidity level that can meet short — term liquidity needs not to remain inactive and maintain profitability — risk balance.

Liquidity management in the Bank is carried out under Treasury Department in regard to the Bank’s strategic goals and projections, decisions taken in Asset/Liability Committee, treasury policies, limits defined under market circumstances, Bank’s balance sheet and income goals and strategies defined to meet these goals. Daily, weekly, and monthly cash flow statements are prepared in accordance with principles of profitability and prudence in the Bank’s liquidity management. Cash flow statements are evaluated and the Bank’s liquidity is managed in line with Treasury Department policies, daily TL and FC liquidity position Bank balance sheet and income goals.

Scenarios about where to make replacement funding in case of high amount outflows in daily liquidity management are made regularly, effects of probable outflows on liquidity level and legal ratios are evaluated and liquidity management is carried out by taking necessary actions.

The Bank makes use of liquidity gap analysis reports and liquidity stress tests in the internal measurement of liquidity risk. In Liquidity gap analysis and liquidity stress scenarios, the Bank’s compensation level of net cash outflows which are more likely to happen in short term are presented. Measurements regarding liquidity risk are performed by Risk Management Department and measurement results are reported regularly to performer units responsible of management of the related risk and top management and the Board of Directors.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                             LIQUIDITY RISK AND LIQIIDITY COVERAGE RATIO (Continued)

It is taken as a basis that the Bank consistently monitors TL and FC liquidity positions and funding strategies. Necessary precautions are taken in line with liquidity needs by following stress circumstances. “Liquidity Emergency Action Plan” which is an important part of liquidity risk management of our Bank, consists of early warning indicators which play an important role in monitoring increases in liquidity risk and the prevention of a possible crisis, action plans to prevent a possible crisis and to be applied during a crisis. Furthermore, to fulfill our banks reserve deposits liability that it has to allocate in the presence of CBRT, alternative fund sources to provide liquidity that is needed in various stress circumstances and under which circumstances to apply these sources, precautions to minimize time maturity mismatch and provide necessary funds on time, how the mechanism is going to operate in cases of crisis and stress is included in the plan.

The Bank’s Foreign Currency (FC) and total (TL+FC) liquidity coverage ratio (LCR) averages for current period.The highest value and the lowest value occurred in this period are given below:

	TL+FC		FC
Liquidity Coverage Ratio	DATE	RATIO (%)	DATE	RATIO (%)
The lowest value	02.09.2016	90.36	02.09.2016	141.51
The highest value	22.07.2016	114.24	15.07.2016	176.70

Liquidity Coverage Ratio

		Total unweighted value *		Total weighted value*
Current Period		TL+FC	FC	TL+FC	FC
HIGH QUALITY LIQUID ASSETS
1	Total High Quality Liquid Assets (HQLA)			28,978,310	19,129,124
CASH OUTFLOWS
2	Retail deposits and deposits from small business customers, of which:	53,783,847	16,792,835	4,461,181	1,679,284
3	Stable deposits	18,344,077	—	917,204	—
4	Less stable deposits	35,439,770	16,792,835	3,543,977	1,679,284
5	Unsecured wholesale funding, of which:	56,766,552	15,168,088	23,132,301	7,594,280
6	Operational deposits	39,044,219	7,822,479	9,761,055	1,955,620
7	Non-operational deposits	10,404,034	5,300,215	6,986,444	3,626,036
8	Unsecured debt	7,318,299	2,045,394	6,384,802	2,012,624
9	Secured wholesale funding			—	—
10	Additional requirements of which:	11,805,893	10,504,355	11,805,893	10,504,355
11	Outflows related to derivative exposures and other collateral requirements	11,805,893	10,504,355	11,805,893	10,504,355
12	Outflows related to loss of funding on debt products	—	—	—	—
13	Credit and liquidity facilities	—	—	—	—
14	Other contractual funding obligations	14,500,381	13,993,339	725,019	699,667
15	Other contingent funding obligations	43,625,202	12,232,897	6,902,370	1,551,435
16	TOTAL CASH OUTFLOWS			47,026,764	22,029,021
CASH INFLOWS
17	Secured lending	—	—	—	—
18	Inflows from fully performing exposures	11,486,657	5,207,508	8,199,854	4,657,486
19	Other cash inflows	10,037,954	5,275,098	10,037,954	5,275,098
20	TOTAL CASH INFLOWS	21,524,611	10,482,606	18,237,808	9,932,584
				Upper Limit Applied Values
21	TOTAL HQLA			28,978,310	19,129,124
22	TOTAL NET CASH OUTFLOWS			28,788,956	12,096,437
23	LIQUIDITY COVERAGE RATIO (%)			101.00	159.44

(*)             Simple arithmetic average, calculated for the last three months, of the values calculated by taking weekly simple arithmetic average.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                             LIQUIDITY RISK AND LIQUDITY COVERAGE RATIO (Continued)

		Total unweighted value *		Total weighted value*
Prior Period		TL+FC	FC	TL+FC	FC
HIGH QUALITY LIQUID ASSETS
1	Total High Quality Liquid Assets (HQLA)			28,685,961	19,080,631
CASH OUTFLOWS
2	Retail deposits and deposits from small business customers, of which:	47,000,587	17,301,374	3,731,637	1,507,532
3	Stable deposits	19,368,439	4,452,105	968,422	222,605
4	Less stable deposits	27,632,148	12,849,269	2,763,215	1,284,927
5	Unsecured wholesale funding, of which:	56,964,767	17,007,270	24,077,564	9,130,630
6	Operational deposits	39,077,820	8,563,008	9,769,455	2,140,752
7	Non-operational deposits	11,500,011	6,314,138	8,043,800	4,884,740
8	Unsecured debt	6,386,936	2,130,124	6,264,309	2,105,138
9	Secured wholesale funding			—	—
10	Additional requirements of which:	12,161,941	10,353,586	12,161,941	10,353,586
11	Outflows related to derivative exposures and other collateral requirements	12,161,941	10,353,586	12,161,941	10,353,586
12	Outflows related to loss of funding on debt products	—	—	—	—
13	Credit and liquidity facilities	—	—	—	—
14	Other contractual funding obligations	11,692,693	11,197,196	584,635	559,860
15	Other contingent funding obligations	41,049,749	12,616,503	6,408,586	1,602,636
16	TOTAL CASH OUTFLOWS			46,964,363	23,154,244
CASH INFLOWS
17	Secured lending	—	—	—	—
18	Inflows from fully performing exposures	12,711,460	6,817,505	9,415,639	6,073,582
19	Other cash inflows	10,364,930	7,662,569	10,364,930	7,662,569
20	TOTAL CASH INFLOWS	23,076,390	14,480,074	19,780,569	13,736,151
				Upper Limit Applied Values
21	TOTAL HQLA			28,685,961	19,080,631
22	TOTAL NET CASH OUTFLOWS			27,183,794	9,418,093
23	LIQUIDITY COVERAGE RATIO (%)			105.53	202.60

(* )          Simple arithmetic average, calculated for the last three months, of the values calculated by taking weekly simple arithmetic average.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                             LIQUIDITY RISK AND LIQUDITY COVERAGE RATIO (Continued)

With the “Liquidity Coverage Rate” which is prepared under the framework of “Regulations Regarding Banks’ Calculations of Liquidity Coverage Rate” published by BRSA, the balance between banks’ net cash outflows and high quality liquid asset stock.

Bank’s high quality liquid asset stock consists of cash and debt instruments issued by CBRT and Republic of Turkey Undersecretariat of Treasury.

Whereas the Banks’ important fund sources are deposits, funds obtained from other financial institutions, marketable securities issued and funds obtained from repo transactions.

Derivatives transactions with 30 or less days to maturity are included into liquidity coverage calculation with cash outflows created by the transactions as of the calculated liquidity coverage rate. In case of a liability resulting from derivatives transactions and security fulfillment liability resulting from other liabilities, actions are taken accordingly to the related regulation.

Maturity analysis of assets and liabilities according to remaining maturities

Current Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Assets:
Cash and balance with CBRT	21,636,174	—	—	—	—	—	—	21,636,174
Banks	3,070,717	1,207,224	251,983	—	—	—	—	4,529,924
Financial assets at fair value through profit/loss	—	50,352	29,579	376,232	257,312	148,815	—	862,290
Interbank money market placements	—	—	—	—	—	—	—	—
Available-for-sale financial assets	—	44,976	172,097	2,786,643	8,106,660	6,105,060	23,322	17,238,758
Loans and receivables	—	12,536,548	5,907,688	28,154,574	58,218,454	32,118,743	1,033,740	137,969,747
Held-to-maturity investments	—	44,941	59,901	587,241	3,724,652	3,670,739	—	8,087,474
Other assets	4,943	1,145,821	625	14,418	66,018	—	6,055,627	7,287,452
Total assets	24,711,834	15,029,862	6,421,873	31,919,108	70,373,096	42,043,357	7,112,689	197,611,819

Liabilities:
Bank deposits	277,100	4,634,782	1,017,557	210,535	—	—	—	6,139,974
Other deposits	22,255,013	62,671,228	23,119,144	5,709,190	91,798	—	—	113,846,373
Funds borrowed	—	371,514	1,174,135	5,775,575	5,769,637	4,768,725	—	17,859,586
Interbank money market takings	—	13,423,940	—	—	447,082	64,177	—	13,935,199
Securities issued	—	425,513	1,859,600	3,003,198	6,723,069	—	—	12,011,380
Miscellaneous payables	—	3,677,843	76,560	—	—	—	663,122	4,417,525
Other liabilities	—	917,385	252,278	22,137	228,405	4,432,755	23,548,822	29,401,782
Total liabilities	22,532,113	86,122,205	27,499,274	14,720,635	13,259,991	9,265,657	24,211,944	197,611,819
Liquidity gap	2,179,721	(71,092,343)	(21,077,401)	17,198,473	57,113,105	32,777,700	(17,099,255)	—
Net Off Balance Sheet Position	—	32,380	44,298	397,463	84,247	385,073	—	943,461
Receivables from Derivative Financial Instruments	—	8,774,183	5,384,689	3,174,754	10,061,177	4,684,757	—	32,079,560
Payables from Derivative Financial Instruments	—	8,741,803	5,340,391	2,777,291	9,976,930	4,299,684	—	31,136,099
Non-cash Loans	2,856,891	832,698	21,060,115	6,135,814	3,774,157	796,212	—	35,455,887

Prior Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total

Total assets	25,422,750	15,036,713	4,496,759	26,883,402	63,886,607	40,286,125	6,934,768	182,947,124
Total liabilities	20,277,960	79,732,057	23,375,688	17,727,452	9,736,178	9,556,749	22,541,040	182,947,124
Liquidity gap	5,144,790	(64,695,344)	(18,878,929)	9,155,950	54,150,429	30,729,376	(15,606,272)	—
Net Off Balance Sheet Position	—	37,789	(15,679)	79,335	496,019	374,145	—	971,609
Receivables from Derivative Financial Instruments	—	10,214,707	3,472,683	1,297,251	5,540,752	4,922,653	—	25,448,046
Payables from Derivative Financial Instruments	—	10,176,918	3,488,362	1,217,916	5,044,733	4,548,508	—	24,476,437
Non-cash Loans	2,663,320	951,139	19,396,626	5,498,569	4,034,068	524,639	—	33,068,361

(*)                 Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash in short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and shareholder’s equity in the liabilities have been included in the “Undistributed” column.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

V.                                    LIQUIDITY RISK AND LIQUDITY COVERAGE RATIO (Continued)

Residual contractual maturities of the financial liabilities

Current Period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	6,139,974	6,158,580	277,100	4,640,436	1,025,617	215,427	—	—
Other deposits	113,846,373	114,366,810	22,255,013	62,840,809	23,351,309	5,825,390	94,289	—
Funds borrowed	17,859,586	19,585,203	—	372,101	1,178,989	5,893,505	6,321,337	5,819,271
Money market takings	13,935,199	14,077,250	—	13,432,470	—	—	553,909	90,871
Issued Securities (Net)	12,011,380	12,559,972	—	427,964	1,885,591	3,098,005	7,148,412	—
Miscellaneous payables	4,417,525	4,417,525	663,122	3,677,843	76,560	—	—	—
Other liabilities	6,673,050	8,457,001	1,274,989	646,022	68,742	22,137	228,405	6,216,706
Total	174,883,087	179,622,341	24,470,224	86,037,645	27,586,808	15,054,464	14,346,352	12,126,848
Non-Cash Loans	35,455,887	35,455,887	2,856,891	832,698	21,060,115	6,135,814	3,774,157	796,212

Prior Period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	5,602,883	5,617,785	385,739	4,514,733	562,204	155,109	—	—
Other deposits	104,319,651	104,839,904	19,892,221	58,890,679	19,594,638	6,429,529	32,837	—
Funds borrowed	18,555,997	20,025,703	—	299,282	704,682	9,491,948	3,333,188	6,196,603
Money market takings	12,744,041	12,759,688	—	11,143,452	1,151,513	—	399,406	65,317
Issued Securities (Net)	10,547,759	11,297,272	—	1,185,490	1,246,388	1,897,286	6,968,108	—
Miscellaneous payables	4,160,217	4,160,217	834,101	3,258,356	67,760	—	—	—
Other liabilities	6,530,395	8,450,423	1,711,193	377,119	37,965	39,193	83,026	6,201,927
Total	162,460,943	167,150,992	22,823,254	79,669,111	23,365,150	18,013,065	10,816,565	12,463,847
Non-Cash Loans	33,068,361	33,068,361	2,663,320	951,139	19,396,626	5,498,569	4,034,068	524,639

This table shows the undiscounted cash flows on the Bank’s financial liabilities on the basis of their earliest possible contractual maturity. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VI.                               LEVERAGE RATIO

Information on Issues that Cause Differences between Current Period and Previous Period Leverage Ratios

The Bank’s unconsolidated leverage rate which is calculated due to “Regulation on Banks’ Measurement and Evaluation of Leverage Level” actualised as 7.50%. Increase in balance sheet assets and Tier I Capital transactions resulted in change in comparison with previous period (31 December 2015: 6.81%) leverage rate. The Regulation adjudicated minimum leverage rate as 3%.

Leverage ratio common disclosure template

	On-balance sheet exposures	Current Period(*)	Prior Period(*)
1	On-balance sheet items (excluding derivatives and SFTs; including collateral)	195,178,728	182,236,355
2	Assets deducted in determining Basel III Tier 1 capital	(289,409)	(568,612)
3	Total on-balance sheet exposures (excluding derivatives and SFTs)	194,889,319	181,667,743
	Derivative exposures
4	Replacement cost	947,723	956,386
5	Add-on amount	572,871	365,598
6	Total derivative exposures	1,520,594	1,321,984
	Securities financing transaction exposures
7	Gross SFT assets (with no recognition of accounting netting)	686,007	779,859
8	Agent transaction exposures	—	—
9	Total securities financing transaction exposures	686,007	779,859
	Other off-balance sheet exposures
10	Off-balance sheet exposures with gross nominal amount	42,415,480	53,969,900
11	Adjustment amount off-balance sheet exposures with credit conversion factor	2,638,403	1,025,968
12	Total off-balance sheet exposures	45,053,883	54,995,868
	Capital and total exposures
13	Tier 1 capital	18,173,716	16,253,544
14	Total exposures	242,149,803	238,765,454
	Leverage ratio
15	Leverage ratio	7.50	6.81

(*)              Calculated by using three month average of balances in Leverage Rate Notification table.

VII.                          SEGMENT REPORTING

The Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, debtors current loans, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, overdraft facilities, gold loans, foreign currency loans, Eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network was built in order to serve customers’ needs effectively and efficiently.

Additionally, the Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VII.                          SEGMENT REPORTING (Continued)

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,632,694	5,899,761	2,575,679	3,089	12,111,223
Interest income from loans	3,632,694	5,899,761	790,806	—	10,323,261
Interest income from reserve deposits	—	—	81,523	—	81,523
Interest income from securities portfolio	—	—	1,685,678	—	1,685,678
Interest income from banks	—	—	17,672	—	17,672
Interest income from money market transactions	—	—	—	—	—
Finance Lease Income	—	—	—	—	—
Other interest income	—	—	—	3,089	3,089
Interest Expense	2,484,661	2,741,085	1,832,123	35,371	7,093,240
Interest expense on deposits	2,484,661	2,732,252	174,618	—	5,391,531
Interest expense on funds borrowed	—	8,833	240,529	—	249,362
Interest expense on money market transactions	—	—	744,811	—	744,811
Interest expense on securities issued	—	—	478,745	—	478,745
Other interest expenses	—	—	193,420	35,371	228,791
Net Interest Income	1,148,033	3,158,676	743,556	(32,282)	5,017,983
Net Fees and Commissions Income	311,596	341,517	49,602	—	702,715
Trading Income/ Losses (Net)	—	—	218,525	—	218,525
Dividend Income	—	—	91,722	—	91,722
Other Income (*)	—	—	—	802,232	802,232
Provision For Losses on Loans and Other Receivables	311,961	1,006,896	27,199	190,980	1,537,036
Other Expenses (**)	—	—	—	2,872,845	2,872,845
Profit Before Taxes	1,147,668	2,493,297	1,076,206	(2,293,875)	2,423,296
Provision for taxes	—	—	—	(502,321)	(502,321)
Net Profit/ Loss	1,147,668	2,493,297	1,076,206	(2,796,196)	1,920,975
SEGMENT ASSETS
Securities Portfolio	—	—	25,326,232	—	25,326,232
Derivative Financial Assets Held for Trading Purpose	—	—	862,290	—	862,290
Banks and Receivables From Money Markets	—	—	4,529,924	—	4,529,924
Investments in Associates and Subsidiaries	—	—	1,949,247	—	1,949,247
Loans and Receivables	40,184,621	77,843,464	19,941,662	—	137,969,747
Other Assets	—	—	20,357,499	6,616,880	26,974,379
TOTAL ASSETS	40,184,621	77,843,464	72,966,854	6,616,880	197,611,819

SEGMENT LIABILITIES
Deposits	51,351,828	62,494,545	6,139,974	—	119,986,347
Derivative Financial Liabilities Held for Trading Purpose	—	—	440,026	—	440,026
Interbank Money Market Takings	—	—	13,935,199	—	13,935,199
Funds Borrowed	—	595,329	17,264,257	—	17,859,586
Securities Issued	—	—	12,011,380	—	12,011,380
Other Liabilities	—	—	4,687,293	6,299,005	10,986,298
Provisions and Tax Liabilities	—	—	—	3,610,141	3,610,141
Equity	—	—	—	18,782,842	18,782,842
TOTAL LIABILITIES AND EQUITY	51,351,828	63,089,874	54,478,129	28,691,988	197,611,819

(*)              TL 560,688 amount of TL 802,232 shown in other income line consists of rejecting reserves from previous periods, TL 142,392 of income from sale of Bank’s assets, TL 31,144 from communications income and remaining, TL 733 from leasing income, TL 67,275 of other income.

(**)       TL 1,119,321 amount of TL 2,872,845 shown in other expenses line consists of personnel expenses, TL 1,120,242 of other operating expenses, TL 129,038 of depreciation expenses, TL 112,687 of dividend reserves expenses to be given to personnel, TL 101,826 of Savings Deposit Insurance Fund (SDIF) expenses, TL 97,600 of taxes and funds expenses, and the remaining TL 192,131 of other expenses.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VII.                          SEGMENT REPORTING (Continued)

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,099,499	4,721,268	2,053,174	1,264	9,875,205
Interest income from loans	3,099,499	4,721,268	587,661	—	8,408,428
Interest Income from reserve deposits	—	—	20,223	—	20,223
Interest income from securities portfolio	—	—	1,438,210	—	1,438,210
Interest income from banks	—	—	7,080	—	7,080
Interest income from money market transactions	—	—	—	—	—
Finance Lease Income	—	—	—	—	—
Other interest income	—	—	—	1,264	1,264
Interest Expense	1,800,675	2,478,846	1,630,560	25,537	5,935,618
Interest expense on deposits	1,800,675	2,470,699	140,081	—	4,411,455
Interest expense on funds borrowed	—	8,147	187,339	—	195,486
Interest expense on money market transactions	—	—	683,543	—	683,543
Interest expense on securities issued	—	—	439,899	—	439,899
Other interest expenses	—	—	179,698	25,537	205,235
Net Interest Income	1,298,824	2,242,422	422,614	(24,273)	3,939,587
Net Fees and Commissions Income	286,406	310,837	76,332	—	673,575
Trading Income/ Losses (Net)	—	—	95,568	—	95,568
Dividend Income	—	—	62,130	—	62,130
Other Income (*)	—	—	—	753,507	753,507
Provision For Losses on Loans and Other Receivables	344,350	482,579	22,586	341,878	1,191,393
Other Expenses (**)	—	—	—	2,679,324	2,679,324
Profit Before Taxes	1,240,880	2,070,680	634,058	(2,291,968)	1,653,650
Provision for taxes	—	—	—	(380,171)	(380,171)
Net Profit/ Loss	1,240,880	2,070,680	634,058	(2,672,139)	1,273,479

SEGMENT ASSETS
Securities Portfolio	—	—	24,451,698	—	24,451,698
Derivative Financial Assets Held for Trading Purpose	—	—	885,467	—	885,467
Banks and Receivables From Money Markets	—	—	5,234,266	—	5,234,266
Investments in Associates and Subsidiaries	—	—	1,874,609	—	1,874,609
Loans and Receivables	36,849,266	69,990,429	16,940,958	—	123,780,653
Other Assets	—	—	20,379,948	6,340,483	26,720,431
TOTAL ASSETS	36,849,266	69,990,429	69,766,946	6,340,483	182,947,124

SEGMENT LIABILITIES
Deposits	45,072,299	59,247,352	5,602,883	—	109,922,534
Derivative Financial Liabilities Held for Trading Purpose	—	—	289,589	—	289,589
Interbank Money Market Takings	—	—	12,744,041	—	12,744,041
Funds Borrowed	—	371,535	18,184,462	—	18,555,997
Securities Issued	—	—	10,547,759	—	10,547,759
Other Liabilities	—	—	4,759,494	5,945,955	10,705,449
Provisions and Tax Liabilities	—	—	—	3,414,207	3,414,207
Equity	—	—	—	16,767,548	16,767,548
TOTAL LIABILITIES AND EQUITY	45,072,299	59,618,887	52,128,228	26,127,710	182,947,124

(*)              TL 575,511 amount of TL 753,507 shown in other income line consists of rejecting reserves from previous periods, TL 73,875 of income from sale of Bank’s assets, TL 37,637 from communications income, TL 1,007 from leasing income and remaining TL 65,477 of other income.

(**)       TL 1,035,322 amount of TL 2,679,324 shown in other expenses line consists of personnel expenses, TL 972,297 of other operating expenses, TL 118,463 of depreciation expenses, TL 103,279 of dividend reserves expenses to be given to personnel, TL 85,463 of Savings Deposit Insurance Fund (SDIF) expenses, TL 85,677 of taxes and funds expenses, and the remaining TL 278,823 of other expenses.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT (Continued)

VIII.                     INFORMATION ON RISK MANAGEMENT

Overview of Risk Weighted Amounts

Explanations regarding “Explanations Communiqué on Explanations to the Public Regarding Banks Risk Management” published in the Official Gazette no.29511 dated 23 October 2015 is given below and other statements related with Internal Rating Based approach are not included in this report because Standardised approach (SA) is used for calculation of capital requirements.

		Risk Weighted Amount		Minimum Capital Requirements
		Current Period	Prior Period	Current Period
1	Credit Risk (excluding counterparty credit risk) (*)	141,396,904	134,199,244	11,311,752
2	Standardised approach	141,396,904	134,199,244	11,311,752
3	İnternal rating based approach	—	—	—
4	Counterparty Credit Risk	2,522,407	1,087,039	201,793
5	Standardised approach for counterparty credit risk	2,522,407	1,087,039	201,793
6	Internal model method	—	—	—
7	Equity position in banking book under basic risk weighting or internal rating based	—	—	—
8	Equity investments in funds — look-through approach	—	—	—
9	Equity investments in funds — mandate-based approach	—	—	—
10	Equity investments in funds — 1250% weighted risk approach	—	—	—
11	Settlement Risk	—	—	—
12	Securitization positions in banking accounts	—	—	—
13	IRB ratings-based approach	—	—	—
14	IRB Supervisory formula approach	—	—	—
15	SA/simplified supervisory formula approach	—	—	—
16	Market risk	536,690	1,041,963	42,935
17	Standardised approach	536,690	1,041,963	42,935
18	Internal model approaches	—	—	—
19	Operational Risk	12,290,249	10,989,807	983,220
20	Basic Indicator Approach	12,290,249	10,989,807	983,220
21	Standardised approach	—	—	—
22	Advanced measurement approach	—	—	—
23	The amounts below the thresholds for deduction from capital (subject to a 250% risk weight)	161,660	15,421	12,933
24	Floor adjustment	—	—	—
25	Total (1+4+7+8+9+10+11+12+16+19+23+24)	156,907,910	147,333,473	12,552,633

(*)              Except for the amount of the discount threshold under the equity

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FIVE

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS

1.                  Cash and balances with Central Bank

	Current Period		Prior Period
	TL	FC	TL	FC
Cash	1,378,407	392,937	1,157,743	277,106
Central Bank of the Republic of Turkey (*)	1,343,770	18,269,067	778,712	19,055,634
Other	238,810	13,183	197,525	18,069
Total	2,960,987	18,675,187	2,133,980	19,350,809

(*)             TL 17,413,595 (31 December 2015: TL 18,422,690) of the foreign currency deposit at Central Bank of the Republic of Turkey consists of foreign currency reserve deposits.

In accordance with “Announcement on Reserve Deposits” of CBRT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate ranging from 4% to 10.5%  (31 December 2015: ranging from 5% to 11.5%). For foreign currency liabilities, all banks shall provide a reserve rate ranging from 5% to 25% in US Dollar or Euro (31 December 2015: ranging from 5% to 25%).

According to 2014-72 numbered and 21 October 2014 dated announcement of Central Bank of the Republic of Turkey, interest has been started to be paid for Turkish Lira reserve deposit beginning from November 2014.

According to 2015-35 numbered and 2 May 2015 dated announcement of Central Bank of Republic of Turkey, interest has started to be paid for US Dollar denominated reserve deposits beginning from May 2015.

Balances with the Central Bank of Republic of Turkey

	Current Period		Prior Period
	TL	FC	TL	FC
Unrestricted Demand Deposits	1,317,188	855,472	760,146	632,944
Unrestricted Time Deposits	—	—	—	—
Restricted Time Deposits	—	—	105	—
Reserve Deposits	26,582	17,413,595	18,461	18,422,690
Total	1,343,770	18,269,067	778,712	19,055,634

2.                  Further information on financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

None.

Trading securities subject to repurchase agreements

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Positive differences on derivative financial assets held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward Transactions	6,080	—	2,087	624
Swap Transactions	676,503	178,906	737,149	145,264
Futures	—	—	—	—
Options	167	634	103	240
Other	—	—	—	—
Total	682,750	179,540	739,339	146,128

3.                  Information on banks

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	5	4,529,919	370,201	4,864,065
Domestic	5	1,267,129	370,201	269,123
Foreign	—	3,262,790	—	4,594,942
Foreign Head Offices and Branches	—	—	—	—
Total	5	4,529,919	370,201	4,864,065

4.                  Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Share Certificates	—	—	—	—
Bonds, Treasury Bills and Similar Marketable Securities	1,889,410	1,717,483	1,571,646	1,516,438
Other	—	—	—	—
Total	1,889,410	1,717,483	1,571,646	1,516,438

Available-for-sale financial assets subject to repurchase agreements

	Current Period		Prior Period
	TL	FC	TL	FC
Government Bonds	3,839,989	—	3,621,980	—
Treasury Bills	—	—	—	—
Other Debt Securities	—	2,080,538	—	2,647,350
Bonds Issued or Guaranteed by Banks	—	—	—	—
Asset Backed Securities	—	—	—	—
Total	3,839,989	2,080,538	3,621,980	2,647,350

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information on available-for-sale financial assets

	Current Period	Prior Period
Debt securities	17,257,311	16,870,435
Quoted on a Stock Exchange	17,257,311	16,870,435
Unquoted	—	—
Equity securities	23,322	79,253
Quoted on a Stock Exchange	—	—
Unquoted	23,322	79,253
Provision for impairment on available-for-sale financial assets (-)	41,875	175,719
Total	17,238,758	16,773,969

5.                  Information on loans

Information on all types of loans and advances given to shareholders and employees of the Bank

	Current Period		Prior Period
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	31,298	—	28,550
Legal entities	—	31,298	—	28,550
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	114,304	—	102,886	—
Total	114,304	31,298	102,886	28,550

Information about loans classified in the first and second group and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
		Agreement conditions modified			Agreement conditions modified
Cash Loan	Loans and other receivables	Payment plan extensions	Other	Loans and other receivables	Payment plan extensions	Other
Non-specialized loans	128,410,341	870,790	—	6,211,003	1,442,839	—
Loans given to enterprises	37,035,857	383,147	—	1,979,523	1,153,526	—
Export loans	5,260,829	—	—	284,264	4,094	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	2,051,662	—	—	4,636	—	—
Consumer loans	33,443,335	146,157	—	1,632,898	234,780	—
Credit cards	5,386,064	—	—	421,068	12,218	—
Other	45,232,594	341,486	—	1,888,614	38,221	—
Specialized lending	1,034	—	—	—	—	—
Other receivables	—	—	—	—	—	—
Total	128,411,375	870,790	—	6,211,003	1,442,839	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information related to the changes in the payment plans of loans and other receivables:

Number of modifications to extend payment plans	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
Extended for 1 or 2 times	870,790	1,121,285
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	59	359
6 - 12 Months	7,079	13,657
1-2 Years	31,417	76,832
2-5 Years	520,314	281,385
5 Years and Over	311,921	749,052

(*)             The a and b paragraph of the 4th article of the 5th paragraph is the loan balances within the scope of the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published in the Official Gazette no.27947 dated 28 May 2011.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer Loans — TL	399,599	32,743,135	33,142,734
Housing Loans	9,432	16,755,135	16,764,567
Automobile Loans	4,292	430,337	434,629
General Purpose Loans	385,875	15,557,663	15,943,538
Other	—	—	—
Consumer Loans — FC indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Consumer Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Retail Credit Cards — TL	4,210,984	83,798	4,294,782
With Installment	1,849,495	75,574	1,925,069
Without Installment	2,361,489	8,224	2,369,713
Retail Credit Cards — FC	12,931	—	12,931
With Installment	—	—	—
Without Installment	12,931	—	12,931
Personnel Loans — TL	3,529	48,788	52,317
Housing Loan	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	3,529	48,788	52,317
Other	—	—	—
Personnel Loans — FC indexed	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Personnel Loans — FC	—	—	—
Housing Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	—	—	—
Other	—	—	—
Personnel Credit Cards — TL	61,265	266	61,531
With Installment	25,563	240	25,803
Without Installment	35,702	26	35,728
Personnel Credit Cards — FC	456	—	456
With Installment	—	—	—
Without Installment	456	—	456
Overdraft Checking Accounts — TL (Real persons)	2,262,002	—	2,262,002
Overdraft Checking Accounts — FC (Real persons)	117	—	117
Total	6,950,883	32,875,987	39,826,870

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Installment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Installment-based Commercial Loans—TL	963,847	24,062,165	25,026,012
Real Estate Loans	1,405	929,687	931,092
Automobile Loans	69,507	1,539,956	1,609,463
General Purpose Loans	892,935	21,592,522	22,485,457
Other	—	—	—
Installment-based Commercial Loans—FC indexed	33,159	1,288,645	1,321,804
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	33,159	1,288,645	1,321,804
Other	—	—	—
Installment-based Commercial Loans—FC	7,042	5,600,664	5,607,706
Real Estate Loans	—	—	—
Automobile Loans	—	—	—
General Purpose Loans	7,042	5,600,664	5,607,706
Other	—	—	—
Corporate Credit Cards—TL	1,448,528	338	1,448,866
With Installment	433,342	338	433,680
Without Installment	1,015,186	—	1,015,186
Corporate Credit Cards—FC	784	—	784
With Installment	—	—	—
Without Installment	784	—	784
Overdraft Checking Accounts—TL (Corporate)	1,053,279	—	1,053,279
Overdraft Checking Accounts—FC (Corporate)	—	—	—
Total	3,506,639	30,951,812	34,458,451

Allocation of domestic and overseas loans

	Current Period	Prior Period
Domestic Loans	136,573,798	122,622,462
Foreign Loans	362,209	352,016
Total	136,936,007	122,974,478

Loans to associates and subsidiaries

	Current Period	Prior Period
Direct Loans Provided to the Subsidiaries and Associates	206,443	145,876
Indirect Loans Provided to the Subsidiaries and Associates	—	—
Total	206,443	145,876

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Specific provisions for loans

	Current Period	Prior Period
Loans and Receivables with Limited Collectability	122,596	96,407
Loans and Receivables with Doubtful Collectability	517,942	386,298
Uncollectible Loans and Receivables	4,117,165	3,561,333
Total	4,757,703	4,044,038

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current period	80,713	143,184	62,018
(Gross amounts before the specific reserves)	—	—	—
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	80,713	143,184	62,018

Prior period	51,611	88,881	59,591
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	51,611	88,881	59,591

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Balance at the beginning of the period	482,035	772,154	3,596,024
Additions (+)	1,855,497	9,598	29,867
Transfers from other categories of loans under follow-up (+)	—	1,531,642	1,082,147
Transfers to other categories of loans under follow-up (-) (*)	1,536,809	1,094,512	135,446
Collections (-)	187,743	183,258	429,753
Write-offs (-)	—	—	—
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit cards	—	—	—
Other	—	—	—
Balance at the end of the period	612,980	1,035,624	4,142,839
Specific provision (-)(**)	122,596	517,942	4,117,165
Net balance	490,384	517,682	25,674

(*)             Loans that are transferred from restructured loans to non-performing loans and from non-performing loans to restructured loans are presented in the Transfers from and to other categories of loans under follow-up lines.

(**)      As of 30 September 2016, the Bank reserved 100% provision for TL 8,558 after the date it was placed in the 5th group, which is the remaining portion of non-performing loans of TL 34,232 given to a group when guarantees are taken into consideration.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Uncollectible loans and receivables are collected by liquidation of collaterals and legal follow-up.

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period
Balance at the end of the period	1,069	12,088	226,368
Specific provision (-)	214	6,044	226,368
Net balance on balance sheet	855	6,044	—

Prior Period
Balance at the end of the period	15,261	88,082	198,835
Specific provision (-)	3,052	44,041	198,835
Net balance on balance sheet	12,209	44,041	—

Non-performing foreign currency denominated loans are followed in TL accounts.

Loan customer concentration of gross and net amounts of non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period (Net)	490,384	517,682	25,674
Consumer and Commercial Loans (Gross)	609,191	1,022,734	4,056,214
Specific Provision (-)	121,838	511,497	4,030,540
Consumer and Commercial Loans (Net)	487,353	511,237	25,674
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	3,789	12,890	85,074
Specific Provision (-)	758	6,445	85,074
Other Loans and Receivables (Net)	3,031	6,445	—

Prior Period (Net)	385,628	385,856	34,691
Consumer and Commercial Loans (Gross)	475,614	762,956	3,523,032
Specific Provision (-)	95,123	381,699	3,488,341
Consumer and Commercial Loans (Net)	380,491	381,257	34,691
Banks (Gross)	—	—	1,551
Specific Provision (-)	—	—	1,551
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	6,421	9,198	71,441
Specific Provision (-)	1,284	4,599	71,441
Other Loans and Receivables (Net)	5,137	4,599	—

6.                  Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Period		Prior Period
	TL	FC	TL	FC
Government Bonds	7,982,632	—	7,546,748	—
Treasury Bills	—	—	—	—
Other Securities Issued by the Governments	—	—	—	—
Total	7,982,632	—	7,546,748	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Information on held-to-maturity investment securities

	Current Period	Prior Period
Debt Securities	8,090,735	7,683,950
Quoted at Stock Exchanges	7,985,893	7,552,969
Unquoted at Stock Exchanges	104,842	130,981
Impairment Losses (-)	3,261	6,221
Total	8,087,474	7,677,729

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	7,677,729	6,854,593
Foreign currency differences on monetary assets	3,971	44,702
Purchases during the period	1,734,464	1,610,704
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(1,554,938)	(1,129,187)
Change in Impairment losses	2,960	(366)
Change in amortized costs of the securities (*)	223,288	297,283
Balances at the end of the period	8,087,474	7,677,729

(*)             Changes in amortized costs of the marketable securities also include rediscount differences in marketable securities.

Information on held-to-maturity investments

	Cost		Carrying Value
Current Period	TL	FC	TL	FC
Collateralized/blocked investment securities	386,987	104,825	394,513	104,842
Investments subject to repurchase agreements	6,137,215	—	7,019,080	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	545,819	—	569,039	—
Total	7,070,021	104,825	7,982,632	104,842

	Cost		Carrying Value
Prior Period	TL	FC	TL	FC
Collateralized/blocked investment securities	495,970	130,950	527,655	130,981
Investments subject to repurchase agreements	5,428,798	—	6,050,350	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	935,631	—	968,743	—
Total	6,860,399	130,950	7,546,748	130,981

(*)             The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Other” line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

7.                  Information on investments in associates

Information on investments in associates

	Associate	Address (City/ Country)	Bank’s Share — If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Kıbrıs Vakıflar Bankası Ltd.	Lefkoşa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası A.Ş.	İstanbul/Turkey	8.38	8.38
3	Roketsan Roket Sanayi ve Ticaret A.Ş. (*)	Ankara/ Turkey	9.93	9.93
4	Bankalararası Kart Merkezi A.Ş.	İstanbul/ Turkey	9.70	9.70
5	KKB Kredi Kayıt Bürosu A.Ş. (*)	İstanbul/ Turkey	9.09	9.09
6	Güçbirliği Holding A.Ş. (*)	İzmir/ Turkey	0.07	0.07
7	İzmir Enternasyonel Otelcilik A.Ş.	İstanbul/ Turkey	5.00	5.00
8	İstanbul Takas ve Saklama Bankası A.Ş. (*)	İstanbul/Turkey	4.37	4.37
9	Kredi Garanti Fonu A.Ş.	Ankara/ Turkey	1.69	1.69
10	Tasfiye Halinde World Vakıf UBB Ltd.	Lefkoşa/NCTR	82.00	85.25

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Period Profit/Loss	Prior Period Profit/Loss	Company’s Fair Value
1	857,279	85,887	6,521	51,689	2,679	3,640	5,285	—
2	23,797,986	3,101,578	767,779	760,881	268,193	354,694	268,995	2,727,730
3	3,114,409	892,304	553,149	6,974	—	101,449	30,719	—
4	75,434	44,177	48,086	672	—	14,517	9,605	—
5	171,986	123,290	118,180	1,917	—	10,180	17,045	—
6	136,588	(34,037)	88,039	290	—	(1,874)	(9,042)	—
7	104,676	(7,805)	87,208	0	—	(8,176)	(30,171)	—
8	7,429,453	951,843	102,447	151,369	4,789	119,604	87,910	—
9	324,489	298,991	7,563	12,390	—	17,738	19,899	—
10	1,557	(87,047)	—	—	—	(6,335)	(5,425)	—

(*)             The financial statements for these associates as at and for the period ended 30 June 2016 are presented.

Movement table of investments in associates

	Current Period	Prior Period
Balance at the beginning of the period	270,290	305,469
Movements during the period	14,934	(35,179)
Transfers	—	—
Acquisitions and capital increases	—	—
Bonus shares received	29,632	21,453
Income/loss from investments under equity accounting	—	—
Sales and liquidations	—	—
Fair value changes	(14,698)	(56,632)
Impairment losses	—	—
Balance at the end of the period	285,224	270,290
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Kıbrıs Vakıflar Bankası LTD. from TL 40,000 to TL 70,000 in the Extraordinary General Meeting of the Company dated 12 May 2016. The share of the Bank amounting to TL 4,500 is presented in the movement table of investments in associates as bonus shares received.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,750,000 to TL 2,050,000 in the Ordinary Meeting of General Assembly of the Company dated 24 March 2016, the share of the Bank amounting to TL 25,132 is presented in the movement table of investments in associates as bonus shares received.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,500,000 to TL 1,750,000 in the Ordinary Meeting of General Assembly of the Company dated 26 March 2015, the share of the Bank amounting to TL 20,944 is presented in the movement table of investments in associates as bonus shares received.

In the prior period, subsequent to the approval of the decision of the capital of Kredi Garanti Fonu A.Ş. in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015, an associate of the Bank, has been increased from TL 240,000 to TL 278,439, TL 29,000 is paid from company’s own resources and TL 9,439 is paid cash by two new shareholders and registered to commercial register on 10 April 2015. After the capital increase, Bank’s current nominal share has been increased from TL 4,211 to TL 4,719 by a bonus increase of TL 509 and Bank’s share percentage will be decreased from 1.75% to 1.69% after the involvement of two shareholders as at 10 April 2015. The share of the Bank amounting to TL 509 is presented as bonus shares received in the movement table of investments in associates.

The title of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to 24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassified as “Investments in associates”. The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed on 27 August 2013. Thus, the company’s title has been changed as “World Vakıf UBB Ltd in Liquidation”.

Sectoral distribution of investments in financial associates

	Current Period	Prior Period
Banks	269,105	254,171
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Finance companies	—	—
Other associates	4,719	4,719
Total	273,824	258,890

Quoted associates

	Current Period	Prior Period
Quoted at domestic stock exchanges	228,584	218,150
Quoted at international stock exchanges	—	—
Total	228,584	218,150

Investments in associates disposed during the period

There is not any associate disposed in the current period.

Investments in associates acquired during the period

There is not any associate acquired in the current period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER  2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

8.                   Investments in subsidiaries

Information on financial subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama AŞ	Vakıf Yatırım Menkul Değerler AŞ	Vakıf Faktoring AŞ	Güneş Sigorta AŞ	Vakıf Emeklilik AŞ	Vakıf Portföy Yönetimi AŞ	Vakıf Gayrimenkul Yat. Ort. AŞ	Vakıf Menkul Kıymet Yat. Ort. AŞ

Paid in Capital	114,483	87,000	35,000	22,400	150,000	26,500	12,000	213,000	20,000
Share Premium	—	—	—	—	—	—	—	246,731	—
Other Capital Reserves	—	333	(260)	28,905	(1,667)	6,743	46	21,613	59
Securities Value Increase Fund	32,822	3,470	48,880	347	270,281	483	—	—	—
Tangible Assets’ Value Increase From Revaluation	—	15,105	—	—	193,339	50,005	—	547	—
Associates And Subsidiaries Bonus Shares	—	—	—	—	59	191	—	—	—
Legal Reserves	9,279	5,110	5,644	5,824	17,179	18,385	965	6,390	395
Extraordinary Reserves	—	33,398	7,368	48,296	19,246	68,476	1,577	97,360	—
Other Profit Reserves	195,425	—	2,308	—	—	—	—	—	—
Profit/Loss	125,092	15,893	1,165	12,943	(402,477)	96,375	4,937	11,749	(2,967)
Prior Period’s Profit/Loss	106,801	—	(4,587)	—	(384,215)	82,533	—	1,015	(2,771)
Current Period’s’ Profit/Loss	18,291	15,893	5,752	12,943	(18,262)	13,842	4,937	10,734	(196)
Minority Rights	—	73	—	—	—	—	—	—	—
Total Core Capital	477,101	160,382	100,105	118,715	245,960	267,158	19,525	597,390	17,487
SUPPLEMENTARY CAPITAL	—	—	—	—	—	—	—	—	—
CAPITAL	477,101	160,382	100,105	118,715	245,960	267,158	19,525	597,390	17,487
NET AVAILABLE EQUITY	477,101	160,382	100,105	118,715	245,960	267,158	19,525	597,390	17,487

Reviewed BRSA financial statements as of 30 September 2016 are considered.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Vakıf Yatırım Menkul Değerler AŞ, a subsidiary of the Bank, calculates capital adequacy in accordance with Serial:V, No: 34 numbered “Communiqué on Capital and Capital Adequacy of Intermediary Firms” of CMB every six month. Güneş Sigorta AŞ ve Vakıf Emeklilik AŞ that operate in insurance business calculate capital adequacy in accordance with “Communiqué on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Republic of Turkey Undersecretariat of Treasury every six month. According to the calculations at 30 September 2016, there is no capital requirement for the subsidiaries mentioned.

Information on investments in subsidiaries

Subsidiary		Address (City / Country)	Bank’s Share - If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta A.Ş.	İstanbul/Turkey	36.35	36.35
2	Vakıf Emeklilik A.Ş.	İstanbul/ Turkey	53.90	75.30
3	Vakıf Faktoring A.Ş.	İstanbul/ Turkey	78.39	86.99
4	Vakıf Finansal Kiralama A.Ş.	İstanbul/ Turkey	58.71	64.40
5	Vakıf Yatırım Menkul Değerler A.Ş.	İstanbul/ Turkey	99.00	99.44
6	Vakıfbank International AG	Vienna/Austria	90.00	90.00
7	Vakıf Portföy Yönetimi A.Ş.	İstanbul/ Turkey	100.00	100.00
8	Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş.	İstanbul/ Turkey	22.89	32.91
9	Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.	İstanbul/ Turkey	38.70	40.64
10	Vakıf Enerji ve Madencilik A.Ş. (*)	Ankara/ Turkey	65.50	84.96
11	Taksim Otelcilik A.Ş.	İstanbul/ Turkey	51.00	51.52
12	Vakıf Pazarlama Sanayi ve Ticaret A.Ş. (**)	İstanbul/ Turkey	69.33	74.98
13	Vakıf Gayrimenkul Değerleme A.Ş.	Ankara/ Turkey	54.29	58.57

Total Assets		Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Period Profit/(Loss)	Prior Period Profit/(Loss)	Company’s Fair Value
1	1,312,255	83,354	336,937	33,127	721	(54,840)	(98,328)	188,696
2	5,130,134	237,764	111,658	24,811	104	38,512	25,890	800,926
3	919,199	118,651	2,784	77,923	—	12,943	10,116	95,035
4	1,583,885	160,383	19,597	82,349	—	15,894	15,458	102,142
5	350,888	107,807	1,574	10,757	133	5,752	(6,584)	106,298
6	3,218,310	441,973	1,020	56,670	13,326	17,711	28,967	437,507
7	20,492	19,525	162	1,511	56	4,937	2,236	72,525
8	18,603	17,486	39	218	947	(196)	(527)	22,663
9	975,646	833,321	517,816	22,411	—	10,768	22,402	474,595
10	25,406	5,916	1,042	388	—	280	(1,745)	14,466
11	366,961	354,338	234,212	6,517	—	504	9,112	400,560
12	51,313	42,516	723	3,351	57	3,587	3,861	58,797
13	31,687	26,423	304	2,401	—	1,269	829	26,471

(*)             The financial statements for these subsidiaries as at and for the period ended 30 June 2016 are presented.

(**)      The financial statements for these subsidiaries as at and for the period ended 31 December 2015 are presented.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Movement table of investments in subsidiaries

	Current Period	Prior Period
Balance at the beginning of the period	1,604,319	1,431,513
Movements during the period	59,704	172,806
Transfers	—	—
Acquisitions and capital increases	—	—
Bonus shares received	24,858	4,605
Dividends from current year profit	(1,694)	(26,186)
Sales and liquidations	—	—
Fair value changes	36,148	163,959
Impairment losses	392	30,428
Balance at the end of the period	1,664,023	1,604,319
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

Methods to measure investments in subsidiaries

	Current Period	Prior Period
Measured at cost	—	—
Measured at fair value	1,664,023	1,604,319
Equity method of accounting	—	—
Total	1,664,023	1,604,319

Sectoral distribution of investments in financial subsidiaries

	Current Period	Prior Period
Insurance companies	500,290	480,532
Banks	393,756	434,144
Factoring companies	74,498	62,163
Leasing companies	59,967	45,681
Finance companies	—	—
Other financial subsidiaries	366,616	327,650
Total	1,395,127	1,350,170

Quoted subsidiaries

	Current Period	Prior Period
Quoted at domestic stock exchanges	317,414	330,703
Quoted at international stock exchanges	—	—
Total	317,414	330,703

Investments in subsidiaries disposed during the period

There is no disposal in subsidiaries in the current period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

Investments in subsidiaries acquired during the period

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Portföy Yönetimi A.Ş. from TL 3,000 to TL 12,000 by a bonus increase of TL 9,000. After the capital increase, Bank’s current nominal share has been increased from TL 3,000 to TL 12,000 by bonus increase of 9,000 and Bank’s share percentage has been remained the same 100.00%. The share of the Bank amounting to TL 9,000 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, subsequent to approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. from TL 205,400 to TL 213,000 by a bonus increase of TL 7,600 in the Ordinary Meeting of General Assembly of the Company dated 15 April 2016. After the capital increase, Bank’s current nominal share has been increased from TL 79,495 to TL 82,436 by bonus increase of 2,941 and Bank’s share percentage has been remained the same 38.70%. The share of the Bank amounting to TL 2,941 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, subsequent to approval of the decision to increase the paid-in capital of Vakıf Finansal Kiralama A.Ş. from TL 65,000 to TL 87,000 by a bonus increase of TL 22,000 in the Ordinary Meeting of General Assembly of the Company dated 12 April 2016. After the capital increase, Bank’s current nominal share has been increased from TL 38,163 to TL 51,080 by bonus increase of 12,917 and Bank’s share percentage has been remained the same 58.71%. The share of the Bank amounting to TL 12,917 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the prior period, the title of Vakıf Finans Factoring Hizmetleri A.Ş. has been changed to Vakıf Faktoring A.Ş., the aforementioned change of title has been registered on 13 April 2015.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. from TL 203,320 to TL 205,400 by a bonus increase of TL 2,080 in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 78,690 to TL 79,495 by bonus increase of TL 805 and Bank’s share percentage has been remained the same 38.70%. The share of the Bank amounting to TL 805 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the prior period, in total full TL 12 nominal share of Vakıf Portföy A.Ş. has been purchased by Bank from other real person shareholders and Bank has signed share transfer contract with real person shareholders on 11 February 2015. Thus, Bank’s nominal share has been increased from full TL 2,999,988 to full TL 3,000,000. Bank’s share percentage has been increased from 99.99% to 100.00%.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Değerleme A.Ş. from TL 7,000 to TL 14,000 by a bonus increase of TL 7,000 in the Ordinary Meeting of General Assembly of the Company dated 20 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 3,800 to TL 7,600 by TL 3,800 and Bank’s share percentage has been remained the same 54.29%. The share of the Bank amounting to TL 3,800 is presented as bonus shares received in the movement table of investments in subsidiaries.

9.                   Investments in joint-ventures

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO ASSETS (Continued)

10.           Information on finance lease receivables (net)

None.

11.           Information on hedging purpose derivatives

Positive differences on derivative financial instruments held for risk management purposes

None.

12.           Information on investment properties

None.

13. Information on deferred tax assets

As at 30 September 2016 and 31 December 2015, items generating deferred tax assets or liabilities are listed below:

	Current period	Prior Period
Deferred tax assets:	185,328	232,350
Provision for employee termination benefits and unused vacations	99,442	87,096
Other provisions	47,454	45,287
Valuation differences of associates and subsidiaries	23,456	23,456
Valuation differences of financial assets and liabilities	5,314	67,439
BRSA - Tax Code depreciation differences	7,801	7,252
Other	1,861	1,820

Deferred tax liabilities:	(120,664)	(216,929)
Valuation differences of financial assets and liabilities	(45,934)	(127,392)
Valuation differences of associates and subsidiaries	(45,880)	(60,671)
Valuation differences of properties	(28,850)	(28,866)
Deferred tax assets/(liabilities), net	64,664	15,421

As at 30 September 2016 and 31 December 2015, items generating deferred tax assets or liabilities movement table is listed below:

	Current period	Prior Period
As of 1 January	15,421	72,437
Deferred tax income/loss	91,262	(135,874)
Deferred tax that is accounted under Equity	(42,019)	78,858
Deferred tax asset/(liability)	64,664	15,421

14.           Information on assets held for sale and assets related to the discontinued operations

As at 30 September 2016 assets held for sale and assets related to the discontinued operations amount to TL 1,122,835 (31 December 2015: TL 994,964).

15.           Information on other assets

As at 30 September 2016 and 31 December 2015 other assets are as follows:

	Current period	Prior Period
Receivables from credit card payments	1,053,216	923,489
Guarantees given for derivative financial instruments	719,148	501,035
Prepaid expenses	529,551	578,292
Receivables from term sale of assets	25,514	44,567
Guarantees given for repurchase agreements	17,655	143,978
Other	198,310	479,469
Total	2,543,394	2,670,830

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES

1.                  Information on maturity profile of deposits

Current Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total

Saving Deposits	5,530,649	—	819,622	26,897,926	1,655,503	306,569	157,609	25	35,367,903
Foreign Currency Deposits	4,481,111	—	2,071,721	16,659,072	1,282,301	755,726	3,656,702	—	28,906,633
Residents in Turkey	4,165,400	—	2,070,442	16,396,201	1,042,875	506,315	881,055	—	25,062,288
Residents Abroad	315,711	—	1,279	262,871	239,426	249,411	2,775,647	—	3,844,345
Public Sector Deposits	5,160,779	—	4,319,890	7,293,013	662,002	2,180,101	233,086	—	19,848,871
Commercial Deposits	2,484,624	—	5,854,016	9,387,211	1,122,770	273,673	9,819	—	19,132,113
Other	4,031,842	—	1,501,413	3,620,100	796,269	48,756	26,465	—	10,024,845
Precious Metal Deposits	566,008	—	—	—	—	—	—	—	566,008
Bank Deposits	277,100	—	3,920,565	1,252,970	333,865	138,668	216,806	—	6,139,974
Central Bank	76	—	—	—	—	—	—	—	76
Domestic Banks	14,919	—	3,595,570	1,037,123	333,865	6,245	4,211	—	4,991,933
Foreign Banks	190,802	—	274,940	215,847	—	132,423	212,595	—	1,026,607
Participation Banks	71,303	—	50,055	—	—	—	—	—	121,358
Other	—	—	—	—	—	—	—	—	—
Total	22,532,113	—	18,487,227	65,110,292	5,852,710	3,703,493	4,300,487	25	119,986,347

Prior Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total

Saving Deposits	4,424,092	—	471,519	22,041,396	1,027,318	255,301	124,971	—	28,344,597
Foreign Currency Deposits	4,121,923	—	3,451,462	15,829,234	1,474,397	912,706	3,462,272	—	29,251,994
Residents in Turkey	3,850,977	—	3,448,531	15,546,772	1,235,166	611,274	942,705	—	25,635,425
Residents Abroad	270,946	—	2,931	282,462	239,231	301,432	2,519,567	—	3,616,569
Public Sector Deposits	4,504,470	—	4,869,059	6,958,081	843,503	1,879,924	205,243	—	19,260,280
Commercial Deposits	2,464,867	—	3,737,839	11,417,347	161,445	50,949	1,336	—	17,833,783
Other	3,751,277	—	1,772,094	3,170,500	242,340	41,669	25,525	—	9,003,405
Precious Metal Deposits	625,592	—	—	—	—	—	—	—	625,592
Bank Deposits	385,739	—	3,804,547	918,327	230,210	118,489	145,571	—	5,602,883
Central Bank	1,116	—	—	—	—	—	—	—	1,116
Domestic Banks	6,477	—	3,645,258	553,924	212,223	—	—	—	4,417,882
Foreign Banks	223,598	—	159,289	364,403	17,987	118,489	145,571	—	1,029,337
Participation Banks	154,548	—	—	—	—	—	—	—	154,548
Other	—	—	—	—	—	—	—	—	—
Total	20,277,960	—	18,106,520	60,334,885	3,979,213	3,259,038	3,964,918	—	109,922,534

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Period	Prior Period	Current Period	Prior Period
Saving Deposits	18,613,710	15,480,662	16,754,193	12,863,935
Foreign Currency Saving Deposits	4,693,454	4,788,666	11,290,471	11,939,036
Other Saving Deposits	—	—	—	—
Foreign Branches’ Deposits Under Foreign Insurance Coverage	—	—	—	—
Off-Shore Deposits Under Foreign Insurance Coverage	—	—	—	—
Total	23,307,164	20,269,328	28,044,664	24,802,971

Saving deposits out of insurance coverage limits

	Current Period	Prior Period
Deposits and other accounts at foreign branches	28,242	24,839
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	5,116	5,438
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                  Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward Transactions	5,258	—	1,508	594
Swap Transactions	169,327	250,718	109,384	149,252
Futures	—	—	—	—
Options	14,092	631	28,612	239
Other	—	—	—	—
Total	188,677	251,349	139,504	150,085

3.                  Information on banks and other financial institutions

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic Bank and Institutions	102,684	480,920	101,625	269,158
Foreign Banks, Institutions and Funds	411,367	16,864,615	231,158	17,954,056
Total	514,051	17,345,535	332,783	18,223,214

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Maturity information of funds borrowed

	Current period		Prior period
	TL	FC	TL	FC
Short-term (*)	100,274	1,490,349	101,813	2,020,325
Medium and Long term (*)	413,777	15,855,186	230,970	16,202,889
Total	514,051	17,345,535	332,783	18,223,214

(*)             Maturity profile of funds borrowed is prepared in accordance to their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 9.99% (31 December 2015: 11.17%) of the Bank’s liabilities. There is no risk concentration on funding sources of the Bank.

On 17 April 2015, Vakıfbank has obtained syndicated loan amounting to US Dollar 204 million and Euro 763 million with interest rates of US Libor + 0.80% and Euribor + 0.80% at a maturity of 367 days, with the participation of 35 banks, Wells Fargo Bank N.A., London Branch acting as coordinator and agent bank.  On 20 April 2016, the loan has been renewed with a new syndicated loan amounting to US Dollar 207 million and Euro 631.5 million with the interest rate of US Libor + 0.85% and Euribor + 0.75% at a maturity of 367 days with participation of 30 banks, Wells Fargo Bank, London Branch and National Bank of Abu Dhabi PJSC acting as coordinator and agent bank.

On 22 September 2014, Vakıfbank has obtained syndicated loan amounting to US Dollar 168.5 million and Euro 528.75 million with interest rates of US Libor + 0.90% and Euribor + 0.90% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.  On 14 September 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 168,5 million and Euro 679.5 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year with participation of 30 banks, ING Bank, London Branch acting as coordinator and agent bank. On 26 September 2016, the loan has been renewed with a new syndicated loan amounting to 224.5 million US Dollar and 554 million Euros with the interest rate of US Libor + 1.10% and Euribor + 1.00% at a maturity of 367 days with participation of 22 banks, ING Bank, London Branch and National Bank of Abu Dhabi PJSC acting as coordinator and ING Bank, London Branch acting as agent bank.

On 19 December 2014, the Bank has obtained securitization loan at the amount of US Dollar 928.6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 428.6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

The loan obtained from European Bank for Reconstruction and Development (EBRD) amounting to US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-C segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obtained from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme. As at 30 September 2016, total securitization loan amounts to US Dollar 816.5 million and 260 million.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on securities issued

Within the context of Global Medium Term Notes (GMTN), the Bank has issued Turkey’s first Eurobond apart from Republic of Turkey Undersecretariat of Treasury. The bond has been issued in GMTN programme on 17 June 2014 has a nominal value of 500 million Euros, maturity date on 17 June 2019 with fixed rate, 5 years maturity and annually coupon paid with 3.65% return and  coupon rate 3.50%.

The context of Global Medium Term Notes (GMTN), the Bank has  issued 220 private placements with 17 different banks from 2013 June on .This private placements have issued several currencies as of (US Dollar,Euro,Swiss Frank and Japanese Yen) and the maturities are 3 months, 6 months, 1 year and 2 years. Bank has issued 4,687 million US Dollar private placements as of the date of 30 September 2016. The total private placements are176 million US Dollar as of the same date on.

The bank has issued Turkey’s first Euro covered bond on 4 May 2016. The bond has been issued on 4 May 2016 has nominal value of 500 million Euros, maturity date on 4 May 2021 with fixed rate, 5 years maturity and annually interest paid with coupon rate 2.375% and 2.578% return.

	TL		FC
Current Period	Short Term	Medium-Long Term	Short Term	Medium-Long Term
Nominal	3,293,586	—	437,271	8,244,298
Cost	3,184,830	—	437,267	8,180,742
Net Book Value	3,223,089	—	439,383	8,348,908

	TL		FC
Prior Period	Short Term	Medium-Long Term	Short Term	Medium-Long Term
Nominal	3,197,582	—	946,566	6,418,184
Cost	3,068,550	—	946,565	6,371,968
Net Book Value	3,128,044	—	949,615	6,470,100

4.                  Components of “other external resources payable” in the financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments

Other external resources payable in the financials do not exceed 10% of total liabilities and equity.

5.                  Information on lease payables (net)

Obligations under financial leasing

None.

6.                  Information on derivative financial liabilities held for risk management purpose

Negative fair values of hedging purpose derivatives

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

7.                  Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,753,303	1,606,200
-Additional provision for loans with extended payment plans	29,523	26,422
Provisions for loans and receivables in Group II	276,596	231,853
-Additional provision for loans with extended payment plans	32,752	21,057
Provisions for non-cash loans	109,578	106,422
Other	3,321	13,128
Total	2,142,798	1,957,603

Provision for currency exchange loss on foreign currency indexed loans

	Current Period	Prior Period
Provision for currency exchange gain/loss on foreign currency indexed loans	4,850	17,160

The Bank has recorded provision amounting to TL 4,850 (31 December 2015: TL 17,160) for foreign exchange losses on principal amounts of foreign currency indexed loans and reflected the related foreign exchange loss amount in the financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified and not converted into cash

As of 30 September 2016, Bank has recorded TL 58,554 (31 December 2015: TL 40,930) as provisions for non-cash loans that are not indemnified or converted into cash.

Information on other provisions

Information on other provisions exceeding 10% of total provisions

	Current Period	Prior period
Provisions for credits	189,442	182,585
Specific provisions for non-cash loans	58,554	40,930
Provision for cheques	70,965	47,020
Provisions for lawsuits against the Bank	4,755	4,755
Provisions for credit card promotions	9,303	9,100
Other provisions	—	6,885
Total	333,019	291,275

Information on provision for probable risks

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

8.                  Taxation

Current taxes

Tax provision

As at and for the nine month ended 30 September 2016, the tax provision was amounted to
TL 606,038 (31 December 2015: TL 403,602). As at 30 September 2016, corporate tax liabilities of the Bank was amounted to TL 422,502 (31 December 2015: TL 171,734), after deducting prepaid taxes paid during temporary tax periods amounted to TL 183,536 (31 December 2015: TL 231,868).

Information on taxes payable

	Current Year	Prior Year
Corporate taxes payable	183,536	231,868
Taxation on securities	163,908	151,721
Capital gains tax on property	2,537	2,451
Taxes on foreign exchange transactions	—	—
Banking and Insurance Transaction Tax (BITT)	78,783	76,418
Value added tax payable	1,937	3,754
Other	22,029	22,168
Total	452,730	488,380

Information on premiums payable

	Current Year	Prior Year
Social security premiums- employee share	—	—
Social security premiums- employer share	—	—
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	—	—
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	723	685
Unemployment insurance- employer share	1,446	1,370
Other	—	—
Total	2,169	2,055

Information on deferred tax liabilities

Information on deferred tax liabilities is presented in disclosure 13 of information and disclosures related to assets.

9.                  Information on payables for assets held for resale and tangible assets related to discounted activities

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

10.           Information on subordinated loans

The Bank has issued bond having the secondary subordinated loan quality to be sold to non-resident natural and legal persons. The bond has been issued at the nominal value of US Dollar 500 million with the maturity of 10 years and 6.0% coupon rate. In addition to the bond issued on 1 November 2012, on
3 December 2012 the Bank has realized second trance at nominal value of US Dollar 400 million, has the same due date and maturity of 10 years and 5.5% coupon rate.

The Bank has issued secondary subordinated loan (Tier II bond) as at January 2015 which contains Basel-III criteria. In this context, the bond has been issued at the nominal value of US Dollar 500 million with the maturity date of 3 February 2025 and early call option date of 3 February 2020. The bond has fixed interest, 10 years and one day maturity, two times interest payment in a year with coupon rate of 6.875% and issue yield of 6.95%.

Stated bonds’ total balance sheet value is TL 4,302,271 as of 30 September 2016 (31 December 2015: TL 4,169,474).

11.           Information on equity

Paid-in capital

	Current Period	Prior Period
Common Stock	2,500,000	2,500,000
Preferred Stock	—	—

Paid-in capital of the Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6% Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members representing Group (A), one member representing Group (B), and two members representing Group (C); among the nominees shown by the majority of each group, and one member among the nominees offered by the shareholders at the General Assembly are selected. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	10,000,000

At the resolutions of Board of Directors dated 2 January 2015 and 61st Ordinary Meeting of the General Assembly dated 30 March 2015, Bank’s ceiling per registered share capital has been increased from TL 5,000,000 to TL 10,000,000.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO LIABILITIES (Continued)

Information on share capital increases and their sources; other information on any increase in capital shares during the current period

There is no share capital increase in the current and prior period.

Information on share capital increases from revaluation funds

None.

Capital commitments for current financial year and following period

None.

Prior period indicators of the Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

Valuation differences of the marketable securities

	Current Period		Prior Period
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	628,663	158,621	571,129	191,529
Fair value differences of available-for-sale securities	(12,235)	169,191	(264,492)	239,608
Foreign exchange differences	80,727	—	92,639	—
Total	697,155	327,812	399,276	431,137

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS

1.                  Disclosures related to other contingent liabilities

Type and amount of irrevocable commitments

	Current Period	Prior period
Commitments for credit card limits	8,237,590	7,399,361
Loan granting commitments	9,022,432	8,482,816
Commitments for cheque payments	1,971,457	1,805,569
Asset purchase sale commitments	1,514,222	3,843,373
Other	1,488,471	1,231,793
Total	22,234,172	22,762,912

Type and amount of possible losses from off-balance sheet items including those referred to below

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Bank provided specific provision amounting to TL 177,455 (31 December 2015: TL 97,721) for unliquidated non-cash loans recorded under off-balance sheet items, amounting to TL 58,554
(31 December 2015: TL 40,930).

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Period	Prior Period
Final letters of guarantee	10,477,696	9,289,202
Letters of guarantee for advances	4,280,822	3,438,136
Letters of guarantee given to custom offices	1,047,135	1,030,530
Provisional letters of guarantee	1,016,609	935,981
Other letters of guarantee	12,769,862	12,096,954
Total	29,592,124	26,790,803

2.                  Non-cash loans

	Current Period	Prior Period
Non-cash loans given for cash loan risks	2,230,430	2,899,661
With original maturity of 1 year or less	815,272	1,176,515
With original maturity of more than 1 year	1,415,158	1,723,146
Other non-cash loans	33,225,457	30,168,700
Total	35,455,887	33,068,361

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

3.                  Sectoral risk concentrations of non-cash loans

	Current Period				Prior Period
	TL	%	FC	%	TL	%	FC	%
Agricultural	79,123	0.32	241,112	2.26	87,249	0.40	132,021	1.20
Farming and Cattle	75,829	0.31	241,112	2.26	82,686	0.37	132,021	1.20
Forestry	2,299	0.01	—	—	3,528	0.02	—	—
Fishing	995	—	—	—	1,035	0.01	—	—
Manufacturing	10,563,396	42.58	5,707,844	53.61	9,811,692	44.43	5,696,876	51.86
Mining	1,024,969	4.13	105,153	0.99	1,252,878	5.67	106,628	0.97
Production	6,560,012	26.44	5,204,315	48.88	5,526,001	25.03	5,309,883	48.34
Electric, gas and water	2,978,415	12.01	398,376	3.74	3,032,813	13.73	280,365	2.55
Construction	4,057,054	16.35	1,977,709	18.57	3,374,531	15.28	2,224,897	20.25
Services	8,809,247	35.50	2,554,328	23.99	8,030,112	36.36	2,516,870	22.92
Wholesale and retail trade	3,782,993	15.25	1,470,876	13.81	3,444,760	15.60	1,584,498	14.42
Hotel, food and beverage Services	103,959	0.42	1,665	0.02	110,961	0.50	1,218	0.01
Transportation and telecommunication	1,233,853	4.97	932,049	8.75	1,172,317	5.31	736,976	6.71
Financial institutions	2,430,600	9.80	42,279	0.40	2,090,603	9.47	32,774	0.30
Real estate and renting Services	358,470	1.44	35,734	0.34	325,256	1.47	33,663	0.31
Self-employment services	617,751	2.49	65,672	0.62	610,338	2.76	110,414	1.01
Education services	17,621	0.07	1,304	0.01	23,752	0.11	4,018	0.04
Health and social services	264,000	1.06	4,749	0.04	252,125	1.14	13,309	0.12
Other	1,299,588	5.25	166,486	1.57	780,253	3.53	413,860	3.77
Total	24,808,408	100.00	10,647,479	100.00	22,083,837	100.00	10,984,524	100.00

4.                  Information on the first and second group of non-cash loans

	Group I		Group II
Current Period	TL	FC	TL	FC
Letters of Guarantee	24,304,123	4,790,081	308,583	54,107
Confirmed Bills of Exchange and Acceptances	49,966	821,882	—	—
Letters of Credit	12,639	4,907,982	—	12,411
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	16,658	—	—
Non-Cash Loans	24,366,728	10,536,603	308,583	66,518

	Group I		Group II
Prior Period	TL	FC	TL	FC
Letters of Guarantee	21,714,478	4,787,077	173,386	20,949
Confirmed Bills of Exchange and Acceptances	86,762	1,388,757	—	—
Letters of Credit	16,306	4,761,086	—	11,317
Endorsements	—	—	—	—
Purchase Guarantees for Securities Issued	—	—	—	—
Factoring Guarantees	—	—	—	—
Other Guarantees and Sureties	—	10,522	—	—
Non-Cash Loans	21,817,546	10,947,442	173,386	32,266

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO OFF-BALANCE SHEET ITEMS (Continued)

5.                  Contingent assets and liabilities

Bank allocates TL 4,755 as provision for lawsuits against the Bank (31 December 2015: TL 4,755).

6.                  Services rendered on behalf of third parties

The Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts. The Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME

1.                  Interest income

Information on interest income received from loans

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term Loans	3,239,283	122,934	2,443,172	100,410
Medium and Long-Term Loans	5,496,024	1,245,003	4,682,668	1,091,918
Non-performing Loans	220,017	—	90,260	—
Premiums Received from Resource Utilization Support Fund	—	—	—	—
Total	8,955,324	1,367,937	7,216,100	1,192,328

Information on interest income received from banks

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	39	—	—
Domestic Banks	558	879	1,116	460
Foreign Banks	—	16,196	47	5,457
Foreign Head Office and Branches	—	—	—	—
Total	558	17,114	1,163	5,917

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Information on interest income received from marketable securities portfolio

	Current Period		Prior Period
	TL	FC	TL	FC
Financial assets held for trading	—	—	—	—
Financial assets where fair value change is reflected to income statement	—	—	—	—
Financial assets available for sale	951,367	193,086	820,429	178,655
Investments held to maturity	540,275	950	438,762	364
Total	1,491,642	194,036	1,259,191	179,019

Information on interest income received from associates and subsidiaries

	Current Period	Prior Period
Interest Received from Associates and Subsidiaries	7,307	6,823

2.                  Interest expense

Interest expense on funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	39,099	179,519	22,923	153,399
Central Bank of Republic of Turkey	—	—	—	—
Domestic Banks	4,814	4,018	5,907	2,224
Foreign Banks	34,285	175,501	17,016	151,175
Foreign Head Offices and Branches	—	—	—	—
Other Institutions	—	30,744	—	19,164
Total	39,099	210,263	22,923	172,563

Interest expense paid to associates and subsidiaries

	Current Period	Prior Period
Interest Paid to Associates and Subsidiaries	57,691	49,468

Interest expense on securities issued

Interest paid to securities issued as at for the nine month ended 30 September 2016 is TL 478,745 (30 September 2015: TL 439,899).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

Maturity structure of the interest expense on deposits

		Time Deposits
Current Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	31,079	76,901	42,969	3,656	3,210	—	157,815
Saving deposits	—	31,193	2,051,979	130,782	22,097	8,813	—	2,244,864
Public sector deposits	19,303	268,650	512,985	49,226	132,399	15,910	—	998,473
Commercial deposits	2	304,207	764,817	103,811	9,812	231	—	1,182,880
Other deposits	3	65,158	245,171	63,186	2,867	1,370	—	377,755
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	19,308	700,287	3,651,853	389,974	170,831	29,534	—	4,961,787
FC
Foreign currency deposits	14,094	20,975	289,718	23,130	12,545	53,557	—	414,019
Interbank deposits	389	114	1,456	959	804	12,003	—	15,725
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	14,483	21,089	291,174	24,089	13,349	65,560	—	429,744

Grand Total	33,791	721,376	3,943,027	414,063	184,180	95,094	—	5,391,531

		Time Deposits
Prior Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	21,335	102,209	—	—	5,447	—	128,991
Saving deposits	—	29,791	1,446,827	85,360	20,156	7,862	—	1,589,996
Public sector deposits	7,650	166,892	461,305	40,501	199,229	11,767	—	887,344
Commercial deposits	27	317,413	779,186	38,971	12,769	313	—	1,148,679
Other deposits	—	47,206	212,213	21,140	6,116	1,197	—	287,872
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	7,677	582,637	3,001,740	185,972	238,270	26,586	—	4,042,882

FC
Foreign currency deposits	13,429	26,017	221,919	25,532	14,013	56,573	—	357,483
Interbank deposits	—	17	1,336	740	8,997	—	—	11,090
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	13,429	26,034	223,255	26,272	23,010	56,573	—	368,573

Grand Total	21,106	608,671	3,224,995	212,244	261,280	83,159	—	4,411,455

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

3.                  Information on trading income/losses

	Current Period	Prior Period
Income	2,737,712	3,505,642
Income from capital market operations	64,964	66,648
Income from derivative financial instruments	1,475,077	1,807,131
Foreign exchange gains	1,197,671	1,631,863
Losses	(2,519,187)	(3,410,074)
Loss from capital market operations	(16,785)	(8,318)
Loss from derivative financial instruments	(1,389,219)	(1,798,782)
Foreign exchange loss	(1,113,183)	(1,602,974)
Net trading profit/loss	218,525	95,568

Net income arising from changes in foreign exchange rates that relate to the Bank’s foreign exchange rate based derivative financial instruments is amounting to TL 114,455 as at and for the nine month ended 30 September 2016 (30 September 2015: TL 14,863 net income).

4.                  Information on other operating income

	Current Period	Prior Period
Income from reversal of specific provisions for loans	560,688	575,511
Communication income	31,144	37,637
Gain on sale of assets(*)	142,392	73,875
Rent income	733	1,007
Other income	67,275	65,477
Total	802,232	753,507

(*)                Bank’s share of TL 63,687 cash payment has been presented in the other operating revenue due to the Visa Europe Ltd’s transfer to the Visa Inc. which operates in the same business.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

5.                  Provision expenses for losses on loans and other receivables

	Current Period	Prior Period
Specific provisions on loans and other receivables	1,269,384	732,662
Loans and receivables in Group III	343,031	246,770
Loans and receivables in Group IV	414,451	351,319
Loans and receivables in Group V	511,902	134,573
Non-performing commissions and other receivables	—	—
General provision expenses	190,980	341,878
Provision for possible losses	—	—
Impairment losses on securities:	4,776	4,951
Trading securities	—	—
Investment securities available-for-sale	4,776	4,951
Impairment losses from associates, subsidiaries, joint ventures, and marketable securities held to maturity :	18,485	17,635
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	18,485	17,635
Other(*)	53,411	94,267
Total	1,537,036	1,191,393

(*)             Other provision expenses amounting to TL 53,411 (30 September 2015: TL 94,267) is comprised of provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 46,426 (30 September 2015: TL 25,138) and provision expenses related to retail loans amounting to TL 6,985 (30 September 2015: TL 69,129)

6.                  Information on other operating expenses

	Current Period	Prior Period
Personnel Costs	1,119,321	1,035,322
Reserve for Employee Termination Benefits	60,040	43,096
Deficit Provision for Pension Funds	—	—
Impairment Losses on Tangible Assets	—	6,474
Depreciation Expenses on Tangible Assets	97,238	93,963
Impairment Losses on Intangible Assets	—	—
Amortization Expenses on Intangible Assets	16,403	12,704
Impairment Losses on Assets to be Disposed	4,138	4,629
Depreciation Expenses on Assets to be Disposed	15,397	11,796
Impairment Losses on Assets Held for Sale	—	—
Other Operating Expenses	1,120,242	972,297
Operational lease expenses	167,467	153,820
Repair and maintenance expenses	32,567	26,660
Advertisement expenses	49,036	50,709
Other expenses	871,172	741,108
Loss on sale of assets	1,347	340
Other (*)	438,719	498,703
Total	2,872,845	2,679,324

(*)             Other operating expenses amounting to TL 438,719 (30 September 2015: TL 498,703) is comprised of provision expenses for dividends to the personnel amounting to TL 112,687 (30 September 2015: TL 103,279), tax, fees and funds expenses amounting to TL 97,600 (30 September 2015: TL 85,677), “Saving Deposits Insurance Fund” expenses amounting to TL 101,826 (30 September 2015: TL 85,463) and other operating expenses amounting to TL 126,606 (30 September 2015: TL 224,284).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE STATEMENT OF INCOME (Continued)

7.                  Information on income/loss from discontinued and continuing operations

The Bank has no discontinued operations. Information and detailed tables on profit before tax from continuing operations are presented in disclosures 1-6 in this section.

8.                  Information on tax provision from discontinued and continuing operations

The Bank has no discontinued operations. Information on provision for taxes on income from continuing operations is presented in disclosure 10 in this section.

9.                  Information on net profit/loss from discontinued and continuing operations

The Bank has no discontinued operations. Information on net profit/loss from continuing operations is presented in disclosures 1-12 in this section.

10.           Provision for taxes

Current period taxation benefit or charge and deferred tax benefit or charge

In the current period, the Bank has recorded a tax charge of TL 593,583 (30 September 2015: TL 179,258) from the net taxable profit calculated in accordance the laws and regulations in effect.

Deferred tax benefit of the Bank is detailed in the table below.

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Period	Prior Period
Arising from Origination / (Reversal) of Deductible Temporary Differences	16,042	(60,681)
Arising from (Origination)/ Reversal of Taxable Temporary Differences	75,220	(140,232)
Arising from Origination / (Reversal) of Tax Losses	—	—
Arising from Tax Rate Change	—	—
Total	91,262	(200,913)

11.           Information on net profit and loss

The nature and amount of certain income and expense items from ordinary operations is disclosed if the disclosure for nature, amount and repetition rate of such items is required for the complete understanding of the Bank’s performance for the period

The Bank has earned TL 12,111,223 interest income, TL 702,715 net fees and commissions income and incurred TL 7,093,240 interest expenses, from ordinary banking transactions (30 September 2015: TL 9,875,205  interest income, TL 5,935,618 interest expenses, TL 673,575 net fees and commissions income).

Any changes in estimations that might have a material effect on current and subsequent period results

None.

12.           Information related to the 20% of the sub-accounts belonging to components of other items in the statement of income exceeding 10% of the group total

Banks’ other commissions income mainly consists of credit card fee and commissions, transfer commissions and intelligence commissions.

Banks’ other commissions expense mainly consists of credit card fee and commissions and commissions given for foreign banks credits.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                             INFORMATION AND DISCLOSURES RELATED TO THE BANK’S RISK GROUP

1.                  Information on the volume of transactions with the Bank’s risk group, lending and deposits outstanding at period end and income and expenses in the current period

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the period	145,876	955,222	—	28,550	822	15,858
Balance at the end of the period	206,443	1,080,792	—	31,298	23,507	13,655
Interest and commission income	7,307	945	—	31	231	61

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the period	74,105	721,258	—	10,174	6,238	13,087
Balance at the end of the period	145,876	955,222	—	28,550	822	15,858
Interest and commission income	6,823	535	—	32	—	12

Information on deposits held by the Bank’s risk group

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Deposits
Balance at the beginning of the period	965,832	898,566	740,156	713,966	104,508	115,831
Balance at the end of the period	1,561,317	965,832	853,765	740,156	101,365	104,508
Interest on deposits	57,691	49,468	46,267	32,443	196	706

Information on forwards and option agreements and other similar agreements made with the Bank’s risk group

	Associates, Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Held for Trading Transactions
Purchase balance at the beginning of the period	—	—	—	—	—	—
Sale balance at the beginning of the period	—	—	—	—	—	—
Purchase balance at the end of the period	—	—	—	—	—	—
Sale balance at the end of the period	—	—	—	—	—	—
Total profit/(loss)	49	—	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                            INFORMATION AND DISCLOSURES RELATED TO THE BANK’S RISK GROUP (Continued)

2.                  Disclosures of transactions with the Bank’s risk group

Relations with entities in the risk group of/ or controlled by the Bank regardless of the nature of relationship among the parties

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

Pricing policy and other conditions of transactions with the risk group of the Bank are determined and applied on arm’s length basis. The ratio of cash and non-cash loans given to the Bank’s risk group to total cash and non-cash loans are 0.17% (31 December 2015: 0.12%) and 3.18% (31 December 2015: 3.02%), respectively.

Current Period	Amount	Compared to financial statement amount (%)
Cash loans	229,950	0.17
Non-cash loans	1,125,745	3.18
Deposits	2,516,447	2.10
Forward and option agreements	—	—

Prior Period	Amount	Compared to financial statement amount (%)
Cash loans	146,698	0.12
Non-cash loans	999,630	3.02
Deposits	1,810,496	1.65
Forward and option agreements	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SIX

OTHER DISCLOSURES

I.                                                 OTHER DISCLOSURES ON THE BANK’S ACTIVITY

As per the resolution of 62nd Annual General Assembly held on 29 March 2016, the net profit of year 2015 has been decided to be distributed as follows:

Profit Distribution Table of Year 2015
Bank’s unconsolidated profit in its statutory financial statements	1,930,109
Net profit of the year subject to distribution	1,930,109
Legal reserves	193,012
First Legal Reserves	96,506
Reserves allocated according to banking law and articles of association.	96,506
Net profit of the year subject to distribution	1,737,097
Gain on sale of immovable and shares of associates and subsidiaries	1,660
Extraordinary reserves	1,635,437
Dividends to shareholders	100,000

II.                                            INFORMATION ON THE BANK’S RATING GIVEN BY INTERNATIONAL CREDIT RATING INSTITUTIONS

October 2016 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Negative
Long Term Local Currency	BBB-
Short Term Local Currency	F3
Local Currency Outlook	Negative
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Support Rating Floor	BBB-
Viability Note	bbb-

October 2016 (*)	Moody’s Investors’ Service
Baseline Credit Assessment	ba2
Local Currency Deposit Rating	Ba1/NP
Local Currency Outlook	Stable
Foreign Currency Deposit Rating	Ba2/NP
Foreign Currency Outlook	Stable

November 2016(*)	Standard&Poors
Foreign Currency Counterparty Credit Rating	BB/B
Foreign Currency Outlook	Stable
Local Currency Counterparty Credit Rating	BB/B
Local Currency Outlook	Stable
Turkey National Scale	trAA- / trA-1

(*)             Dates represent last report dates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

OTHER DISCLOSURES (Continued)

III.                                       SIGNIFICANT EVENTS AND MATTERS SUBSEQUENT TO BALANCE SHEET DATE THAT ARE NOT RESULTED

On 4 October 2016, the Bank has obtained securitization loan at the amount of US Dollar 890 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 354.4 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 535.7 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

Bonds have been issued on 21 October 2016 amounting TL 95 million (Full TL) with 133 days maturity, on 26 October 2016 amounting 187,7 million (Full TL) with 128 days maturity.

Vakıfbank bonds of which value date are 21 October 2016 have been issued and offered to public through book-building totally 300 million (Full TL) on 17-18-19 October 2016, amounting TL 200 million (Full TL) with 126 days maturity and maturity date of which is 21 October 2017, amounting TL 100 million (Full TL) with 182 days maturity and maturity date of which is 21 April 2017.

As a result, Vakıfbank bond with the ISIN Code TRQVKFB21746 which has 9.1576% annual compound interest, 8.8961% simple interest and issue price was TL 97,021 with amounting TL 212,160,643 (Full TL) with 126 days maturity and maturity date of which is 21 October 2017.

Vakıfbank bond with the ISIN Code TRQVKFB41710 which has 9.3526% annual compound interest, 9.1431% simple interest and issue price was TL 95,640 with amounting TL 18,438,402 (Full TL) with 182 days maturity and maturity date of which is 21 April 2017.

Within the context of Global Medium Term Notes (GMTN), the Bank has issued Eurobond. The bond has been issued in GMTN programme on 27 October 2016 has a nominal value of US Dolar 500 million, maturity date on 27 October 2021 with fixed rate, 5 years maturity and semi-annually coupon paid and coupon rate 5.50%.

SECTION SEVEN

I.                                                 LIMITED REVIEW REPORT

1.                  Information on limited review report

The Bank’s unconsolidated interim financial statements and footnotes as at and for nine-month period ended 30 September 2016 have been reviewed by Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. (a member of PricewaterhouseCoopers). It was noted in their review report dated
9 November 2016 that nothing material has come to their attention that caused them to believe that the accompanying unconsolidated interim financial statements do not give a true and fair view of the Bank’s financial position and results of its operations.

II.                                            EXPLANATIONS AND FOOTNOTES PREPARED BY INDEPENDENT AUDITOR

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION EIGHT

INFORMATION ON INTERIM ACTIVITY REPORT

I.                                                 INTERIM PERIOD ACTIVITY REPORT INCLUDED CHAIRMAN OF THE BOARD OF DIRECTORS AND CEO’S ASSESMENTS FOR THE INTERIM ACTIVITIES

VakıfBank in brief:

Information stated in the interim annual report is all unconsolidated and in TL terms, if not stated otherwise.

Operation Date	13 April 1954

Head Office	İstanbul

Paid-in Capital	TL 2,500,000,000

Employees	15,508

Domestic Branches	923

Foreign Branches	3

Associates and Subsidiaries	23

Independent Audit Firm	Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş.

Address	Türkiye Vakıflar Bankası T.A.O. Genel Müdürlüğü Sultan Selim Mahallesi, Eski Büyükdere Caddesi No:59 Kağıthane/İstanbul

Phone	(0212) 398 15 15 - (0212) 398 10 00

Fax	(0212) 398 11 55

Web Site	http://www.vakifbank.com.tr

VakıfBank Organizational Structure:

GROUP	SHAREHOLDERS	CAPITAL (100 Unit - TL)	PERCENTAGE %
A	Registered foundations represented by the General Directorate of the Foundations	1,075,058,640	43.00
B	Registered foundations represented by the General Directorate of the Foundations	386,224,785	15.45
B	Other appendant foundations	2,823,304	0.11
B	Other registered foundations	1,448,543	0.06
C	Vakıfbank Mem.ve Hizm.Em. ve Sağ.Yard.San.Vakfı	402,552,666	16.10
C	Other real persons and legal entities	1,532,626	0.06
D	Free Float	630,359,436	25.22
TOTAL		2,500,000,000	100.00

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Members of the Board of Directors:

NAME - SURNAME	TITLE - RESPONSIBILITY	GROUP	DATE OF APPOINTMENT
Ramazan GÜNDÜZ	Chairman of the Board of Directors	Group C	29 March 2013
Mehmet Emin ÖZCAN	Deputy Chairman of the Board	Group D - Independent	29 March 2013
Halil AYDOĞAN	General Manager Executive Director of the Board	—	29 March 2013
İsmail ALPTEKİN	Member of the Board of Directors	Group A	6 April 2009
Dr. Adnan ERTEM	Member of the Board of Directors	Group A	28 October 2010
Sabahattin BİRDAL	Member of the Board of Directors	Group C - Independent	31 March 2014
Öztürk ORAN	Member of the Board of Directors	Group A - Independent	30 April 2014
Dilek YÜKSEL	Member of the Board of Directors	Group B	29 March 2016

Members of Audit Board:

NAME - SURNAME	TITLE - RESPONSIBILITY	DATE OF APPOINTMENT
Yunus ARINCI	Member of Audit Board	19 March 2010
Mehmet Emin BAYSA	Member of Audit Board	29 March 2016

Members of Audit Committee:

NAME - SURNAME	TITLE - RESPONSIBILITY	DATE OF APPOINTMENT
Mehmet Emin ÖZCAN	Member of Audit Committee	4 April 2014
Sabahattin BİRDAL	Member of Audit Committee	4 April 2014

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Management:

NAME - SURNAME	TITLE — RESPONSIBILITY	DATE OF APPOINTMENT
Halil AYDOĞAN	General Manager	29 March 2013
Metin Recep ZAFER

Executive Vice President

(Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant, Application Development Departments, System Management, IT Operations and Support, IT Claim Management, IT Business Development, IT Contract and Resource Management, Corporate Architecture Management, Project Management, Information Security, IT Process Management and Compliance)

13 June 2006
Hasan ECESOY	Executive Vice President (Treasury, International Banking and Investor Relations, Coordination of Foreign Branches)	18 June 2010
Serdar SATOĞLU	Executive Vice President (Private Banking, Subsidiaries)	2 July 2010
Osman DEMREN	Executive Vice President (Commercial and Corporate Loans, Retail and SME Loans, Appraisal and Financial Analysis)	6 April 2011
Muhammet Lütfü ÇELEBİ	Executive Vice President (Commercial and Corporate Banking, SME Banking, Cash Management Transactions, Corporate Branches)	23 October 2013
Mustafa SAYDAM	Executive Vice President (Human Resources, Support Services, Distribution Channels)	28 October 2013
Mehmet Emin KARAAĞAÇ	Executive Vice President (Loans and Follow-up, Legal Affairs)	8 November 2013
Yakup ŞİMŞEK	Executive Vice President (Retail Banking, Payment Systems, Payment System Operations, Bank Insurance)	7 September 2016

In the 62. Ordinary General Assembly meeting of the Bank held on March 29, 2016, duties of Mr. Şeref AKSAÇ (Board member) and Mr. Mehmet HALTAŞ (Audit Board member) terminated. In the same meeting, as per the resolution, Mrs. Dilek YÜKSEL was appointed as a member of the Board of Directors and Mr. Mehmet Emin BAYSA was appointed as a member of Audit Board.

As per the resolution of the Board of Directors meeting held on August 25th, 2016, Mr. Yakup ŞİMŞEK who was the Head of Cash Management Department of the Bank, was appointed as the Executive Vice President.

In the Bank’s Board of Directors meeting held on September 8th, 2016, duty of Executive Vice President Mr. Ali Engin EROĞLU terminated.

One of the Board members Mr. İsmail ALPTEKİN has 59 number of Group C shares which is not listed. Except for this, there is no other person stated in the table above who has shares that are not listed.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Significant Financial Indicators:

BALANCE SHEET (TL million)	SEPTEMBER 2016	DECEMBER 2015	DIFFERENCE (%)
TOTAL SECURITIES	25,326	24,452	3.58
LOANS	136,936	122,974	11.35
-Corporate and Commercial Loans	97,109	86,364	12.44
-Retail Loans	39,827	36,611	8.78
DEPOSITS	119,986	109,923	9.16
-Term Deposits	97,454	89,645	8.71
-Demand Deposits	22,532	20,278	11.12
FUNDS BORROWED	17,860	18,556	(3.75)
SUBORDINATED LOANS	4,302	4,169	3.18
SECURITIES ISSUED	12,011	10,548	13.88
EQUITY	18,783	16,768	12.02
TOTAL ASSETS	197,612	182,947	8.02
NON-CASH LOANS	35,456	33,068	7.22

INCOME STATEMENT (TL million)	SEPTEMBER 2016	SEPTEMBER 2015	DIFFERENCE (%)
INTEREST INCOME	12,111	9,875	22.64
INTEREST EXPENSE	7,093	5,936	19.50
NET INTEREST INCOME	5,018	3,940	27.37
NET FEE&COMMISSION INCOME	703	674	4.33
DIVIDEND INCOME	92	62	47.63
TRADING INCOME/LOSSES (Net)	219	96	128.66
OTHER OPERATING INCOME	802	754	6.47
TOTAL OPERATING PROFIT	6,833	5,524	23.69
PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	1,537	1,191	29.01
OTHER OPERATING EXPENSES (-)	2,873	2,679	7.22
PROFIT BEFORE TAX	2,423	1,654	46.54
TAX PROVISION (-)	502	380	32.13
NET PROFIT/LOSS	1,921	1,273	50.84

RATIOS (%)	SEPTEMBER 2016	DECEMBER 2015
LOANS/TOTAL ASSETS	69.30	67.22
LOANS/DEPOSITS	114.13	111.87
NPL RATIO	4.06	3.79
CAPITAL ADEQUACY RATIO	14.42	14.52
RETURN ON AVERAGE ASSETS (ROAA)	1.35	1.13
RETURN ON AVERAGE EQUITY (ROAE)	14.41	12.24
INTEREST INCOME/INTEREST EXPENSE	170.74	167.37
NON-INTEREST INCOME/NON-INTEREST EXPENSE	36.95	37.47

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Assessment of the Chairman of the Board of Directors:

Esteemed Stakeholders,

In 3Q 2016, the key determinants of the developments in the global markets were the US Federal Reserve (Fed) interest rate hike expectations and the Bank of England’s (BoE) decisions following Brexit. Within this period, Fed did not change the interest rates due to low 2Q growth rate figures announced in the USA. However, Fed members strive to keep the interest rate hike potential alive through their statements, considering the ongoing recovery in the employment sector despite the fact that the expected positive indications failed to be observed in the growth and inflation figures, as well as the concerns that the economy may suffer from the interest rates being kept low for a sustained period of time.

In the third quarter of the year, The European Central Bank (ECB) made no changes in either the interest rates or the volume of its bond purchase program. Thus, the ECB pinned the interest rates to the rock bottom by keeping the deposit interest rate at -0.4%, marginal lending interest rate at 0.25% and the refinancing interest rate, which is the policy interest rate at 0%, while keeping the monthly bond purchase volume at Euro 80 billion. Moreover, the ECB revised its inflation and growth rate expectations in its meeting in September. Following the meeting, ECB Chairman, Mario Draghi stated that the 2016 growth expectation was revised from 1.6% to 1.7%, while the expectations for years 2017 and 2018 were reduced from 1.7% to 1.6%. Nevertheless, Draghi announced that they did not modify their inflation expectations for 2016, keeping it at 0.2%.

The Bank of Japan (BoJ) did not change interest rates for the third quarter, however, revised its monetary policy framework. BoJ gave up its monetary base targets, and incorporated yield curve control into its quantitative and qualitative monetary expansion program (QQE). The yield curve became prominently horizontal after BoJ’s reduction of interest rates to sub-zero levels.

Following Brexit, Bank of England (BoE) announced a decrease in its August meeting, for the first time since 2009, reducing its policy interest rate to a record-low of 0.25% from its long-term steady level of 0.50%, and boosted the volume of its asset purchase program from 375 billion Pounds to 435 billion Pounds. BoE’s decision is considered significant, as an indication of low interest and loose monetary policies spreading to general practice. While it was subject to debate prior to Brexit whether or not BoE would hike interest rates, similar to the Fed case, following Brexit, BoE joined the team of central banks who symbolically reduced interest rates.

Our country went through dire times within the same period. On Friday evening of July 15th, 2016, a treacherous terrorist group within the Turkish Armed Forces attempted a military coup against the national will, the country, the republic, and our unity and solidarity. Our greatest pride in such days was the fact that such traitor coup attempt failed thanks to the citizens’ determination and belief in democracy. Disaster scenarios imposed following the traitor coup attempt also failed to realize, with our country proving itself once more in the areas of sustainable growth and financial stability. Large-scale investments resumed pace, with the country continuing its growth and development. Thus, VakıfBank continues its contribution to the financing of these investments worthy of pride.

In 3Q 2016, VakıfBank’s total assets reached TL 197.612 million, increasing by 8.02% compared to 2015 year end. Moreover, the Bank’s net profit increased by 50.84% in the first 9 months of 2016, compared to the same period of the previous year, advancing to TL 1.921 million. The Bank will continue to work for its country and the nation, sustaining its growth in the upcoming periods with the strength it gets from our beloved country and citizens.

Hereby, I would like to take this opportunity, on behalf of the Bank, to thank our clients, employees, shareholders and investors who have contributed to our success. I would like to conclude by regretfully condemning the treacherous coup attempt on July 15, 2016, and expressing my gratitude to our President, Chairman of the Parliament, Prime Minister, Government, Security Forces and the Turkish Nation.

Yours sincerely,

Ramazan GÜNDÜZ
Chairman of the Board of Directors

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Assessment of the General Manager:

Esteemed Stakeholders,

On Friday evening of July 15th, 2016, a vile terrorist group within the Turkish Armed Forces dared a military coup attempt against the national will, the country, the republic, and our unity and solidarity. Notably our President, as well as the Chairman of the Parliament, Prime Minister, Government and the precious Turkish Nation resisted together against this coup attempt from the very beginning. Following this treacherous coup attempt, we have eluded the hard times in unity and solidarity, keeping on as a country by gaining strength.

As VakıfBank, we have bolstered our total assets by 8.02% within the last nine months with the strength we received from our nation, increasing it to TL 197,612 million. In the same period, we have continued our contribution to the ever-growing Turkish economy. We have raised our cash and non-cash loans by 10.48%, to an aggregate of TL 172.392 million. Moreover, we have ranked the 6th in the list of Corporate Taxpayers for the 2015 Taxation Period.

In 3Q 2016, we have enhanced our retail loans to TL 39.827 million, while raising our commercial loans to TL 97.109 million. In the same period, we have continued our support to the projects which contribute to the development of the country.

Supporting SMEs is among our top priorities. In addition to core banking services, we continue our activities with the goal of becoming a business partner for SMEs, which strives to provide them a better future. Within this scope, SME loans increased by 8.11% compared to 2015 year end, reaching a total of TL 36,001 million. In addition, we continued our breakthrough in agricultural banking. We offer special loan packages under protocols we have entered into with many chambers of agriculture and producers’ and growers’ associations throughout Turkey, thereby continuing our support in each and every phase of agricultural production. Within this period, we signed protocols with the Nevşehir Chamber of Agriculture, Akçaabat Chamber of Agriculture, Karpuzlu Chamber of Agriculture, Çine Chamber of Agriculture, İnegöl Chamber of Agriculture and Aksaray Central District Milk Producers’ Association. In addition, as VakıfBank, we introduced the TMO Card to producers, in order to facilitate the collection of the price of the products they have sold to the Agricultural Products Office. We will continue to facilitate the lives of agriculture producers in the future, with advantageous agricultural banking products we plan to offer.

We extended our funding sources in this period. Total deposits grew by 9.16%, reaching TL 119.986 million. We also kept our efforts towards diversification of funding sources and extension of the average maturity of them. The European Bank for Reconstruction and Development (EBRD) allocated a new loan limit of Euro 150 million for the Bank. We will offer this new loan to the disposal of the real economy within the scope of various programs. Such new loan limit, allocated following the treacherous coup attempt on July 15th, is a very nice response to the credit rating agencies downgrading the sovereign rating. The said loan limit, being the largest lump sum we have been granted, is a reflection of the trust towards the Turkish economy, the Turkish banking sector and the Bank. As VakıfBank, we will keep on contributing to our country’s growth and supporting the real economy by providing long term and cost-effective international funds.

In the third quarter of 2016, we obtained an international funding of USD 1,725 million within one-week. Thus, we have escalated our total international borrowing volume since the beginning of year 2016 to USD 4.7 billion.

This year, a Turkish bank was awarded for the first time in the award ceremony following the “Covered Bond 2016 Congress”, organized for the fourteenth time by the ECBC (European Covered Bond Council) and The Euromoney. VakıfBank was awarded the first prize in the “Best Debut Deal” category, with Turkey’s first Euro-denominated covered bond issue which is realized in April.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Following the failed coup attempt on July 15, 2016, we were the first Turkish bank to send a memorandum to our network of around 1500 international investors and around 750 corresponding banks on Monday, July 18th, in order to eliminate information pollution. In the said memorandum, we underlined that the country had suffered an attempted military coup by a malevolent terrorist group within the Turkish Armed Forces; however, primarily our President, Chairman of the Parliament, Prime Minister, Parliament, Government, as well as our Security Forces, including the Turkish Armed Forces, took control of the situation and fully restored security throughout the country; our citizens supported national will and the constitutional regime, clearly protesting the attempted coup against the State of the Turkish Republic and its elected President, Parliament and Government; and all operational activities of VakıfBank and the Turkish banking sector were continuing healthily and securely, without being negatively affected by the treacherous coup attempt on July 15th, 2016.

In the first nine months of 2016, we improved our net income by 50.84% year-on-year, reaching a total of TL 1,921 million TL compared to the same period of 2015. We continue to keep a significant portion of our profit in the balance sheet without sacrificing growth, and thereby improving our solvency ratios.

We have achieved successful results in the third quarter, despite the uncertainty and increasing fragility in the global markets. In the future, we will march towards our goals at a faster pace, with the strength we get from our country. I would like to take this opportunity to thank our customers, employees, shareholders and Board of Directors for their support in our success.

Lastly, I would like to express my gratitude to our President, the Chairman of the Turkish Grand National Assembly, Prime Minister, Government, Security Forces and the Turkish nation for their efforts in the failure of the coup attempt. I wish the martyrs of this dire event to rest in peace, and the veterans to recover their health soon.

Yours sincerely,

Halil AYDOĞAN
General Manager and
Executive Director of the Board of Directors

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Assessment of Financial Status:

Continuing its growth with special emphasis on sustainable profitability, VakıfBank enjoyed an 8.02% growth in its total assets in the third quarter of 2016, reaching an aggregate of TL 197,612 million TL. Total loans, one of the major contributors to total asset growth, elevated to TL 136.936 million, corresponding to an improvement of 11.35%. The share of total loans in the total assets is 69.82%. In the same period, the Bank increased its commercial loans by 12.44%, while enhancing its retail loans by 8.78%, bolstered by a growth of 10.90% in residential mortgage loans and 6.21% in general purpose consumer loans.

In 3Q 2016, the Bank maintained its strong position in terms of asset quality, as well as profitability and funding structure. In the same period, average return on assets realized at 1.35%, while average return on equity was 14.41% and capital adequacy ratio was 14.42%.

In addition, domestic and foreign bank bonds in different types and maturities were issued by the Bank in order to diversify funding sources, to help cost control, to create additional funding, to contribute positively to the liquidity management; and to support loan growth.

Bank bonds amounting TL 300 million with 91 days maturity and maturity date of which is 21.10.2016, TL 200 million with 154 days maturity and maturity date of which is 23.12.2016, TL 100 million with 217 days maturity and maturity date of which is 24.02.2017 were offered to public by the Bank through book building on July 18-19-20, 2016. TL 215,966,630 nominal demand was received for the Bank bond with 91 days maturity, TL 112,820,356 for the Bank bond with 154 days maturity and TL 122,354,706 for the Bank bond with 217 days maturity. Bids of individual and corporate investors have been fully met in all three maturities, and total issuance amount was TL 451,141,692 nominal. As a result of the book-running for 91 days VakıfBank bond public offer, 29% of the bonds were allocated to domestic corporate investors and 71% to domestic individual investors; and as a result of the book-running for 154 days VakıfBank bond public offer, 53% of bonds were allocated to domestic corporate investors, and 47% to domestic individual investors; and as a result of the book-running for 217 days VakıfBank bond public offer, 74% of bonds were allocated to domestic corporate investors, and 26% to domestic individual investors.

Bank bonds amounting TL 79 million with 210 days maturity and maturity date of which is 24.03.2017, TL 247 million with 91 days maturity and maturity date of which is 25.11.2016, TL 110 million with 147 days maturity and maturity date of which is 20.01.2017 were offered to public by the Bank through book building on August 22-23-24, 2016. TL 247,455,411 nominal demand was received for the Bank bond with 91 days maturity, TL 109,897,572 for the Bank bond with 147 days maturity and TL 78,748,480 for the Bank bond with 210 days maturity. Bids of individual and corporate investors have been fully met in all three maturities, and total issuance amount was TL 436,101,463 nominal. As a result of the book-running for 91 days VakıfBank bond public offer, 31% of the bonds were allocated to domestic corporate investors and 69% to domestic individual investors; and as a result of the book-running for 147 days VakıfBank bond public offer, 17% of bonds were allocated to domestic corporate investors, and 83% to domestic individual investors; and as a result of the book-running for 210 days VakıfBank bond public offer, 48% of bonds were allocated to domestic corporate investors, and 52% to domestic individual investors.

Bank bonds amounting TL 200 million with 175 days maturity and maturity date of which is 24.03.2017 and TL 400 million with 112 days maturity and maturity date of which is 25.11.2016 were offered to public by the Bank through book building on September 26-27-28, 2016. TL 250,211,522 nominal demand was received for the Bank bond with 112 days maturity and TL 77,430,951 for the Bank bond with 175 days maturity. Bids of individual and corporate investors have been fully met for both maturities, and total issuance amount was TL 327,642,473 nominal. As a result of the book-running for 112 days VakıfBank bond public offer, 35% of the bonds were allocated to domestic corporate investors and 65% to domestic individual investors; and as a result of the book-running for 175 days VakıfBank bond public offer, 38% of bonds were allocated to domestic corporate investors, and 62% to domestic individual investors.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

On September 26th, 2016, under the coordination of ING Bank NV London Branch and National Bank of Abu Dhabi, VakıfBank signed a 367-days term syndication loan agreement amounting to USD 224.5 million and EUR 544 million in order to be utilized for trade finance purposes.

In the same period, the European Bank for Reconstruction and Development (EBRD) allocated a new credit line of Euro 150 million for our Bank. The said new credit line will be offered to the real economy under three separate programs denominated in different currencies.

The Bank increased its total deposits by 9.16% in the third quarter of 2016, to an overall amount of TL 119.986 million. In the same period, net profit of the Bank was realized as TL 1.921 million, with an increase of 50.84% compared to the same period of last year. Within the same time frame, interest income and interest expenses hiked by 22.64% and 19.50%, respectively, on a year-on-year basis.

In the upcoming periods, the Bank will stick to its growth-oriented strategies, particularly through the implementation of operational improvements aiming to strengthen its equity and reduce the non-interest expenses and practices seeking to increase non-interest revenues, while continuing its activities to further market share gaining.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Affiliates and Subsidiaries (Thousand TL):

VakıfBank did not acquire or dispose of any affiliate or subsidiary in the current period. Information on our affiliates and subsidiaries is given in our Annual Report 2015.

In addition to contemporary banking services, our Bank continues to contribute to the national economy with its subsidiaries operating in various sectors. As of September 2016, number of affiliates and subsidiaries is 23. 13 of the affiliates and subsidiaries operate in finance sector, being 4 in banking sector, 2 in insurance, 7 in other sectors, while 10 of them operate outside finance sector.

In the current period, Kıbrıs Vakıflar Bankası Ltd., one of the Bank’s subsidiaries, held its Extraordinary General Assembly Meeting on 12.05.2016, resolving to increase its capital of TL 40,000 to TL 70,000. TL 4,500 shares corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

In the current period, Türkiye Sınai Kalkınma Bankası A.Ş., one of the Bank’s subsidiaries, held its Ordinary General Assembly Meeting on 24 March 2016, resolving to increase its capital from TL 1,750,000 to TL 2,050,000. TL 25,132 shares corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

In the current period, Vakıf Portföy Yönetimi A.Ş.’s capital of TL 3,000 was increased by TL 9,000 through a bonus issue, reaching TL 12,000. Following the bonus issue, the Bank’s existing nominal share of TL 3,000 was raised to TL 12.000, representing an increase of TL 9,000, with its shareholding percentage remaining the same (100.00%). Capital amounting to TL 9.000, corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

In the current period, Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. held Ordinary General Assembly Meeting on 15.04.2016, resolving to increase its capital of TL 205,400 by TL 7,600 through bonus issue, to TL 213,000. After the capital increase, Bank’s existing TL 79,495 nominal share has increased by TL 2,941 to TL 82,436, and its share has remained the same (38.70%). TL 2,941 shares corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

In the current period, Vakıf Finansal Kiralama A.Ş. held Ordinary General Assembly Meeting on 12.04.2016, resolving to increase its capital from TL 65,000 by TL 22,000 through bonus issue, to TL 87,000. After the capital increase, Bank’s existing TL 38,163 nominal share has increased by TL 12,917 to TL 51,080, and its stake has remained the same (58.71%). TL 12,917 shares corresponding to the Bank is booked under Bonus Shares Received in the table of movement of investments in associates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Amendment of Articles of Incorporation:

OLD TEXT	NEW TEXT

Address of Head Office

Article: 5- Amended type with the decision of Ordinary General Assembly dated 29.03.2013 Head office of the Bank is in İstanbul. Its address is Sanayi Mahallesi, Eski Büyükdere Caddesi, Güler Sokak, No:51, Kâğıthane/İstanbul. The Bank can open new branch offices in Turkey or abroad in the places where a necessity is found in accordance with Banking Law No. 5411. These branch offices in which every kind of banking transactions made are like public banks’ branch offices, the savings of public institutions can also be deposited.

Address of Head Office

Article: 5- Head office of the Bank is in İstanbul. Its address is Sultan Selim Mahallesi Eski Büyükdere Caddesi No:59, 34415 Kâğıthane/İstanbul. The Bank can open new branch offices in Turkey or abroad in the places where a necessity is found in accordance with Banking Law No. 5411. These branch offices in which every kind of banking transactions made are like public banks’ branch offices, the savings of public institutions can also be deposited.

Ratings:

Information on the Bank’s rating given by international credit rating agencies is as follows:

October 2016 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Negative
Long Term Local Currency	BBB-
Short Term Local Currency	F3
Local Currency Outlook	Negative
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Support Rating Floor	BBB-
Viability Rating	bbb-

October 2016 (*)	Moody’s Investors’ Service
Baseline Credit Assessment	ba2
Local Currency Deposit Rating	Ba1/NP
Local Currency Outlook	Stable
Foreign Currency Deposit Rating	Ba2/NP
Foreign Currency Outlook	Stable

November 2016 (*)	Standard&Poors
Foreign Currency Counterparty Credit Rating	BB/B
Foreign Currency Outlook	Stable
Local Currency Counterparty Credit Rating	BB/B
Local Currency Outlook	Stable
Turkey National Scale	trAA- / trA-1

(*) Dates represent last report dates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

UNCONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI

UNCONSOLIDATED FINANCIAL REPORT

FOR THE NINE-MONTH ENDED 30 SEPTEMBER 2016

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

Other Issues:

In this period, four representative offices have been opened. These branches are Ankara Regional Courts of Justice Representative Office, Prime Ministry/Ankara Representative Office, Emlak Konut Real Estate/İstanbul Representative Office and İstanbul Municipality Kasımpaşa Representative Office.

Serving through domestic and foreign branches in the sector, the Bank continues its operations with 3 foreign, 923 domestic branches and 926 branches in total as of September 2016.

As per the resolution of 62nd General Assembly held on March 29th, 2016, the net profit of 2015 has been decided to be distributed as follows:

2015 Profit Distribution Table

Thousand TL
Bank’s unconsolidated profit in its statutory financial statements	1,930,109
Net profit subject to distribution	1,930,109
Legal Reserves	193,012
First legal reserves	96,506
Reserves allocated according to the Bank’s law and Articles of Incorporation	96,506
Shares to be distributed to shareholders	1,737,097
Gain on sale of real estate and shares of associates and subsidiaries	1,660
Extraordinary reserves	1,635,437
Dividend to shareholders	100,000

Investor Relations Attendants:

NAME - SURNAME	TITLE	PHONE	E-MAIL
Mustafa TURAN	Head	0 212 316 73 90	mustafa.turan@vakifbank.com.tr
Ali TAHAN	Manager	0 212 316 73 36	ali.tahan@vakifbank.com.tr
Zeynep Nihan DİNCEL	Assistant Manager	0 212 316 73 83	zeynepnihan.dincel@vakifbank.com.tr
Yasemin KEÇELİOĞLU	Associate	0 212 316 73 85	yasemin.kecelioglu@vakifbank.com.tr
Ece Seda YASAN	Associate	0 212 316 74 01	eceseda.yasan@vakifbank.com.tr
Yusuf YILMAZ	Assistant Associate	0 212 316 73 88	yusuf.yilmaz2@vakifbank.com.tr
Berna SELEM ARSLANTAŞ	Assistant Officer	0 212 316 75 94	bernaselem.arslantas@vakifbank.com.tr

VakıfBank’s Year End 2015 and September 2016 Interim Consolidated and Unconsolidated Independent Auditor’s Reports and Interim Annual Reports can be accessed through the link http://www.vakifbank.com.tr on Investor Relations/Financials page.